      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 6, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                     HOUSEHOLD AUTO RECEIVABLES CORPORATION
             (Exact name of registrant as specified in its charter)

                    NEVADA                                       36-4220459
         (State or other jurisdiction                          (IRS Employer
      of incorporation or organization)                    Identification Number)

                                 -------------

                             1111 TOWN CENTER DRIVE
                            LAS VEGAS, NEVADA 89134
             (Address of principal executive offices of Registrant)
                                 -------------

                              JOHN W. BLENKE, ESQ.
             VICE PRESIDENT--CORPORATE LAW AND ASSISTANT SECRETARY
                         HOUSEHOLD INTERNATIONAL, INC.
                               2700 SANDERS ROAD
                PROSPECT HEIGHTS, ILLINOIS 60070 (847) 564-6150

  (Name, Address, telephone number, including area code, of agent for service)

                                 WITH COPY TO:

                         CHRISTOPHER J. DI ANGELO, ESQ.
                              DEWEY BALLANTINE LLP
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 259-8000
                                 -------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM         AMOUNT OF
                                                 AMOUNT BEING      OFFERING PRICE PER   AGGREGATE OFFERING      REGISTRATION
    TITLE OF SECURITIES BEING REGISTERED         REGISTERED(1)           UNIT(2)             PRICE(2)             FEE(1)(2)
Auto Receivables Asset Backed Securities....    $3,600,000,000            100%            $3,600,000,000          $900,000

(1) In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Registrant's Registration Statement on Form S-3, File No. 333-84129 (the "Prior Registration Statement"). The amount of securities eligible to be sold under the Prior Registration Statement ($395,337,000 as of April 5, 2001) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the Prior Registration Statement.

(2) Pursuant to Rule 457(a) the filing fee has been calculated based upon a bona fide estimate of the maximum offering price for the securities.
                                 -------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(A) may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED            , 2001

HOUSEHOLD AUTOMOTIVE TRUST
$            AUTO RECEIVABLE ASSET-BACKED NOTES, SERIES

HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
HOUSEHOLD FINANCE CORPORATION, SERVICER
              ---------------------------------------------------

THE TRUST WILL ISSUE--

  - classes of notes which are to be offered by this prospectus supplement; and

  - Certain interests in the trust which are to be held by the seller are not offered by this prospectus supplement but serve as credit support to the notes offered by this prospectus supplement.

THE NOTES--

  - Are backed by a pledge of assets of the trust, primarily a pool of "non-prime" automobile loans. "Non-prime" automobile loans are loans secured by new and used automobiles, light duty trucks or vans that are made to borrowers with limited or no credit histories, modest incomes or who have experienced prior credit difficulties.

  - Receive distributions on the [17th] day of each month beginning on
               , 200 ;

  - Represent debt obligations of Household Automotive Trust             ; and

  - Currently have no secondary trading market.

CREDIT ENHANCEMENT FOR THE NOTES WILL CONSIST OF--

  - A reserve account that can be used to pay shortfalls in payments on the notes;

  - Overcollateralization resulting from the excess of the principal value of the auto loans over the aggregate principal amount of the notes; and

  - [A financial guarantee insurance policy issued by [Name of Insurer] unconditionally or irrevocably guaranteeing timely payment of interest and principal.]

--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY REVIEW AND CONSIDER THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THE ACCOMPANYING PROSPECTUS AND ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES. These notes are auto receivable asset-backed notes and are secured only by the assets of the trust. The notes are not obligations of Household Auto Receivables Corporation, Household Finance Corporation, or any other person or entity. Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of securities unless accompanied by the prospectus.

--------------------------------------------------------------------------------
      -------------------------------------------------------------------

                                                                  INITIAL                      NET
                                                                  PUBLIC                       PROCEEDS
                       PRINCIPAL  INTEREST   FINAL SCHEDULED      OFFERING        UNDERWRITING TO
                       AMOUNT     RATE       PAYMENT DATE         PRICE(1)        DISCOUNT     SELLER(2)
Class A-1 Notes......
Class A-2 Notes......
Class A-3 Notes......
Class A-4 Notes......

(1) Initial public offering price is before adding accrued interest, if any,
    from               , 200  .

(2) Net proceeds to Seller are before deducting expenses, estimated to be
    $            .
      -------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
      -------------------------------------------------------------------

                                 [UNDERWRITERS]

          The date of this Prospectus Supplement is            , 200 .

 IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                        AND THE ACCOMPANYING PROSPECTUS

    - We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

    - This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

    - If the prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

    - We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    - You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

    Household Automotive Finance Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes being offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

    A NUMBER OF ITEMS WILL BE INCORPORATED BY REFERENCE INTO THE REGISTRATION STATEMENT. SEE "INCORPORATION BY REFERENCE" IN THE PROSPECTUS FOR A DESCRIPTION OF INCORPORATION BY REFERENCE.

    You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street,
Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

    [The consolidated financial statements of [Name of Insurer] and its subsidiaries included in, or as exhibits to, the following documents, filed by [Name of Insurer Parent Entity, if applicable] with the SEC are hereby incorporated by reference:

    (a) Annual Report on Form 10-K for the year ended [Date], and

    (b) Quarterly Report on Form 10-Q for the period ended [Date].

    All financial statements of [Name of Insurer], included in, or as exhibits to, documents filed by [Name of Insurer Parent Entity, if applicable] pursuant to Section 13(a), 13(c), 14, or 15(d) of the

Securities and Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement and to be a part hereof.]

    You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: Household Auto Receivables Corporation, 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is (702) 243-1241.

    Household Auto Receivables Corporation, on behalf of the issuer, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 [and each filing of the financial statements of [Name of Insurer] included in or as an exhibit to the annual report of [Insurer Parent] filed pursuant to
Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement relating to the notes offered by this prospectus supplement, and the offering of such notes at that time will be considered an initial bona fide offering.

    You can find definitions of technical cash flow terms used in this
prospectus supplement in the Glossary beginning on page S-      in the
prospectus supplement.

    We include cross-references in this prospectus supplement to captions in these materials where you can find further discussions. The following table of contents provides the pages on which these captions are located.

    In this prospectus, the terms "we", "us" and "our" refer to Household Auto Receivables Corporation.

    UNTIL             , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, MAY
BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT REGARDLESS OF WHETHER THEY ARE PARTICIPATING IN THE OFFER. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

CAPTION                                   PAGE
-------                                 --------
Where You Can Find More Information...     S-2

Summary...............................     S-6

Risk Factors..........................    S-11

Use of Proceeds.......................    S-14

The Trust.............................    S-14

    General...........................    S-14

    The Owner Trustee.................    S-14

    The Indenture Trustee.............    S-14

The Trust Assets......................    S-14

    General...........................    S-14

    Eligibility Criteria of the Auto
      Loans...........................    S-15

    Composition of the Auto Loans.....    S-17

    The Reserve Account...............    S-22

    The Preferred Stock...............    S-23

Yield and Prepayment Considerations...    S-23

    Delinquency and Loss Information
      of the Subservicer..............    S-25

[The Insurer].........................    S-27

Description of the Notes..............    S-28

    General...........................    S-28

    Payments of Interest..............    S-29

    Payments of Principal.............    S-29

    Overcollateralization.............    S-30

    Payment Priorities................    S-30

CAPTION                                   PAGE
-------                                 --------

    Final Scheduled Payment Dates;
      Optional Redemption.............    S-31

    Reports to Noteholders............    S-32

    Events of Default; Servicer
      Termination.....................    S-32

[The Insurance Policy]................    S-32

Material Federal Income Tax
  Consequences........................    S-34

    Tax Characterization of the
      Trust...........................    S-34

    Tax Consequences to Holders of the
      Notes...........................    S-34

State and Local Tax Considerations....    S-37

[Legal Investment]....................    S-37

ERISA Considerations..................    S-37

Underwriting..........................    S-38

[Experts].............................    S-38

Legal Matters.........................    S-39

Glossary..............................    S-40

Report of Independent Public
  Accountants.........................     F-1

Household Automotive Trust
  Balance Sheet.......................     F-2

Household Automotive Trust       Notes
  to Financial Statement..............     F-3

                               TABLE OF CONTENTS
                                   PROSPECTUS

CAPTION                                                         PAGE
-------                                                       --------
Summary Of Terms............................................      5

Risk Factors................................................      8

Trust Assets................................................     14

The Trustee.................................................     14

The Servicer................................................     14

The Subservicer.............................................     15

The Seller..................................................     15

The Automobile Financing Business Of The Subservicer........     16

Use of Proceeds.............................................     20

Description Of The Securities...............................     21

Description Of The Trust Documents..........................     32

Material Legal Aspects Of The Auto Loans....................     42

Material Federal Income Tax Consequences....................     46

State And Local Tax Consequences............................     58

ERISA Considerations........................................     59

Methods Of Distribution.....................................     63

Legal Matters...............................................     64

Incorporation By Reference..................................     64

Clearance, Settlement And Tax Documentation Procedures......    A-1

                                    SUMMARY

- This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the notes, carefully read both this entire prospectus supplement and the accompanying prospectus.

- This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, carefully read this entire document.

- THERE ARE MATERIAL RISKS ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD READ AND CONSIDER THE SECTION ENTITLED "RISK FACTORS" ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT AND PAGE 8 OF THE ACCOMPANYING PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

THE TRUST

Household Automotive Trust             , a Delaware business trust. The address
of the trust is in care of [Name of Owner Trustee] at [address].

THE SELLER

Household Auto Receivables Corporation, or             , or THE SELLER. The
seller has purchased the auto loans from Household Automotive Finance Corporation or its affiliate and will sell them to the trust. The seller will also own interests in the trust. The address and telephone number of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241.

THE SERVICER

Household Finance Corporation, or THE SERVICER. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070, (847) 564-5000.

THE SUBSERVICER

Household Automotive Finance Corporation, or THE SUBSERVICER. The auto loans were originated by either an affiliate of the subservicer or automobile dealers that have no affiliation with the subservicer. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address and telephone number of the subservicer are 11452 El Camino Real, San Diego, California 92130, 1-(800)-794-4103.

[THE INSURER]

[Name of Insurer], or THE INSURER, a [            financial guaranty insurance
company.]

THE OWNER TRUSTEE

[Name of the Owner Trustee], or THE OWNER TRUSTEE. The address of the owner trustee is [address].

THE INDENTURE TRUSTEE

[Name of Indenture Trustee], or THE INDENTURE TRUSTEE. The address of the indenture trustee is [address].

[INITIAL] CUT-OFF DATE

The opening of business on         ,       . The trust will receive amounts
collected on the auto loans commencing on this date.

STATISTICAL CUT-OFF DATE

The opening of business on         ,       . This is the date we used in
preparing the statistical information used in this prospectus supplement.

CLOSING DATE

On or about         ,       .

THE TRUST ASSETS

The issuer will pledge property to secure payments on the notes. The pledged assets will include:

    - a pool consisting primarily of "non-prime" automobile loans for new and used automobiles, light duty trust and vans;

    - monies received on the automobile loans on or after the cut-off date for the auto loan

    - the security interests in the underlying vehicles;

    - the loan files;

    - all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

    - all rights to proceeds from liquidating the automobile loans;

    - the seller's right against dealers under agreements between the company and the dealers;

    - the bank accounts opened in connection with this offering;

    - all proceeds from the items described above; and

    - rights under the transaction documents.

STATISTICAL INFORMATION

The statistical information in this prospectus supplement is based on the auto
loans eligible for the pool as of               , 200      . The statistical
distribution of the characteristics of the auto loan pool as of the [initial]
cut-off date, which is         ,       , varied somewhat from the statistical
distribution of those characteristics as of         ,       , although that
variance was not material.

AUTO LOANS

    - On the closing date, the seller will assign to the trust a pool of auto loans.

[On or before         , 200      , the seller will assign additional auto loans
to the trust. The trust will purchase these auto loans from monies in the pre-funding account.]

On the closing date [and on subsequent transfer dates], the trust will pledge the auto loans to the indenture trustee as collateral for the notes. As of
        , 200      , the aggregate PRINCIPAL BALANCE of the pool of auto loans
pledged as collateral was $            .

    - As of         , 200      the auto loans in the pool had:

        - An aggregate principal balance of $         ;

        - A weighted average interest rate of approximately    %;

        - A weighted average remaining term, that is the period starting after the auto loan's cut-off date and including the auto loan's scheduled
          maturity, of approximately       months; and

        - A weighted average original term of approximately       months.

    - The auto loans will consist of "non-prime" retail installment sales contracts secured by new and used automobiles, light duty trucks or vans which were either purchased by the subservicer from automobile dealers or originated by an affiliate of the subservicer. For loans purchased from dealers, the original extension of credit is made by the dealer and the loan is subsequently assigned to the subservicer. The financing programs targeted to borrowers with limited or no credit history, modest income or who have experienced prior credit difficulties.

    - No auto loans will be more than [30] days delinquent as of [        ,
      200      ] [its cut-off date].

    - Each auto loan requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

    - We will pay the notes primarily from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

DESCRIPTION OF THE SECURITIES

The issuer will have       classes of its asset backed notes. The notes are
designated as the "Class A-1 Notes", the "Class A-2 Notes", the "Class A-3 Notes" and the "Class A-4 Notes".

Each class of notes will have the principal amount, interest rate and final scheduled payment date listed on the cover page of this prospectus supplement.

PAYMENT DATE

The [17th] day of each month if the [seventeenth] is a business day. If the [seventeenth] is not a business day, the payment date will be the following day
that is a business day. The first payment date will be         , 200      .

RECORD DATE

The last business day preceding a payment date unless the notes are no longer book-entry notes. If the notes are definitive notes, the record date is the last business day of the month preceding a payment date.

DENOMINATIONS

The trust will issue the notes in minimum denominations of $[100,000] and integral multiples of $[1,000]. One note of each class may be issued in another denomination.

PRIORITY OF DISTRIBUTIONS

Each month, the trust will distribute to holders of the notes on the record date, the amounts received on the auto loans and any other collections available as property of the trust as follows:

INTEREST DISTRIBUTIONS

On each payment date, interest that accrued during the interest accrual period is payable at the applicable note interest rate. The note rate for each class is listed on the cover page of this prospectus. [Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the interest accrual period. Interest on the Class A-2, Class A-3 and Class A-4 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

Amounts paid to holders of the notes will be shared by the Class A-1, Class A-2, Class A-3 and Class A-4 noteholders in proportion to the interest due on each class

PRINCIPAL DISTRIBUTIONS

On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the notes to the extent of funds available.

Principal payments will be an amount generally equal to a percentage of the decrease in the principal balance of the auto loans between the first and last day of a calendar month. These principal payments will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of each class is paid in full.

OVERCOLLATERALIZATION

The overcollateralization amount is the amount by which the POOL BALANCE exceeds the outstanding principal balance of the notes. The overcollateralization amount will be available to absorb any losses that noteholders would otherwise incur. As of the closing date, the overcollateralization will be equal to $
or       % of the POOL BALANCE as of the cut-off date.

RESERVE ACCOUNT

The owner trustee will hold a reserve account for the benefit of the
noteholders. An initial deposit of $            will be placed in the reserve
account on the closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the notes and payment of certain fees and expenses have been made.

The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of:

    (i) the greater of

        (a) % of the PRINCIPAL BALANCE of the auto loans at the end of last day of the calendar month preceding the current payment date,

        (b) $            , which is       % of the PRINCIPAL BALANCE of the
            loans on [their respective] cut-off date(s).

    and

    (ii) the outstanding principal amount of the notes.

We will use funds in the reserve account to pay shortfalls in amounts due to the noteholders and if Household Finance Corporation is no longer the servicer, to pay any fees due to the servicer.

[PRE-FUNDING FEATURE]

    - [The trustee will hold $            of the proceeds of the notes in a
      pre-funding account which the trust will use to purchase additional auto loans.

    - The trust will purchase these additional auto loans from time to time on
      or before               , 200      .

These additional automobile loans will also have been originated or acquired by the subservicer or its affiliates, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.]

OPTIONAL REDEMPTION

On any payment date when the outstanding principal balance of the notes is less
than or equal to $            , which is [10%] of the original principal balance
of the notes as of         , 200      , the subservicer or the seller may
purchase the auto loans from the trust. This will redeem the notes. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the notes plus any accrued and unpaid interest. MANDATORY REDEMPTION

If any funds deposited in the pre-funding account remain on [date on which the funding period ends], the company will redeem notes equaling the amounts in the pre-funding account.

FINAL SCHEDULED PAYMENT DATES

If the notes have not already been paid in full, we will pay the outstanding principal amount of the notes in full on the following payment dates:

 [Class A-1 Notes.....                 , 200
 Class A-2 Notes......                 , 200
 Class A-3 Notes......                 , 200
 Class A-4 Notes......                 , 200]

Final payment on the notes will probably be earlier than the final scheduled payment dates stated above for each class of notes.

NO LISTING

The notes will not be listed on any securities exchange.

FEDERAL INCOME TAX CONSEQUENCES

For Federal income tax purposes:

    - Dewey Ballantine LLP, tax counsel to the trust and counsel to the underwriters, is of the opinion that (i) the notes will be treated as indebtedness, and (ii) the trust will not be treated as an association or publicly traded partnership taxable as a corporation and therefore is not subject to federal income tax. By your acceptance of a note, you agree to treat the notes as indebtedness.

    - Interest on the notes will be taxable as ordinary income:

        - when received by a holder using the cash method of accounting, and

        - when accrued by a holder using the accrual method of accounting.

    - Dewey Ballantine LLP has prepared the discussion under "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in both the prospectus supplement and the prospectus and is of the opinion that the discussion accurately states all material federal income tax consequences of the purchase, ownership and disposition of the notes to their original purchaser.

ERISA CONSIDERATIONS

Subject to the important considerations described under "ERISA CONSIDERATIONS" in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. You should consult with your counsel regarding the applicability of the provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a note.

[LEGAL INVESTMENT

The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.]

RATINGS OF THE NOTES

The trust will not issue the notes unless they have been assigned the ratings stated below.

                            RATING
                          STANDARD &
CLASS                       POOR'S       MOODY'S
-----                   --------------   --------
A-1                         A-1+            P-1
A-2                          AAA            Aaa
A-3                          AAA            Aaa
A-4                          AAA            Aaa

The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

We refer you to "Ratings" in the prospectus for more information regarding the ratings assigned to the notes.

                                  RISK FACTORS

    THIS SECTION AND THE SECTION UNDER THE CAPTION "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS DESCRIBE THE PRINCIPAL RISK FACTORS ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD CONSIDER THESE FACTORS IN CONNECTION WITH THE PURCHASE OF THE NOTES:


[HOUSEHOLD AUTOMOTIVE FINANCE CORPORATION   The ability of Household Automotive Finance
MAY BE UNABLE TO PURCHASE OR ORIGINATE      Corporation to purchase or originate sufficient
ENOUGH AUTO LOANS TO USE ALL MONEY ON       additional auto loans may be affected by a variety
DEPOSIT IN THE PRE-FUNDING ACCOUNT AND YOU  of social and economic factors including:
MAY THEREFORE BE EXPOSED TO REINVESTMENT    - interest rates;
RISK.                                       - unemployment levels;
                                            - the rate of inflation; and
                                            - consumer perception of economic conditions
                                              generally.

                                            If Household Automotive Finance Corporation does
                                            not purchase or originate sufficient additional
                                            auto loans to use all money on deposit in the
                                            pre-funding account by         , 200      , a
                                            mandatory redemption of a portion of the notes
                                            could result.

                                            If a mandatory redemption occurs, you will receive
                                            a principal prepayment. You will bear the risk of
                                            reinvesting any prepayment.]

GEOGRAPHIC CONCENTRATIONS OF AUTO LOANS     Adverse economic conditions or other factors
MAY ADVERSELY AFFECT THE NOTES.             particularly affecting any state or region where a
                                            high concentration of auto loans is located could
                                            cause such auto loans to experience increased
                                            delinquency or loss. As of                ,
                                            200      obligors with respect to approximately
                                                  %,       %,       % and       % of the auto
                                            loans (based on the principal balance and mailing
                                            address of the borrowers) were located in
                                                         ,              ,              and
                                                         respectively.

                                            No other state accounts for more than 5% of the
                                            automobile loans as of         , 200      .

                                            The location of the auto loans by state as of
                                                    , 200      , based on borrower's address,
                                            is as set forth in the table on page S-  of this
                                            prospectus supplement.

[THE NOTES ARE ASSET-BACKED DEBT AND THE    The sole sources for repayment of the notes are
TRUST HAS ONLY LIMITED ASSETS.              payments on the auto loans, [amounts on deposit in
                                            the pre-funding account], amounts on deposit in the
                                            reserve account [and payments made under the
                                            insurance policy.] [The money in the pre-funding
                                            account will be used solely to purchase additional
                                            auto loans and is not available to cover losses on
                                            the auto loan pool.] If the [Note Insurer defaults
                                            on its obligations under the insurance policy, the
                                            issuer will depend on current distributions on the
                                            auto loan pool and amounts, if any, available in
                                            the reserve account to make payments on the notes.]

[RATINGS ON THE NOTES ARE DEPENDENT UPON    The ratings of the notes will depend primarily on
THE INSURER'S CREDITWORTHINESS.             the creditworthiness of the insurer as the provider
                                            of the financial guarantee insurance policy
                                            relating to the notes. There is a risk that if the
                                            insurer's claims-paying ability ratings are
                                            reduced, the rating agencies may reduce the notes'
                                            ratings.]

EVENTS OF DEFAULT UNDER THE INDENTURE MAY   So long as the insurer shall not have defaulted and
RESULT IN AN ACCELERATION OR CHANGES IN     so long as any default by the insurer is not
THE PRIORITY OF PAYMENT.                    continuing, following the occurrence of an event of
                                            default under the indenture, the trust collateral
                                            agent will continue to submit claims under and in
                                            accordance with the insurance policy to enable the
                                            issuer to continue to make payments due with
                                            respect to the notes on the [seventeenth] day of
                                            each month. Following the occurrence of an event of
                                            default under the indenture, the insurer may, at
                                            its option, elect to cause the liquidation of the
                                            assets of the trust, in whole or in part, and pay
                                            all or any portion of the outstanding amount of the
                                            notes, plus any accrued interest on that portion of
                                            the notes that is paid.]

                                            [If an event of default occurs, the indenture
                                            trustee may, or if directed by holders of
                                            two-thirds of the outstanding principal of the
                                            notes, will, order the trust to immediately repay
                                            the notes. If this occurs, the notes of all classes
                                            will first, receive distributions of interest, and
                                            second, distributions of principal, in each case,
                                            ratably without preference or priority.]

                                            The following are events of default under the
                                            indenture:

                                                - failure to pay principle or interest within
                                                five days of the date a payment was due;

                                                - outstanding principal balance of the notes
                                                exceeds the pool balance on any payment date
                                                  after the application of all funds;

                                                - breaches under the agreements governing the
                                                  Series       -      Notes; and;

                                                - the trust's insolvency or bankruptcy.

[THE TRUST PROPERTY CONTAINS DERIVATIVES    THE TRUST PROPERTY WILL INCLUDE AN INTEREST RATE
WHICH WILL ONLY PAY UNDER LIMITED           CAP AGREEMENT UNDER WHICH       WILL PAY TO THE
CIRCUMSTANCES, MAY NOT BE REPLACED IN THE   TRUST THE PRODUCT OF THE AMOUNT BY WHICH LIBOR
EVENT OF A DEFAULT, AND WHICH MAY NOT BE    EXCEEDS AN ANNUAL RATE OF       %, AND A NOTIONAL
INDEPENDENTLY ENFORCED BY THE INVESTORS.    AMOUNT SET FORTH IN A NOTIONAL SCHEDULE. THE
                                            NOTIONAL AMOUNT SET FORTH MAY AT ANY TIME BE LESS
                                            OR GREATER THAN THE AGGREGATE NOTE BALANCE THEN
                                            OUTSTANDING, AND, IF IT IS LESS, YOU MAY EXPERIENCE
                                            A SHORTFALL. IN THE EVENT THAT
                                            DEFAULTS IN ITS PAYMENT OBLIGATION, THE SERVICER IS
                                            REQUIRED TO FIND A REPLACEMENT CAP AGREEMENT AT NO
                                            COST TO THE TRUST, ALTHOUGH IT MAY NOT BE ABLE TO
                                            DO SO. IF       IS IN DEFAULT UNDER THE CAP
                                            AGREEMENT, ONLY THE TRUSTEE [AND THE INSURER] AND
                                            NOT THE NOTEHOLDERS, WILL BE ABLE TO ENFORCE THE
                                            CAP AGREEMENT.]

                                USE OF PROCEEDS

    The net proceeds received by the trust from the sale of the notes will be used [to fund the [initial] deposit in the reserve account], [to deposit the pre-funded amount into the pre-funding account], [to fund the capitalized interest account] and [to obtain the release of security interests maintained against auto loans held in warehouse funding facilities prior to the closing date.

                                   THE TRUST

GENERAL

    The trust, Household Automotive Trust             , will be a Delaware
business trust formed under the laws of the State of Delaware under a trust agreement for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than:

    - acquiring, holding and managing the auto loans and the other assets of the trust;

    - issuing the notes;

    - issuing interests in the trust to be held by the seller;

    - making payments on the notes; and

    - engaging in other activities in connection with the notes.

    The trust's principal offices are located in [Wilmington], Delaware, in care of [Name of Owner Trustee] as owner trustee, at the address listed below under "The Owner Trustee."

THE OWNER TRUSTEE

    [Name of Owner Trustee], will be the owner trustee under the trust agreement. [Name of Owner Trustee] is a Delaware [banking corporation] and its principal offices are located at [address]. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee as stated in the trust
agreement and the sale and servicing agreement, to be dated as of         ,
200      , among the trust, the seller, the servicer and the indenture trustee.

THE INDENTURE TRUSTEE

    [Name of the Indenture Trustee], will be the INDENTURE TRUSTEE under an
INDENTURE, dated as of         , 200      , among the trust and [Name of the
Indenture Trustee], as indenture trustee. [Name of the Indenture Trustee] is a [New York] banking corporation, the principal offices of which are located at [address].

                                THE TRUST ASSETS

GENERAL

    The trust assets will consist of the following:

    - primarily "non-prime" auto loans secured by new and used automobiles, light duty trucks or vans;

    - all amounts paid or payable under the auto loans, on or after the [related initial or subsequent] cut-off date;

    - security interests granted by each of the borrowers in the financed vehicles;

    - [an assignment of the subservicer's rights against automobile dealers under agreements between the subservicer and the dealers;]

    - an assignment of any rights to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers;

    - all funds on deposit from time to time in the collection account [, the pre-funding account] [,the capitalized interest account] and the reserve account;

    - an assignment of all the seller's rights and benefits under the receivables purchase agreement(s), between the seller and the subservicer, and all supplements thereto;

    - all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

    - a share of the preferred stock of the seller; and

    - all proceeds from the trust assets.

    [THE PRE-FUNDING ACCOUNT WILL INITIALLY BE FUNDED WITH $      , WHICH IS
      % OF THE INITIAL TOTAL NOTE BALANCE. PRIOR TO THE TIME THE FUNDS IN THE PRE-FUNDING ACCOUNT ARE APPLIED TO THE PURCHASE OF THE ADDITIONAL AUTOMOBILE LOANS, THOSE AMOUNTS WILL BE INVESTED IN HIGH-QUALITY, SHORT-TERM INVESTMENTS, SUCH AS "A-1/P-1" COMMERCIAL PAPER, OR GOVERNMENT MONEY MARKET FUNDS.]

    The auto loans were originated by dealers in accordance with the subservicer's requirements, have been assigned by the dealers to the subservicer, and evidence the indirect financing made available to the borrowers by the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer. Auto loans are also originated directly by an affiliate of the subservicer.

    All of the [initial] auto loans were sold by the subservicer or an affiliate of the subservicer to the seller under the receivables purchase agreement(s) and were transferred by the seller to the trust under the sale and servicing agreement. [The trust will purchase additional automobile loans and related
property from the seller on or before             , from funds on deposit in the
pre-funding account. These subsequent automobile loans will be purchased by the seller from the subservicer or an affiliate of the subservicer pursuant to one or more subsequent purchase agreements between the seller and the subservicer or the seller and an affiliate of the subservicer, as applicable.] The [initial and the subsequent] auto loans are [or will be] either originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accordance with its finance programs and underwriting standards or are [or will be] originated by an affiliate of the subservicer in accordance with the underwriting standards of that affiliate.

    The files relating to the auto loans will be held by the subservicer as custodian for the indenture trustee.

ELIGIBILITY CRITERIA OF THE [INITIAL] AUTO LOANS

    The auto loans included in the trust property were selected according to several criteria.

    Each auto loan:

    - was originated by a dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States,

    - has a contractual annual percentage rate, or APR, of not less than       %
      or more than       %,

    - provides for level monthly payments which provide interest at the APR and fully amortize the original PRINCIPAL BALANCE over an original term no greater than [ ] months,

    - is not more than [  ] days past due as of the cut-off date,

    - is attributable to the purchase of a new or used automobile, light duty truck or van,

    - as of the cut-off date, has a remaining term of not more than [ ] months and

    - as of the cut-off date, has a remaining principal balance of at least
      $[      ] and not more than $[      ].

    No selection procedures adverse to the noteholders were utilized in selecting the auto loans to be conveyed to the trust.

[ADDITIONAL AUTO LOANS]

    [During the funding period, the seller will purchase the subsequent auto loans from the subservicer or its affiliate and then transfer them to the trust. The seller will transfer the subsequent auto loans to the trust on the subsequent transfer dates. The trust will use the funds in the pre-funding account to purchase the subsequent auto loans.

    The trust's obligation to purchase the subsequent auto loans is subject to the following conditions:

    - as of each loan's subsequent cut-off date, each subsequent auto loan and/or subsequent financed vehicle must satisfy the auto loan eligibility criteria specified under "Eligibility Criteria" above regarding the initial auto loans;

    - [the insurer, if there is no insurer default, has approved the subsequent auto loans transfer to the trust];

    - Neither the subservicer nor the seller has selected the subsequent auto loans in a manner that either of them believes is adverse to the interests of [the insurer or] the noteholders;

    - The subservicer and the seller will deliver certain opinions of counsel regarding the validity of the subsequent auto loan transfer; and

    - [Name of Rating Agency] must confirm that the ratings on the notes have not been withdrawn or reduced because of the subsequent auto loans transfer to the trust.

    Because the subsequent auto loans may be originated after the initial auto loans, the auto loan pool's characteristics after the transfer of subsequent auto loans to the pool may vary from the initial pool.

    In addition, the trust's obligation to purchase the subsequent auto loans is subject to the condition that the auto loans in the trust, including the subsequent auto loans to be transferred, meet the following criteria:

    (a) the auto loans weighted average annual percentage rate is not less than %;

    (b) the auto loan's weighted average remaining term on the subsequent
       cut-off date is not greater than       months; and

    (c) not more than       % of the obligors on the auto loans reside in
                   and             .

    The criteria in clauses (a) and (b) will be based:

    - on the characteristics of the initial auto loans on the initial cut-off date, and

    - the auto loans, including the subsequent auto loans, on the related subsequent cut-off date.

    The criteria in clause (c) will be based on the obligor's mailing addresses on:

    - the initial auto loans on the initial cut-off date, and

    - the subsequent auto loans on the related subsequent cut-off dates.

    Except for the above described criteria, there are no required characteristics for the subsequent auto loans. Therefore, following the transfer of subsequent auto loans to the trust, the aggregate characteristics of the entire pool of auto loans included in the trust may vary in the following respects:

    - composition of the auto loans;

    - geographic distribution;

    - distribution by remaining principal balance;

    - distribution by APR;

    - distribution by remaining term; and

    - distribution of the auto loans secured by new and used vehicles.]

COMPOSITION OF THE [INITIAL] AUTO LOANS

    The statistical information presented in this prospectus supplement is based on the [initial] auto loans as of the statistical cut-off date which is
  , 200      :

    - As of the statistical cut-off date, the [initial] auto loans have an
      aggregate principal balance of $            .

    - [As of the [initial] cut-off date, the [initial] auto loans are expected
      to have an aggregate principal balance of approximately $            .]

    The seller will acquire additional auto loans after the statistical cut-off date but prior to the [initial] cut-off date. In addition, some amortization of the auto loans will occur after the statistical cut-off date, and some auto loans included as of the statistical cut-off date may prepay in full or may be determined not to meet the eligibility requirements regarding the auto loans and may not, therefore, be included in the auto loan pool. As a result, the statistical distribution of characteristics as of the [initial] cut-off date will vary from the statistical distribution of characteristics as of the statistical cut-off date. However, the variance in statistical distribution of characteristics should not be material.

    Presented below is a description of the material characteristics of the auto loans as of the statistical cut-off date. In the following tables, due to rounding adjustments, the sum of the percentages listed for the number of auto loans and pool principal balance may not equal 100%.

                                                              TOTAL POOL OF AUTO LOANS
                                                              ------------------------
Original pool balance.......................................

Number of auto loans........................................

Average principal balance(1)................................

Range of principal balances.................................

Average original principal balance(2).......................

Range of original principal balance.........................

Weighted average APR(3).....................................

Range of original APRs......................................

Weighted average original term(3)...........................

Range of original terms.....................................

Weighted average remaining term(3)..........................

Range of remaining terms....................................

Weighted average months of seasoning(3).....................

Range of months of seasoning................................

Number of auto loans more than 30 days delinquent...........

------------------------

(1) Pool balance as of the statistical cut-off date divided by total number of auto loans.

(2) Aggregate amount financed divided by total number of auto loans.

(3) Weighted by principal balance as of the statistical cut-off date.

          COMPOSITION OF THE [INITIAL] AUTO LOANS BY PRINCIPAL BALANCE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                             NUMBER OF         % OF       PRINCIPAL      % OF POOL BY
PRINCIPAL BALANCE                           AUTO LOANS      AUTO LOANS   OUTSTANDING   PRINCIPAL BALANCE
-----------------                         ---------------   ----------   -----------   -----------------
$3,000 to 4,000.........................                             %        $                 %
4,001 to 5,000..........................
5,001 to 6,000..........................
6,001 to 7,000..........................
7,001 to 8,000..........................
8,001 to 9,000..........................
9,001 to 10,000.........................
10,001 to 11,000........................
11,001 to 12,000........................
12,001 to 13,000........................
13,001 to 14,000........................
14,001 to 15,000........................
15,001 to 16,000........................
16,001 to 17,000........................
17,001 to 18,000........................
18,001 to 19,000........................
19,001 to 20,000........................
20,001 to 21,000........................
21,001 to 22,000........................
22,001 to 23,000........................
23,001 to 24,000........................
24,001 to 25,000........................
25,001 to 26,000........................
26,001 to 27,000........................
27,001 to 28,000........................
28,001 to 29,000........................
29,001 to 30,000........................
30,001 to 31,000........................
31,001 to 32,000........................
32,001 to 33,000........................
33,001 to 34,000........................
34,001 to 35,000........................
35,001 to 36,000........................
36,001 to 37,000........................
37,001 to 38,000........................
38,001 to 39,000........................
39,001 to 40,000........................
Total...................................                             %        $                 %

                 COMPOSITION BY APR OF THE [INITIAL] AUTO LOANS
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                              NUMBER OF         % OF       PRINCIPAL      % OF POOL BY
APR RANGE                                     AUTO LOANS     AUTO LOANS   OUTSTANDING   PRINCIPAL BALANCE
---------                                   --------------   ----------   -----------   -----------------
12.00 to 12.99%..........................                          %          $                   %
13.00 to 13.99...........................
14.00 to 14.99...........................
15.00 to 15.99...........................
16.00 to 16.99...........................
17.00 to 17.99...........................
18.00 to 18.99...........................
19.00 to 19.99...........................
20.00 to 20.99...........................
21.00 to 21.99...........................
22.00 to 22.99...........................
23.00 to 23.99...........................
24.00 to 24.99...........................
25.00 to 25.99...........................
26.00 to 27.00...........................
Total....................................                 %     $                                 %

       COMPOSITION [OF THE INITIAL AUTO LOANS] BY INTEREST ACCRUAL METHOD
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                                                          % OF POOL
                                                 NUMBER OF       % OF       PRINCIPAL    BY PRINCIPAL
INTEREST ACCRUAL METHOD                          AUTO LOANS   AUTO LOANS   OUTSTANDING   OUTSTANDING
-----------------------                          ----------   ----------   -----------   ------------
Actuarial......................................                        %        $                   %
Simple Interest................................
Rule of 78's...................................
Total..........................................                        %        $                   %

         COMPOSITION OF THE [INITIAL] AUTO LOANS] BY STATE OF RESIDENCE
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                                                                              % OF POOL BY
                                                  NUMBER OF AUTO      % OF       PRINCIPAL     PRINCIPAL
LOCATION OF MAILING ADDRESS OF BORROWER               LOANS        AUTO LOANS   OUTSTANDING     BALANCE
---------------------------------------           --------------   ----------   -----------   ------------
Alabama.........................................                            %        $                   %
Alaska..........................................
Arizona.........................................
Arkansas........................................
California......................................
Colorado........................................
Connecticut.....................................
Delaware........................................
Florida.........................................
Georgia.........................................
Hawaii..........................................
Idaho...........................................
Illinois........................................
Indiana.........................................
Iowa............................................
Kansas..........................................
Kentucky........................................
Louisiana.......................................
Maine...........................................
Maryland........................................
Massachusetts...................................
Michigan........................................
Minnesota.......................................
Mississippi.....................................
Missouri........................................
Montana.........................................
Nebraska........................................
Nevada..........................................
New Hampshire...................................
New Jersey......................................
New Mexico......................................
New York........................................
North Carolina..................................
North Dakota....................................
Ohio............................................
Oklahoma........................................
Oregon..........................................
Pennsylvania....................................
Rhode Island....................................
South Carolina..................................
South Dakota....................................
Tennessee.......................................
Texas...........................................
Utah............................................
Vermont.........................................
Virginia........................................
Washington......................................
Washington, D.C.................................
West Virginia...................................
Wisconsin.......................................
Wyoming.........................................
Total...........................................                            %        $                   %

           COMPOSITION BY REMAINING TERM OF THE [INITIAL] AUTO LOANS
                      (AS OF THE STATISTICAL CUT-OFF DATE)

                                               NUMBER OF
                                                 AUTO         % OF       PRINCIPAL      % OF POOL BY
REMAINING TERM RANGE (IN MONTHS)                 LOANS     AUTO LOANS   OUTSTANDING   PRINCIPAL BALANCE
--------------------------------               ---------   ----------   -----------   -----------------
13 to 18.....................................                     %     $                       %
19 to 24.....................................
25 to 30.....................................
31 to 36.....................................
37 to 42.....................................
43 to 48.....................................
49 to 54.....................................
55 to 60.....................................
61 to 66.....................................
67 to 72.....................................
  Total......................................                     %     $                       %

      COMPOSITION OF THE [INITIAL] AUTO LOANS BY TYPE OF FINANCED VEHICLE

                                               NUMBER OF
                                                 AUTO         % OF       PRINCIPAL      % OF POOL BY
TYPE OF FINANCING                                LOANS     AUTO LOANS   OUTSTANDING   PRINCIPAL BALANCE
-----------------                              ---------   ----------   -----------   -----------------
New..........................................                     %     $                       %
Used.........................................
  Total......................................                     %     $                       %

[THE RESERVE ACCOUNT

    An initial deposit of   % of the POOL BALANCE as of the [initial] cut-off
date, which is expected to be approximately $            , will be placed in the
reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to noteholders and any fees until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE.

    Funds will be withdrawn from the reserve account on each payment date to pay any servicing fee then payable to a servicer other than Household Finance Corporation, to pay fees due to the indenture trustee and the owner trustee and to make required distributions on the notes to the extent funds are not otherwise available. See "Description of the Notes--Payment Priorities".

    On any payment date, amounts in the reserve account, in excess of the TARGETED RESERVE ACCOUNT BALANCE for that payment date, after giving effect to all withdrawals from the reserve account, will be paid, first to the servicer for any servicing fees then due, and any remainder to the seller.

THE PREFERRED STOCK

    The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to
(a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consenting to the institution of any bankruptcy or insolvency case or petition, making an assignment for the benefit of creditors, or admitting in writing its inability to pay its debts as they become due, and
(b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

    Under the trust's pledge of its interest in the trust assets, the indenture trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the indenture, the indenture trustee covenants that it will not consent to any of the seller's bankruptcy initiatives. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the holders of the notes will be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the SCHEDULED WEIGHTED AVERAGE LIFE, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term PREPAYMENTS also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. WEIGHTED AVERAGE LIFE means the average amount of time during which each dollar of principal of an auto loan is outstanding.

    The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans. If a note is purchased at a premium, and the actual rate of prepayments exceeds the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity of the note will be less than the yield anticipated at the time of purchase. If a note is purchased at a discount, and the actual rate of prepayments is less than the rate of prepayments anticipated at the time the note was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risk, which is the risk that a noteholder will not be able to reinvest amounts received in payment on the notes at interest rates that are greater than or equal to the note rate, resulting from a faster or slower incidence of prepayment of auto loans, will be borne by the noteholders.

    The rate of payment of principal of each class of notes will depend on the rate of payment, including prepayments, of the principal balance of the auto loans. As a result, final payment of each class of notes could occur significantly earlier than the final scheduled payment date for the class.

    Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

    The table captioned "Percent of Initial Note Principal Balance at Various ABS Percentages", also called the ABS Table, has been prepared on the basis of the following assumptions:

    - the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

    - the initial principal amount of each class of notes are as stated on the cover page;

    - interest accrues during each interest period at the following assumed
      coupon rates: Class A-1 Notes,       %; Class A-2 Notes,       %;
      Class A-3 Notes,       %; and Class A-4 Notes,       %;

    - payments on the notes are made on the   th day of each month whether or
      not a business day;

    - the notes are purchased on an assumed closing date of         ,       ;

    - [the entire pre-funded amount is used to purchase subsequent auto loans;]

    - the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the PRINCIPAL BALANCE of the auto loans by its indicated remaining term to maturity; and

    - the seller or the servicer exercises its optional redemption.

    The ABS Table also assumes that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate principal balance, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                               REMAINING TERM
                                                    AGGREGATE                   TO MATURITY      SEASONING
POOL                                            PRINCIPAL BALANCE     APR       (IN MONTHS)     (IN MONTHS)
----                                            -----------------   --------   --------------   -----------
1.............................................      $                    %
2.............................................      $                    %
3.............................................      $                    %
4.............................................      $                    %
5.............................................      $                    %

    The ABS Table indicates, based on the assumptions described above, the percentages of the initial principal amount of each class of notes that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the notes. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

                   PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                           CLASS A-1 NOTES                             CLASS A-2 NOTES
                              -----------------------------------------   -----------------------------------------
PAYMENT DATE                    0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
------------                  --------   --------   --------   --------   --------   --------   --------   --------
Weighted Average Life in
Years(2)(3)(4).............

                                          CLASS A-3 NOTES                             CLASS A-4 NOTES
                             -----------------------------------------   -----------------------------------------
PAYMENT DATE                   0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
------------                 --------   --------   --------   --------   --------   --------   --------   --------
Weighted Average Life in
Years(2)(3)(4).............

------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The weighted average life of a note is determined by (1) multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the payment date, (2) adding the results and (3) dividing the sum by the initial principal amount of the notes of that class.

(3) This calculation assumes that the servicer does not exercise its option to purchase the auto loans from the trust.

(4) This calculation assumes that the servicer does exercise its option to purchase the auto loans from the trust.

              DELINQUENCY AND LOSS INFORMATION OF THE SUBSERVICER

    Presented below is information concerning the subservicer's delinquency and loss experience for its servicing portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

    The information has not been adjusted to eliminate the effect of the significant growth in the size of the subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the subservicer's underwriting policies have changed in various respects over the periods presented. The subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below.

    In the fourth quarter of 1997 the subservicer began charging off non-securitized auto loans at the earlier of: (1) the date an auto loan becomes 150 days delinquent and (2) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change, and continuing for all auto loans securitized prior to 1998, auto loans were charged off (1) at 120 days delinquent and (2) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss experience as reported for years-ended 1997, 1998, 1999 and 2000. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

    If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for contracts purchased by the subservicer or originated by an affiliate, including auto loans managed in states which are not represented in the pool consisting of the auto loans. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household subsidiary. None of the auto loans held by this entity are included in the auto loans or the performance results presented in the following tables.

    [MANAGEMENT'S DISCUSSION AND ANALYSIS DESCRIBING HISTORICAL DELINQUENCY AND ASSET LOSS TRENDS]

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31
                                         --------------------------------------------------------------------------
                                                2000                  1999                  1998                  1997
                                         -------------------   -------------------   -------------------   -------------------
                                         DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT
                                         --------   --------   --------   --------   --------   --------   --------   --------
Principal..............................
Outstanding............................
Delinquencies(1)(2)....................
31-60 Days.............................
61-90 Days.............................
Over 90 Days...........................
Subtotal...............................
Repossession on hand(3)................
Total Delinquencies and Repossession on
  hand.................................

------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately % of outstanding principal for each period presented.

(3) Amounts shown under "repossession on hand" represent the expected net realizable value for repossessed vehicles that have not been sold.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                   YEAR ENDED DECEMBER 31,
                                                     ----------------------------------------------------
                                                       2000       1999       1998       1997       1996
                                                     --------   --------   --------   --------   --------
Principal outstanding..............................  $          $          $          $          $
Average principal amount outstanding...............  $          $          $          $          $
Number of contracts outstanding....................
Average number of contracts outstanding............
Number of repossessions............................
Number of repossessions as a percent of average
  number of contracts outstanding..................
Net losses(1)......................................  $          $          $          $          $
Net losses as a percent of average principal amount
  outstanding(1)...................................

------------------------

(1) Net losses are net of recoveries and include principal balance at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds for disposed vehicles, or the NADA wholesale value for vehicles repossessed but not sold. Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

    The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, as the subservicer's portfolio matures and the rate of growth slows, which is likely, it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of these increases cannot be estimated. There is no assurance that delinquency, loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                                 [THE INSURER]

    [The following information has been obtained from [Name of Insurer] and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

GENERAL

    [Name of Insurer] is a [monoline insurance company] incorporated in [date]
under the laws of the State of       . The insurer is licensed to engage in the
financial guaranty insurance business in [all 50 states, the District of Columbia and Puerto Rico].

    The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

    The principal executive offices of the insurer are located at [address].

[REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.]

RATING OF CLAIMS-PAYING ABILITY

    The insurer's insurance financial strength is rated "      " by [Rating
Agency]. The insurer's financial strength is rated "      " by [Rating Agency].
Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies herein.

CAPITALIZATION

    The following table sets forth the capitalization of the insurer and its wholly-owned subsidiaries on the basis of generally accepted accounting
principles as of               , 200  :

                                                              [DATE](UNAUDITED)
                                                               (IN THOUSANDS)
                                                              -----------------
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................       $
Surplus Notes...............................................
Minority Interest...........................................
Shareholder's Equity:
Common Stock................................................
Additional Paid-In Capital..................................
Accumulated Other Comprehensive Income (net of deferred
  income taxes).............................................
Accumulated Earnings........................................
Total Shareholder's Equity..................................
                                                                   =======
Total Deferred Premium Revenue, Surplus Notes, Minority
  Interest and Shareholder's Equity.........................       $

    For further information concerning the insurer, see the consolidated financial statements of the insurer and its insurance subsidiaries, and the notes thereto, incorporated by reference herein. The insurer's financial statements are included as exhibits to the annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by [Name of Insurer] and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the [State of New York Insurance Department] by the insurer are available upon request to the [State of New York Insurance Department].

[INSURANCE REGULATION

    The insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of [New York], its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of [New York], the insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

                            DESCRIPTION OF THE NOTES

GENERAL

    The notes will be issued according to the terms of the indenture. The base
indenture and a form of the series             supplement to the base indenture
have been filed as exhibits to the
registration statement of which this prospectus supplement is a part. The base
indenture as supplemented by the series             supplement is referred to as
THE INDENTURE. The following statements (together with the additional statements under "Description of the Securities" and "The Trust Documents" in the prospectus) summarize the material terms of the notes and the indenture.

    The notes will be issued only in fully registered form, in denominations of $[100,000] and integral multiples of $[1,000]. The notes will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. The notes will be secured by the trust assets pledged by the trust to the indenture trustee according to the indenture. Replacement notes, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee. No service charge will be made for any registration, exchange or transfer of notes, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge. See "Description of the Securities--Book-Entry Registration" in the prospectus and Annex I to this prospectus supplement, which Annex is an integral part of this prospectus supplement.

    The payment date is the [17th] day of each month, or if that day is not a business day, the next succeeding business day.

PAYMENTS OF INTEREST

    Interest on each class of notes will be payable monthly on each payment
date, commencing on         , 200      , in an amount equal to interest accrued
during the applicable interest period, as defined below, at the applicable note rate on the outstanding principal balance for the applicable class of notes. The per annum rate of interest accruing on each class of notes is referred to as the note rate for the respective classes of notes. The note rates for the
Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be       %,       %,
      %, and       %, respectively.

    Interest on the outstanding principal balance of the notes of each class in respect of any payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the Class [A-1] Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in an applicable interest period. Interest on the Class [A-2, Class A-3 and Class A-4] Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The amount of interest payable on the Class [A-2, Class A-3 and Class A-4] Notes for the initial interest period will be computed on the basis of actual number of days elapsed in the 30-day month. Interest for any payment date due but not paid on the payment date shall bear interest, to the extent permitted by applicable law, at the applicable note rate until paid. Failure to pay interest in full on any payment date after expiration of the applicable grace period is an event of default under the indenture.

    On each payment date, available funds remaining after making the distributions referred to in items (1) and (2) under "Description of the Notes--Payment Priorities" will be allocated pro rata to the class A interest distributable amount of each of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes.

PAYMENTS OF PRINCIPAL

    On each payment date, principal payments will be due and payable on the notes in an amount generally equal to the principal distributable amount for the payment date to the extent of funds available therefor.

    On each payment date, the class A principal distributable amount will be used to reduce the principal balance of the Class A-1 Notes until the Class A-1 Notes have been paid in full. On each payment date, after the Class A-1 Notes have been paid in full, the class A principal distributable amount will be used to reduce the principal balance of the Class A-2 Notes until the Class A-2 Notes have been paid in full. On each payment date, after the Class A-2 Notes have been paid in full, the class A principal distributable amount will be used to reduce the principal balance of the Class A-3 Notes until the Class A-3 Notes have been paid in full. On each payment date, after the Class A-3 Notes have been paid in full, the class A principal distributable amount will be used to reduce the principal balance of the Class A-4 Notes until the Class A-4 Notes have been paid in full.

    In the event of the non-payment of principal or of interest, the noteholders will be able to sue directly to enforce their note.

OVERCOLLATERALIZATION

    The overcollateralization is the difference between the pool balance and the aggregate note principal balance. It is expected that on the closing date, the
overcollateralization will be equal to approximately $            or
approximately       % of the pool balance as of the [initial] cut-off date.
Unless offset by losses on the auto loans, until the targeted overcollateralization amount is reached, excess interest and principal collected on the auto loans will be distributed in reduction of the principal amount of the notes. This will cause the aggregate principal amount of the notes to decrease faster than the pool balance decreases. As a result, the overcollateralization will increase. The overcollateralization will be available to absorb losses that would otherwise be allocated to noteholders.

PAYMENT PRIORITIES

    You can find definitions of the technical cashflow terms used in this section in the Glossary beginning on page S-  of this Prospectus Supplement.

    On or prior to each payment date, the servicer will instruct the indenture trustee to make the following distributions in the following order of priority:

    (1) from the AVAILABLE FUNDS, if Household Finance Corporation is no longer acting as servicer, the servicing fee for the applicable COLLECTION PERIOD;

    (2) from the AVAILABLE FUNDS, to the indenture trustee and the owner trustee, any accrued and unpaid trustees' fees, but only to the extent these fees have not been previously paid by the servicer;

    (3) from the AVAILABLE FUNDS, to the holders of the Class A Notes, the class A interest distributable amount;

    (4) from the AVAILABLE FUNDS, the class A PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, sequentially, beginning with the Class A-1 Notes, in each case, until the respective outstanding principal amount of the Class A-1, Class A-2, Class A-3 and Class A-4 Notes are paid in full;

    (5) from the AVAILABLE FUNDS, to the reserve account, the RESERVE ACCOUNT DEPOSIT AMOUNT, if necessary, required to increase the amount in the reserve account to its then required level;

    (6) from the AVAILABLE FUNDS, if Household Finance Corporation is acting as the servicer, the servicing fee for the applicable COLLECTION PERIOD; and

    (7) any remainder to the seller.

    If the notes are accelerated following the occurrence of an event of default, after payment of the amounts specified in items (1) and (2) above, all available funds, all amounts on deposit in the reserve account and the proceeds of any sale, liquidation or other disposition of the trust assets will be applied as follows:

       first, to pay all amounts due and unpaid on the Class A Notes for interest, ratably without preference or priority;

       second, to pay all amounts due and unpaid on the Class A Notes for principal, ratably without preference or priority; and

       third, to pay all remaining amounts to the seller.

    [Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on such payment date, in excess of the targeted reserve account balance for such payment date, may be released first to the servicer to pay any servicing fees that are due, and any remainder may be released to the seller.]

    [Amounts available under the insurance policy are available to pay the note principal only in two circumstances:

    - to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the notes to the collateral balance--i.e., the sum of the pool balance plus the pre-funded amount--in the event that the note principal balance would otherwise exceed the collateral balance; and

    - to pay off each class's principal on its scheduled maturity date, to the extent that the class is not paid off on or prior to the scheduled maturity date from other sources.]

[MANDATORY REDEMPTION]

    [If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of notes will be redeemed in part on the mandatory redemption date. Each class' note prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of notes. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of notes then entitled to receive principal distributions.]

FINAL SCHEDULED PAYMENT DATES; OPTIONAL REDEMPTION

    Each class of notes will mature on the earlier of the date the class of notes is paid in full or the respective final scheduled payment date for the
class. The Class A-1 final scheduled payment date is         , 200      , the
Class A-2 final scheduled payment date is               , 200      , the
Class A-3 final scheduled payment date is               , 200      and the
Class A-4 final scheduled payment date is               , 200      . The payment
date occurring on               , 200      is also referred to as the final
scheduled payment date. In the event there are insufficient funds to retire any class of notes by its respective final scheduled payment date in each case, subject to a five day grace period, an event of default will occur. In addition, the trust will pay the notes in full on the payment date following exercise by the seller or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the notes. The option may be exercised on or after the payment date on which the aggregate note principal balance is
reduced to an amount less than or equal to       % of the original aggregate
principal balance of the notes, which is expected to be approximately
$            . The redemption price will be equal to the sum of the aggregate note principal balance and accrued and unpaid interest through the day preceding the call date.

REPORTS TO NOTEHOLDERS

    With each distribution to the noteholders, the indenture trustee will prepare and forward to each noteholder a statement, which will include the following information for that payment date:

    (1) the amount of the distribution allocable to interest on each class of the notes;

    (2) the amount of the distribution allocable to principal on each class of the notes;

    (3) the aggregate outstanding principal amount for each class of notes, in each case, after giving effect to all payments reported under (2) above for that payment date;

    (4) the CLASS A INTEREST CARRYOVER SHORTFALL and the CLASS A PRINCIPAL CARRYOVER SHORTFALL, if any, and the change in those amounts from the preceding statement;

    (5) the amount of the servicing fee paid to the servicer for the prior COLLECTION PERIOD; and

    (6) the TARGETED RESERVE ACCOUNT BALANCE and the amount on deposit in the reserve account at the end of the payment date.

    The information furnished under (1) through (4) above will be expressed as a
dollar amount per $            in face amount of notes.

EVENTS OF DEFAULT; SERVICER TERMINATION

    The notes are subject to certain events of default as described in the prospectus under "The Trust Documents--Events of Defaults; Rights Upon Event of Default." In addition, the servicer is subject to servicer termination events as described in the prospectus under "The Trust Documents--Servicer Termination Events."

                             [THE INSURANCE POLICY]

    [The following statements summarize the material of the terms of the insurance policy, or THE POLICY. This summary does not purport to be complete and is qualified in its entirety by reference to the policy.

    Simultaneously with the issuance of the notes, the insurer will deliver the policy to the indenture trustee for the benefit of each noteholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the indenture trustee, on each distribution date, for the benefit of each noteholder the full and complete payment of (i) scheduled payments (as defined below) on the notes and (ii) the amount of any scheduled payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the indenture trustee fails to make a claim under the policy, noteholders do not have the right to make a claim directly under the policy, but may sue to compel the indenture trustee to do so.

    SCHEDULED PAYMENTS means payments which are required to be made on the notes during the term of the policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by the insurer.

    Payment of claims on the policy made in respect of scheduled payments will be made by the insurer following receipt (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third business day following receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of (a) the date when due to be paid pursuant to the order referred to below or (b) the first to occur of (i) the [fourth] business day following receipt by the insurer from the indenture trustee of
(A) a certified copy of the order of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return scheduled payments made with respect to the notes during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by the insurer and provided to the noteholder by the insurer, irrevocably assigning to the insurer all rights and claims of the noteholder relating to or arising under the notes against the trust or otherwise with respect to such preference payment, or (ii) the date of receipt (as defined below) by the insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the insurer shall have received (as defined below) written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the indenture trustee for distribution to such noteholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the sale and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the indenture trustee and each noteholder in the conduct of any proceeding with respect to a preference claim.

OTHER PROVISIONS OF THE INSURANCE POLICY

    The terms receipt and received with respect to the Insurance policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be received on the next succeeding business day. If any notice or certificate given under the policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the insurer or its fiscal agent shall promptly so advise the indenture trustee, and the indenture trustee may submit an amended notice.

    Under the policy, business day means any day other than a Saturday, Sunday,
legal holiday or other day on which commercial banking institutions in       ,
      ,       ,       and       or any other location of any successor servicer,
successor owner trustee or successor indenture trustee are authorized or obligated by law, executive order or governmental decree to be closed.

    The insurer's obligations under the policy in respect of scheduled payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the policy whether or not such funds are properly applied by the indenture trustee.

    The insurer shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

    Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all scheduled payments. [The policy is not covered by the Property/Casualty

Insurance Security Fund specified in Article 76 of the New York insurance Law.] The Policy is governed by the laws of the State of [New York]. It is a condition to the issuance of the Class A-l Notes that the Class A-1 Notes be rated
"      " by [Rating Agency 1] and "      " by [Rating Agency 2]. It is a
condition to the issuance of the Class A-2 Notes that that the Class A-2 Notes
be rated "      " by [Rating Agency 1] and "      " by [Rating Agency 2]. It is
a condition to the issuance of the Class A-3 Notes that the Class A-3 Notes be
rated "      " by [Rating Agency 1] and "      " by [Rating Agency 2]. It is a
condition to the issuance of the Class A-4 Notes that the Class A-4 Notes be
rated "      " by [Rating Agency 1] and "      " by [Rating Agency 2]. The
ratings by the rating agencies of the notes will be (i) with respect to the Class A-1 Notes, without regard to the policy in the case of [Rating Agency 1] and substantially based on the policy in the case of [Rating Agency 2] and
(ii) with respect to all other classes of notes, based on the issuance of the policy. To the extent that such ratings are based on the policy, such ratings apply to distributions due on the distribution dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the notes. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, regulated investment companies, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below. It is recommended that investors consult their own tax advisors in determining the particular federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TAX CHARACTERIZATION OF THE TRUST

    Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes, and therefore is not subject to federal income tax.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS

    The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

    The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

    On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will be treated as indebtedness, and not as an ownership interest in the auto loans, nor as an equity interest in the trust or in a separate association taxable as a corporation or other taxable entity.

    If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

    Although, as described above, it is the opinion of tax counsel that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the seller and the trust will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See "Taxation of Certain Foreign Investors" below.

ORIGINAL ISSUE DISCOUNT

    It is anticipated that the notes will not have any original issue discount or OID, other than possibly OID within a DE MINIMIS exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Internal Revenue Code (the "Code"), generally will not apply to the notes. OID will be considered DE MINIMIS if it is less than 0.25% of the principal amount of a note multiplied by its expected weighted average life.

MARKET DISCOUNT

    A subsequent purchaser who buys a note for less than its principal amount may be subject to the market discount rules of sections 1276 through 1278 of the Code. If a subsequent purchaser of a note disposes of the note, including some nontaxable dispositions such as a gift, any gain upon the sale or other disposition will be recognized as ordinary income to the extent of any accrued for the period that the purchaser holds the note. Similarly, if a subsequent purchaser receives a principal payment, the amount of that principal payment will be treated as ordinary income to the extent of any market discount accrued for the period that the purchaser holds the note. The holder may instead elect to include market discount in income as it accrues on all debt instruments acquired in the year of acquisition of the notes and thereafter. Market discount generally will equal the excess, if any, of the then current unpaid principal balance of the note over the purchaser's basis in the note offered immediately after the purchaser acquired the note. In general, market discount on a note will be treated as accruing over the term of the note in the ratio of interest for the current period over the sum of the current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

    The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a note at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income.

    However, market discount on a note will be considered to be zero if it is less than a DE MINIMIS amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected weighted average remaining life. If OID or market discount is DE MINIMIS, the actual amount of discount must be allocated to the remaining principal distributions on the notes and, when each distribution is received, capital gain equal to the discount allocated to the distribution will be recognized.

MARKET PREMIUM

    A subsequent purchaser who buys a note for more than its principal amount generally will be considered to have purchased the note at a premium. The holder may amortize the premium, using a constant yield method, over the remaining term of the note and, except as future regulations may otherwise provide, may apply the amortized amounts to reduce the amount of interest reportable for the note over the period from the purchase date to the date of maturity of the note. The amortization of the premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods described above for accrual of market discount on such an obligation. A holder that elects to amortize premium must reduce his tax basis in the obligation by the amount of the aggregate deductions, or interest offsets, allowable for amortization of premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

SALE OR REDEMPTION OF NOTES

    If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the note. The adjusted basis generally will equal the cost of the note to the seller, increased by any original issue discount included in the seller's gross income in respect of the note, and by any market discount which the taxpayer elected to include in income or was required to include in income, and reduced by payments other than payments of qualified stated interest in respect of the note received by the seller and by any amortized premium. Similarly, a holder who receives a payment other than a payment of qualified stated interest in respect of a note, either on the date on which the payment is scheduled to be made or as a prepayment, will recognize gain equal to any excess, of the amount of the payment over his adjusted basis in the note allocable thereto. A noteholder who receives a final payment which is less than his adjusted basis in the note will generally recognize a loss in the amount of the shortfall on the last day of his taxable year. Generally, this gain or loss realized by an investor who holds a note as a capital asset within the meaning of section 1221 of the Code should be capital gain or loss, except as described above in respect of market discount and except that a loss attributable to accrued but unpaid interest may be an ordinary loss.

TAXATION OF FOREIGN INVESTORS

    Interest payments including OID, if any, on the notes made to a foreign person, which is a nonresident alien individual, foreign corporation or other non-United States person generally will be portfolio interest. This interest is not subject to United States tax if the payments are not effectively connected with the conduct of a trade or business in the United States by the foreign person and if the trust or other person who would otherwise be required to withhold tax from these payments is provided with an appropriate statement that the beneficial owner of the note identified on the statement is a foreign person.

BACKUP WITHHOLDING

    Distributions of interest and principal as well as distributions of proceeds from the sale of the notes may be subject to the backup withholding tax under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor their taxpayer identification numbers and other required information, or otherwise fail to establish an exemption from tax. Holders that are not exempt recipients must provide Forms W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

                       STATE AND LOCAL TAX CONSIDERATIONS

    Potential noteholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential noteholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the notes.

                               [LEGAL INVESTMENT

    The Class [A-1] Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.]

                              ERISA CONSIDERATIONS

    The notes may be purchased by ERISA plans as described in the prospectus under "ERISA Considerations--ERISA Considerations regarding Securities which are Notes." The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the trust incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of an employee benefit plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented, or will represent, in the case of a transfer of a definitive note, that the acquisition and continued holding of the notes will be covered by a Department of Labor class exemption.

    Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the benefit plan and the composition of the plan's investment portfolio.

    The sale of notes to a plan is in no respect a representation by the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                  UNDERWRITING

    Subject to the terms and conditions stated in the underwriting agreement
dated               , 200      among the seller, Household Finance Corporation
and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the notes stated opposite its name below.

                                                       PRINCIPAL   PRINCIPAL   PRINCIPAL   PRINCIPAL
                                                       AMOUNT OF   AMOUNT OF   AMOUNT OF   AMOUNT OF
                                                       CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
UNDERWRITERS                                             NOTES       NOTES       NOTES       NOTES
------------                                           ---------   ---------   ---------   ---------
[List of Underwriters]...............................

    The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

                                                              SELLING CONCESSIONS    REALLOWANCE
                                                                 NOT TO EXCEED      NOT TO EXCEED
                                                              -------------------   -------------
Class A-1 Notes.............................................             %                  %
Class A-2 Notes.............................................             %                  %
Class A-3 Notes.............................................             %                  %
Class A-4 Notes.............................................             %                  %

    The seller and Household Finance Corporation have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

    The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including "warehouse" debt secured by the auto loans, prior to their sale to the trust. One or more of the underwriters, or their respective affiliates or entities for which their respective affiliates act as administrator and/or provide liquidity lines, may have acted as a "warehouse lender" to its affiliates, and may receive a portion of the proceeds as a repayment of the "warehouse" debt.

    In connection with this offering the underwriters may over-allot or effect transactions which stabilize or maintain the market prices of the notes at levels above those which might otherwise prevail in the open market. This stabilizing, if commenced, may be discontinued at any time.

                                    [EXPERTS

    The consolidated balance sheets of [Name of the insurer] and its subsidiaries as of December 31, [2000] and [1999] and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, [2000], incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of

[Name of Independent Auditor], independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheet of the issuer as of         , 200      included in this
prospectus supplement has been so included in reliance on the report of [Name of Independent Auditor], independent accountants, given on the authority of said firm as experts in accounting and auditing.]

                                 LEGAL MATTERS

    Some legal matters relating to the notes will be passed upon for the seller by John W. Blenke, Vice President--Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the servicer, the subservicer and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Some legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

    ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the excess of (1) the aggregate of the principal balance of all auto loans which became LIQUIDATED AUTO LOANS during the immediately preceding COLLECTION PERIOD over (2) the sum of (x) the aggregate amount of NET LIQUIDATION PROCEEDS received by the trustee during the immediately preceding COLLECTION PERIOD and
(y) EXCESS INTEREST for that payment date. The ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT shall in no event be less than zero.

    AGGREGATE NOTE PRINCIPAL BALANCE means, as of any date, the aggregate outstanding principal amount of all the notes on that date.

    AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE means, for any payment date, the excess, if any, of (x) the pool balance as of the end of the immediately preceding COLLECTION PERIOD over (y) the TARGETED OVERCOLLATERALIZATION AMOUNT for that payment date.

    AMOUNT FINANCED means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

    AVAILABLE FUNDS means, for any collection period, the sum of (1) the COLLECTED FUNDS for that COLLECTION PERIOD, (2) all purchase amounts deposited in the collection account during that COLLECTION PERIOD, (3) income on investments held in the collection account, (4) the proceeds of any liquidation of the assets of the trust, (5) the lesser of (a) the excess of the aggregate amount determined under items (1)-(4) of "Description of the Notes--Payment Priorities", over the amount on deposit in the collection account and (b) the reserve account balance; provided that for any payment date on which amounts are payable on the Class A-1 Notes under clause (2) of the definition of CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, or clause (3) of that definition to the extent the amount represents amounts not paid under clause (2) on a prior payment date, AVAILABLE FUNDS shall not include amounts withdrawn from the reserve account necessary to make that payment to the extent the withdrawal would result in the
reserve account balance being less than   % of the pool balance on the cut-off
date, which is expected to be approximately $            .

    BUSINESS DAY means, any day other than a Saturday, Sunday or other day on
which commercial banks in the States of Illinois and [            ] are
authorized or obligated to be closed.

    CLASS A INTEREST CARRYOVER SHORTFALL means, for any payment date and each class of Class A Notes, the sum of: (1) excess of (a) the applicable CLASS A INTEREST DISTRIBUTABLE AMOUNT for the preceding payment date, over (b) the amount actually paid as interest to the noteholders on the preceding payment date, PLUS (2) interest on that excess, to the extent permitted by law, at a rate per annum equal to the applicable class A note rate from the preceding payment date to but excluding the current payment date.

    CLASS A INTEREST DISTRIBUTABLE AMOUNT means, for any payment date and each class of Class A Notes, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class A Notes at the applicable class A note rate from and including the preceding payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date plus (2) the applicable CLASS A INTEREST CARRYOVER SHORTFALL for the current payment date.

    CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, (1) for any payment date prior to the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT, (2) for the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, the sum of (x) 100% of the PRINCIPAL DISTRIBUTABLE AMOUNT for that portion of the PRINCIPAL DISTRIBUTABLE AMOUNT required to reduce the principal balance of the Class A-1 Notes to zero, plus (y) the excess of the amount described in clause (3) of this definition for that payment date over the amount described in clause (2) (taking into account payment of the principal balance of the Class A-1 Notes on that payment date), (3) for any payment date after the payment date on which the principal balance of the Class A-1 Notes is reduced to zero until the payment date on which the principal balance of the Class A Notes is reduced to zero, the excess of (x) the aggregate outstanding principal balance of the Class A Notes over (y)(A) the outstanding pool balance as of the end of the immediately preceding COLLECTION PERIOD minus (B) the TARGETED OVERCOLLATERALIZATION AMOUNT for that payment date.

    CLASS A PRINCIPAL CARRYOVER SHORTFALL means, for any payment date after the payment date on which the principal balance of the Class A-1 Notes is reduced to zero, the excess of the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT for the preceding payment date over the amount that was actually distributed in respect of principal of the Class A Notes on the preceding payment date.

    CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the sum of: (1) the CLASS A MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT for the payment date,
(2) the ADDITIONAL CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, if any, for the payment date, and (3) the CLASS A PRINCIPAL CARRYOVER SHORTFALL for the payment date; however, (1) the sum of clauses (1), (2) and (3) shall not exceed the outstanding principal amount of the Class A Notes, and (2) on the final scheduled payment date, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will include the amount, to the extent of the remaining AVAILABLE FUNDS, necessary (after giving effect to other amounts having a higher payment priority on prior payment date) to reduce the outstanding principal amount of the Class A Notes to zero.

    COLLECTED FUNDS means, for any COLLECTION PERIOD, the amount of funds in the collection account representing collections (including all administrative fees, expenses and charges actually paid by or on behalf of borrowers, including late fees, payment fees and liquidation fees but excluding taxes, assessments, credit insurance charges or similar items) on the auto loans during the COLLECTION PERIOD, including all NET LIQUIDATION PROCEEDS collected during such COLLECTION PERIOD (but excluding any purchase amounts).

    COLLECTION PERIOD means, for any payment date other than the first payment date, the calendar month preceding the month in which the payment date occurs, and in the case of the first payment date, the period from the cut-off date
through               , 200      .

    CRAM DOWN LOSS means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to (1) the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the PRINCIPAL BALANCE of the auto loan as reduced and/or
(2) if the court issues an order reducing the effective rate of interest on the auto loan, the excess of the PRINCIPAL BALANCEof the auto loan immediately prior to the order over the net present value--using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order of the scheduled payments as so modified or restructured. A CRAM DOWN LOSS shall be deemed to have occurred on the date of the order's issuance.

    EXCESS INTEREST means, for a payment date, the excess of (1) interest collections on the auto loans during the preceding COLLECTION PERIOD over
(2) amounts payable on the payment date under clauses (1) through (3) of "Description of the Notes--Payment Priorities".

    LIQUIDATED AUTO LOAN means, upon the earliest of each of the following to occur, an auto loan as to which (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received.

    MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, an amount equal to that portion of COLLECTED FUNDSrepresenting interest collections on the auto loans and NET LIQUIDATION PROCEEDS for the applicable COLLECTION PERIOD less the sum of: the servicing fee paid to any servicer other than Household Finance Corporation, the fees due to the trustee, and owner trustee, to the extent not paid by the servicer, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the aggregate PRINCIPAL BALANCES of all auto loans which became LIQUIDATED AUTO LOANS during the COLLECTION PERIOD, plus the aggregate amount of CRAM DOWN LOSSES during the COLLECTION PERIOD.

    NET LIQUIDATION PROCEEDS means, with respect to LIQUIDATED AUTO LOANS,
(1) proceeds from the disposition of the underlying financed vehicle securing the LIQUIDATED AUTO LOANS, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower,
(2) any insurance proceeds, or (3) other monies received from the borrower or otherwise.

    POOL BALANCE means, as of any date of determination, the aggregate PRINCIPAL BALANCES of the auto loans, unless otherwise specified, as of the close of business on the preceding BUSINESS DAY.

    PRINCIPAL AMOUNT AVAILABLE means, for any payment date, the amount remaining in the collection account after the payment of the amounts listed in
(1) through (3) of "Description of the Notes--Payment Priorities", MINUS the RESERVE ACCOUNT DEPOSIT AMOUNT for the payment date.

    PRINCIPAL BALANCE means, with respect to any auto loan, as of any date, the AMOUNT FINANCED minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any CRAM DOWN LOSS in respect of the auto loan. The PRINCIPAL BALANCE OF A LIQUIDATED AUTO LOAN or a purchased receivable shall be zero.

    PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the lesser of
(A) the PRINCIPAL AMOUNT AVAILABLE and (B) the excess, if any, of (1) the AGGREGATE NOTE PRINCIPAL BALANCE immediately prior to the payment date over
(2) the AGGREGATE OPTIMAL NOTE PRINCIPAL BALANCE for the payment date.

    RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, the lesser of:
(x) the MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNTfor that payment date and (y) the RESERVE ACCOUNT SHORTFALL AMOUNT for that payment date.

    RESERVE ACCOUNT SHORTFALL AMOUNT means, for any payment date, the excess of:
(x) the TARGETED RESERVE ACCOUNT BALANCE for that payment date and (y) the amount on deposit in the reserve account as of the beginning of that payment date.

    TARGETED CREDIT ENHANCEMENT AMOUNT means, for any payment date,       % of
the outstanding POOL BALANCE as of the end of the applicable COLLECTION PERIOD.

    TARGETED OVERCOLLATERALIZATION AMOUNT means, for any payment date, the excess (but not less than zero), if any, of: (1) the TARGETED CREDIT ENHANCEMENT AMOUNT over (2) the TARGETED RESERVE ACCOUNT BALANCE.

    TARGETED RESERVE ACCOUNT BALANCE means, for any payment date, the lesser of:
(1) the greater of (a)       % of the outstanding POOL BALANCE as of the end of
the applicable COLLECTION PERIOD, and (b)       % of the POOL BALANCE as of the
cut-off date (which is expected to be approximately $            ) and (2) the
AGGREGATE NOTE PRINCIPAL BALANCE.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Household Automotive Trust

    We have audited the accompanying balance sheet of Household Automotive Trust
            as of         , 200    . This financial statement is the
responsibility of the trust's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all
material respects, the financial position of Household Automotive Trust       as
of         , 200    , in conformity with accounting principles generally
accepted in the United States.

/s/ [Accountant]

[city] [state]
[date]

                    HOUSEHOLD AUTOMOTIVE TRUST
                                 BALANCE SHEET
                                       , 200

                                     ASSETS

Cash........................................................  $
Total assets................................................  $

                    LIABILITIES AND TRUST PRINCIPAL

Interest in the trust.......................................  $
Total liabilities and trust principal.......................  $

    The accompanying notes are an integral part of this financial statement.

                    HOUSEHOLD AUTOMOTIVE TRUST
                          NOTES TO FINANCIAL STATEMENT

1.  NATURE OF OPERATIONS:

    Household Automotive Trust             (the "trust"), was formed in the
State of Delaware on         , 200    . The trust has been inactive since that
date.

    The trust was organized to engage exclusively in the following business and financial activities: to acquire motor vehicle retail installment sale contracts from Household Auto Receivables Corporation; to issue and sell notes collateralized by its assets; and to engage in any lawful act or activity and to exercise any power that is incidental and is necessary or convenient to the foregoing.

2.  CAPITAL CONTRIBUTION:

    Household Auto Receivables Corporation purchased, for $            , a 100%
beneficial ownership interest in the trust.

        (The remainder of this page has been left blank intentionally.)

--------------------------------------------------------------------------------

                       Household Automotive Trust
                       Auto Receivable Asset-Backed Notes
                                 Series

                    Household Finance Corporation, servicer

                                 [UNDERWRITERS]

--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED            , 2001)

HOUSEHOLD AUTOMOTIVE TRUST
$            AUTO RECEIVABLE ASSET-BACKED CERTIFICATES, SERIES

HOUSEHOLD AUTO RECEIVABLES CORPORATION, SELLER
HOUSEHOLD FINANCE CORPORATION, SERVICER

              ---------------------------------------------------

THE TRUST WILL ISSUE--

  - classes of certificates, which are offered by this prospectus supplement; and

  - Additional interests in the trust which are to be held by the seller are not offered by this prospectus supplement but serve as credit support to the certificates offered by this prospectus supplement.

THE CERTIFICATES--

  - Represent beneficial ownership interests in the assets of the trust. The assets of the trust securing the certificates will include a pool of non-prime auto loans secured by new and used automobiles, light trucks and vans;

  - Receive monthly distributions on the [17th] day of each month beginning on ; and

  - Currently have no trading market.

CREDIT ENHANCEMENT--

  - For the Class A Certificates, the overcollateralization, the reserve account and the Class B Certificates;

  - For the Class B Certificates, the overcollateralization and the reserve account; and

  - [For the Class A Certificates [and the Class B Certificates] a financial guarantee insurance policy issued by [Name of Insurer] unconditionally or irrevocably guaranteeing timely payment of interest and principal.]
--------------------------------------------------------------------------------

YOU SHOULD CAREFULLY REVIEW THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 10 OF THE ACCOMPANYING PROSPECTUS AND ON PAGE S-9 OF THIS PROSPECTUS SUPPLEMENT AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THESE CERTIFICATES.
These certificates are auto receivable asset-backed certificates which represent beneficial ownership interests in the trust only and do not represent obligations of Household Auto Receivables Corporation, Household Finance Corporation or any of their affiliates.
Retain this prospectus supplement for future reference. This prospectus supplement may not be used to consummate sales of certificates unless accompanied by the prospectus relating to the offering of these certificates.

      -------------------------------------------------------------------

                          ISSUANCE   INTEREST   FINAL SCHEDULED   INITIAL PUBLIC     UNDERWRITING  PROCEEDS TO
                          AMOUNT     RATE       PAYMENT DATE      OFFERING PRICE(1)  DISCOUNT      SELLER(2)
Class A Certificates....
Class B Certificates....

(1) Plus accrued interest, if any, from               , 200      .

(2) Before expenses, estimated to be $            .

--------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      -------------------------------------------------------------------

                                 [UNDERWRITERS]

          The date of this Prospectus Supplement is            , 200 .

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                        PAGE
                                        ----
Where You Can Find More Information...   S-3
Summary...............................   S-4
The Certificates......................   S-4
Federal Income Tax Considerations.....   S-7
ERISA Considerations..................   S-7
Legal Investment......................   S-8
Ratings...............................   S-8
Risk Factors..........................   S-9
Use of Proceeds.......................  S-10
The Trust.............................  S-10
The Trust Assets......................  S-11
Yield and Prepayment Considerations...  S-17
Delinquency and Loss Information of
  the Subservicer.....................  S-20

[The Insurer].........................  S-21
Description of the Certificates.......  S-23
                                        PAGE
                                        ----
Credit Enhancement....................  S-26
Subordination of the Class B
  Certificates........................  S-26
The Reserve Account...................  S-26
Overcollateralization.................  S-26
[The Insurance Policy]................  S-27
Material Federal Income Tax
  Consequences........................  S-28
State and Local Tax Considerations....  S-32
ERISA Considerations..................  S-32
Underwriting..........................  S-33
[Experts..............................  S-33
Legal Matters.........................  S-33
Glossary..............................  S-33

                                   PROSPECTUS

                                        PAGE
                                        ----
Summary Of Terms......................     5
Risk Factors..........................     8
Trust Assets..........................    14
The Trustee...........................    14
The Servicer..........................    14
The Subservicer.......................    15
The Seller............................    15
The Automobile Financing Business Of
  The Subservicer.....................    16
Use of Proceeds.......................    20
Description Of The Securities.........    21

Description Of The Trust Documents....    32
Material Legal Aspects Of The Auto
  Loans...............................    42
                                        PAGE
                                        ----
Material Federal Income Tax
  Consequences........................    46
State And Local Consequences..........    58
ERISA Considerations..................    59
Methods Of Distribution...............    63
Legal Matters.........................    64
Incorporation By Reference............    64
Clearance, Settlement And Tax
  Documentation Procedures............   A-1

              IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN
           THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or in the prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

    Household Automotive Finance Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates being offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in
such registration statement (Registration No. 333-            ) pursuant to the
rules and regulations of the Commission.

    You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

    [The consolidated financial statements of [Name of Insurer] and its subsidiaries included in, or as exhibits to, the following documents, filed by [Name of Insurer Parent Entity, if applicable] with the SEC are hereby incorporated by reference:

    (a) Annual Report on Form 10-K for the year ended [Date], and

    (b) Quarterly Report on Form 10-Q for the period ended [Date].

    All financial statements of [Name of Insurer], included in, or as exhibits to, documents filed by [Name of Insurer Parent Entity, if applicable] pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the certificates, shall be deemed incorporated by reference in this prospectus supplement and to be a part hereof.]

    You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: Household Automotive Finance Corporation, 11452 El Camino Real, Suite 400, San Diego, California 92130.

    Until ninety (90) days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates, may be required to deliver a prospectus regardless of whether they are participating in the offer. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

    - This summary highlights select information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. This summary provides general, simplified descriptions of matters which, in some cases, are highly technical and complex. To understand all of the terms of the offering of the certificates, carefully read both this entire prospectus supplement and the attached prospectus each in its entirety.

    - This summary provides an overview of calculations, cash flows and other information to aid your understanding. To understand all of the terms of the offering, we suggest that you carefully read this entire document and, in particular, the full description of these calculations, cash flows and other information in this prospectus supplement.

THE CERTIFICATES

    The trust will issue the certificates offered by this prospectus supplement in book-entry form through the facilities of the Depository Trust Company.

THE TRUST

    Household Automotive Trust             , or THE TRUST. The trust will be a
New York common law trust. The address of the trust is in care of [Name of Trustee] at [address].

THE SELLER

    Household Auto Receivables Corporation or             , or THE SELLER. The
seller has purchased the auto loans from Household Automotive Finance Corporation or its affiliates and will sell them to the trust. The seller will also own interests in the trust. The address and telephone number of the seller are 1111 Town Center Drive, Las Vegas, Nevada 89134, (702) 243-1241.
THE SERVICER

    Household Finance Corporation, or THE SERVICER. The servicer is responsible for servicing the auto loans and has subcontracted with the subservicer to perform the servicing responsibilities. The address and telephone number of the servicer are 2700 Sanders Road, Prospect Heights, Illinois 60070,
(847) 564-5000.

THE SUBSERVICER

    Household Automotive Finance Corporation, or THE SUBSERVICER. The auto loans were originated by automobile dealers that have no affiliation with the subservicer and were purchased by the subservicer under its various financing programs. The subservicer will service the auto loans in accordance with policies established in consultation with the servicer. The address and telephone number of the subservicer are 11452 El Camino Real, San Diego, California 92130, 1-(800)-794-4103.

THE INSURER

    [Name of Insurer], or THE INSURER, a [New York financial guaranty insurance company].

THE TRUSTEE

    [Name of Trustee], or THE TRUSTEE. The address of the trustee is [address].

THE TRUST ASSETS

    The trust's assets will include a pool of "non-prime" auto loans, cash on deposit in a collection account and a reserve account and other assets as described in detail elsewhere in this prospectus supplement.

    "Non-prime" auto loans, the principal component of the trust assets, is a common term used to describe loans made to borrowers with limited or no credit histories, or modest incomes, or who have experienced prior credit difficulties.

THE AUTO LOANS

    - On the closing date, the seller will assign to the trust a pool of auto loans.

    - [On or before               , 200  , the seller will assign additional
      auto loans to the trust. The trust will purchase these auto loans with monies in the pre-funding account.]

    - The trust will hold the auto loans as collateral for the certificates.

    - As of               , 200  the aggregate principal BALANCE of the pool of
      auto loans pledged as collateral was $            .

    - As of               , 200  :

      -- The weighted average contract rate of the auto loans is approximately
               %;

      -- The weighted average remaining term of the auto loans, that is the period starting after the cut-off date and including each auto loan's
         scheduled maturity, is approximately       months; and

      -- The weighted average original term of the auto loans is approximately months.

    - The auto loans will consist of "non-prime" retail installment sales contracts secured by new and used automobiles, light duty trucks or vans which were purchased from automobile dealers under the subservicer's financing program. The auto loans were primarily made to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources. The subservicer's finance programs target automobile purchasers with below average credit who have difficulty obtaining credit from traditional lending sources.

    - No auto loans will be more than       days delinquent as of
                    , 200  .

    - Each auto loan requires the borrower to make fixed, level payments that will fully pay the balance of the amount borrowed by its maturity date.

    - We will pay the certificates from payments on the auto loans and amounts recovered when financed vehicles are repossessed and sold, after deducting expenses.

CUT-OFF DATE

    The opening of business on               , 200  .

PAYMENT DATE

    The [17th] day of each month if the [seventeenth] is a business day. If the [seventeenth] is not a business day, the payment date will be the following day
that is a business day. The first payment date will be               , 200  .

DETERMINATION DATE

    The earliest of the fifth calendar day or the third business day before a payment date. The servicer will calculate and instruct the trust and the trustee as to the amounts to be paid on the certificates on the next payment date.

RECORD DATE

    The last business day preceding a payment date unless the certificates are no longer book-entry certificates. If the certificates are definitive certificates, the record date is the last business day of the month preceding a payment date.

CLOSING DATE

    On or about               , 200  .

DENOMINATIONS

    The trust will issue the certificates in minimum denominations of $[100,000] and integral multiples of $[1,000]. One certificate may be issued in another denomination.

DISTRIBUTIONS

    Each month on the payment date, the trust will distribute the amounts received on the auto loans and any other collections available as property of the trust as follows:

INTEREST DISTRIBUTIONS

    On each payment date, interest will accrue at the applicable certificate pass-through rate to individual certificateholders in proportion to their interest from a payment date to the day before the next payment date. In the case of the first payment date, interest will begin to accrue on the closing date. The pass-through rate for each class of certificates is listed on the cover page of this prospectus supplement. Interest on the certificates will be calculated on the basis of a [360-day year consisting of twelve 30-day months].

    Amounts paid to holders of the certificates will be shared in proportion to their interest in the trust.

PRINCIPAL DISTRIBUTIONS

    On each payment date, the trust will pay principal in reduction of the outstanding principal balance of the certificates.

    Principal payments will be an amount generally equal to a percentage of the decrease in the PRINCIPAL BALANCE of the auto loan pool during the prior calendar month. These principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and paid to the individual Certificateholder in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

PRIORITY OF DISTRIBUTIONS

    On each payment date the AVAILABLE FUNDS will be paid out in the following order of priority:

FIRST,    if someone other than Household
          Finance Corporation is the
          servicer, to the servicing fee;
SECOND,   to the trustee's fee, to the extent
          not paid by the servicer;
THIRD,    to the Class A Certificate
          interest;
FOURTH,   to the Class A Certificate
          principal;
FIFTH,    to the Class B Certificate
          interest;
SIXTH,    to the Class B Certificate
          principal
SEVENTH,  to fund the reserve account;
EIGHTH,   if Household Finance Corporation is
          the servicer, to the servicing fee;
          and
NINTH,    to the seller.

SUBORDINATION OF CLASS B CERTIFICATES

    The Class B Certificates are subordinate to the Class A Certificates. On each payment date the Class A Certificateholders will be entitled to receive the full amount of the interest and principal due to them before any interest or principal payments will be made to the Class B Certificateholders.

OVERCOLLATERALIZATION

    The overcollateralization amount is the amount by which the POOL BALANCE exceeds the outstanding principal balance of the certificates. The overcollateralization amount will be available to absorb any losses that certificateholders would otherwise incur. As of the closing date, the
overcollateralization will be equal to $            or       % of the POOL
BALANCE as of               , 200  .

[RESERVE ACCOUNT]

    [The [trustee] will hold a reserve account for the benefit of the certificateholders. We will use funds in the reserve account to pay shortfalls in amounts due to the certificateholders of both classes.

    An initial deposit of $            will be placed in the reserve account on
the closing date. The servicer will deposit collections received from the auto loans into the reserve account on each payment date after interest and principal payments on the certificates and payment of certain fees and expenses have been made.

    The servicer will continue to make such deposits on each payment date until the balance in the reserve account is the lesser of:

    (i) greater of

        (a) % of the PRINCIPAL BALANCE of the auto loans at the end of last day of the calendar month preceding the current payment date,

        and

        (b) $            ,

    and

    (ii) the outstanding principal amount of the certificates.

    We will use funds in the reserve account to pay shortfalls in amounts due to the certificateholders and if Household Finance Corporation is no longer the servicer, to pay any fees due to the servicer.]

[PRE-FUNDING FEATURE]

    - [The trustee will hold $            of the proceeds of the certificates in
      a pre-funding account which the trust will use to purchase additional auto loans from the seller. The subservicer will acquire these additional auto loans under the same purchase criteria as the auto loans in the trust on the closing date.

    - The trust will purchase these additional auto loans on or before
                    , 200  .]

OPTIONAL REDEMPTION

    On any payment date when the outstanding principal balance of the auto loans
is less than or equal to $            , which is [10%] of the original principal
balance of the auto loans as of               , 200  , the subservicer or the
seller may purchase the auto loans from the trust under a clean-up call. This will redeem the certificates. If redemption occurs, we will pay you a final distribution equaling the entire unpaid principal balance of the certificates plus any accrued and unpaid interest.

SCHEDULED MATURITY DATES

    If the certificates have not already been paid in full, we will pay the outstanding principal amount of the certificates in full on the following payment dates:

Class A Certificates....               , 200
Class B Certificates....               , 200

    Final payment on the certificates will probably be earlier than the scheduled maturity date stated above for each class of certificates.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax considerations to investors of the purchase, ownership and disposition of the certificates. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax considerations applicable to all categories of investors. Some holders, including insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, and holders that will hold the certificates as other than capital assets, may be subject to special rules that are not discussed below. Investors should consult their own tax advisors to determine the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the certificates.

    TAX CHARACTERIZATION OF THE TRUST

    Dewey Ballantine LLP is our tax counsel, and is of the opinion that, assuming the parties comply with the terms of the governing agreements, the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts, if any, treated as STRIPPED COUPONS. Subject to certain limitations, such owners who are individuals, trusts or estates, may deduct their pro rata share of reasonable servicing and other fees.

ERISA CONSIDERATIONS

    Subject to the considerations described under "ERISA Considerations" in this prospectus supplement and in the prospectus, the certificates may be purchased by pension, profit-sharing and other employee benefit plans. You should consult with your counsel regarding the applicability of the particular provisions of the Employee Retirement Income Security Act of 1974, as amended, before purchasing a certificate.

LEGAL INVESTMENT

    The Class A Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

RATINGS

    The certificates must receive at least the following ratings from [Rating Agency 1] and [Rating Agency 2] in order to be issued:

                                      RATING
                       -------------------------------------
CLASS                  [RATING AGENCY 1]   [RATING AGENCY 2]
-----                  -----------------   -----------------
[A...................
B....................                                 ]

    To the extent that the ratings are based on the policy, the ratings apply to distributions due on the insured distribution dates, and not to distributions due on the distribution dates. The ratings may be lowered, qualified or withdrawn by the rating agencies at any time.

                                  RISK FACTORS

    IN ADDITION TO THE RISK FACTORS DISCUSSED IN THE PROSPECTUS, YOU SHOULD CONSIDER THE FOLLOWING ADDITIONAL FACTORS IN CONNECTION WITH THE PURCHASE OF THE
CERTIFICATES:

[HOUSEHOLD AUTOMOTIVE FINANCE   The ability of Household Automotive Finance Corporation to
CORPORATION THE MAY BE UNABLE   purchase or originate sufficient additional auto loans may
TO PURCHASE OR ORIGINATE        be affected by a variety of social and economic factors
ENOUGH AUTO LOANS TO USE ALL    including:
MONEY ON DEPOSIT IN THE         -interest rates;
PRE-FUNDING ACCOUNT AND YOU     -unemployment levels;
MAY THEREFORE BE EXPOSED TO     -the rate of inflation; and
REINVESTMENT RISK.              -consumer perception of economic conditions generally.
                                If Household Automotive Finance Corporation does not
                                purchase or originate sufficient additional auto loans to
                                use all money on deposit in the pre-funding account by
                                              , 200  , a mandatory redemption of a portion
                                of the certificates could result.
                                If a mandatory redemption occurs, you will receive a
                                principal prepayment. You will bear the risk of reinvesting any prepayment.

                                If you are repaid principal on the certificates earlier than you expect, you may not be able to reinvest the principal
                                repaid to you at a rate of return that is at least equal to the rate of return on your certificates. Your certificates may amortize more quickly than expected for a variety of
                                reasons.]

WE CANNOT PREDICT THE RATE AT   Obligors can prepay their auto loans. The rate of
WHICH THE CERTIFICATES WILL     prepayments may be influenced by a variety of factors,
AMORTIZE.                       including changes in economic and social conditions. The
                                fact that consumer obligors generally may not sell or
                                transfer their financed vehicles securing automobile loans without Household Automotive Finance Corporation's consent may also influence the rate of prepayments. In addition,
                                under certain circumstances, the seller and Household
                                Automotive Finance Corporation are obligated to purchase
                                auto loans as a result of breaches of representations and/or covenants. In any of these cases, the auto loan pool would amortize more quickly than expected and the certificates
                                would also amortize more quickly as a result.

                                Additionally, the certificates contain an
                                overcollateralization feature that results in accelerated
                                principal payments to certificateholders, and that results in a faster amortization of the certificateholders than of the auto loan pool.
                                Finally, Household Automotive Finance Corporation has the
                                right to purchase the auto loans remaining in the auto loan pool when the auto loan pool balance is 10% or less of the original auto loan pool balance.

GEOGRAPHIC CONCENTRATIONS OF    Adverse economic conditions or other factors affecting any
AUTO LOANS MAY INCREASE         state or region could increase the delinquency or loan loss
CONCENTRATION RISKS.            experience of the auto loans. As of               , 200
                                obligors with respect to approximately    %,    %,    % and
                                   % of the auto loans based on the auto loans' remaining
                                principal balance were located in       ,       ,       and
                                      respectively.

                                No other state accounts for more than 5% of the automobile
                                loans as of             , 200      .

THE CERTIFICATES ARE            The sole sources for repayment of the certificates are
ASSET-BACKED DEBT AND THE       payments on the auto loans, amounts on deposit in the
TRUST HAS ONLY LIMITED ASSETS.  pre-funding account, amounts on deposit in the reserve account and payments made under the insurance policy. The
                                money in the pre-funding account will be used solely to
                                purchase additional auto loans and is not available to cover losses on the auto loan pool. If Financial Security defaults in its obligations under the insurance policy, the issuer
                                will depend on current distributions on the auto loan pool and amounts, if any, available in the reserve account to
                                make payments on the certificates.

[RATINGS ON THE CERTIFICATES    ratings of the certificates will depend primarily on the
ARE DEPENDENT THE UPON THE      creditworthiness of the insurer as the provider of the
INSURER'S CREDITWORTHINESS.     financial guarantee insurance policy relating to the
                                certificates. There is a risk that if the insurer's
                                claims-paying ability ratings are reduced, the rating
                                agencies may reduce the certificates' ratings.]

EVENTS OF DEFAULT UNDER THE     So long as the insurer shall not have defaulted and so long
POOLING AND SERVICING           as any default by the insurer is not continuing, following
AGREEMENT MAY RESULT IN AN      the occurrence of an event of default under the pooling and
ACCELERATION.                   servicing agreement, the trustee will continue to submit
                                claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with
                                respect to the certificates on the [seventeenth] day of each month. Following the occurrence of an event of default under the pooling and servicing agreement, the insurer may, at its option, elect to cause the liquidation of the assets of the trust, in whole or in part, and pay all or any portion of
                                the outstanding amount of the certificates, plus any accrued interest on that portion of the certificates that is paid.

                                USE OF PROCEEDS

    The net proceeds received by the trust from the sale of the certificates will be used to pay Household Auto Receivables Corporation the purchase price for the auto loans, [to fund the initial deposit in the reserve account] [to
deposit the pre-funded amount into the pre-funding account], [and             ].

                                   THE TRUST

GENERAL

    The trust, Household Automotive Trust       , will be a New York common law
trust formed under a POOLING AND SERVICING AGREEMENT dated as of
              , 200 between the seller, the servicer and the trustee for the purpose of engaging in the transactions described in this prospectus supplement. The trust will not engage in any activity other than:

    - acquiring, holding and managing the auto loans and the other assets of the trust;

    - issuing certificates in private and public offerings, including the issuance of the certificates;

    - making payments on the certificates; and

    - engaging in other activities in connection with the certificates.

THE TRUSTEE

    [Name of the Trustee] will be the trustee under the pooling and servicing agreement. [Name of the Trustee] is a [New York] banking corporation, the principal offices of which are located at [address].

                                THE TRUST ASSETS

GENERAL

    The trust assets will consist of the following:

    - the auto loans secured by new and used automobiles, light duty trucks and vans;

    - all amounts paid or payable under the auto loans on or after the [related initial or subsequent] cut-off date;

    - an assignment of the seller and subservicer's security interests in the financed vehicles granted by each of the borrowers in the financed vehicles;

    - an assignment of the subservicer's rights against automobile dealers under agreements between the subservicer and the dealers;

    - an assignment of the right to receive proceeds from claims on loss, physical damage, credit life, disability, theft, mechanical breakdown, or similar insurance policies covering the financed vehicles or the borrowers;

    - all funds on deposit from time to time in the collection account [, the pre-funding account] and the reserve account;

    - an assignment of all rights and benefits under the receivables purchase agreement, [consisting of the master receivables purchase agreement, and
      any supplements thereto] dated as of               , 200      between the
      seller and the subservicer and all supplements thereto;

    - all documents related to the auto loans, including the original contracts, documents evidencing insurance, original credit applications and original certificates of title or copies of applications therefor;

    - a share of the preferred stock of the seller; and

    - all proceeds from the trust assets.

    The auto loans were originated by dealers in accordance with the subservicer's requirements, have been assigned by the dealers to the subservicer, and evidence the indirect financing made available to the borrowers by the subservicer. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer. Auto loans are also originated directly by an affiliate of the subservicer.

    All of the auto loans were sold by the subservicer to the seller under the receivables purchase agreement and by the seller to the trust under the sale and servicing agreement. The auto loans were originated by dealers and purchased by the subservicer in the ordinary course of the subservicer's business in accord with its finance programs and underwriting standards.

    The files relating to the auto loans will be held by the subservicer as custodian for the trustee.

ELIGIBILITY CRITERIA OF THE INITIAL AUTO LOANS

    The auto loans were selected according to several criteria.

    Each auto loan:

    - was originated by a dealer located in the United States to a borrower who was a resident of the United States with a mailing address in the United States,

    - has a contractual annual percentage rate, or APR, of not less than       %
      or more than       %,

    - provides for level monthly payments which provide interest at the APR and fully amortize the original PRINCIPAL BALANCE over an original term no
      greater than       months,

    - is not more than   days past due as of the cut-off date,

    - is attributable to the purchase of a new or used automobile, light duty truck or van,

    - as of the cut-off date, has a remaining term of not more than       months
      and

    - as of the cut-off date, has an original PRINCIPAL BALANCE of at least
      $      and not more than $      .

    No selection procedures adverse to the certificateholders were utilized in selecting the auto loans to be conveyed to the trust.

[ADDITIONAL AUTO LOANS]

    [During the funding period, the seller will purchase the subsequent auto loans from the subservicer and then sell them to the trust. The seller will sell the subsequent auto loans to the trust on the subsequent transfer dates. The trust will use the funds in the pre-funding account to purchase the subsequent auto loans.

    The trust's obligation to purchase the subsequent auto loans is subject to the following conditions:

    - as of each loan's subsequent cut-off date, each subsequent auto loan and/or subsequent financed vehicle must satisfy the auto loan eligibility criteria specified under "Eligibility Criteria" above regarding the initial auto loans;

    - [the insurer, if there is no insurer default, has approved the subsequent auto loans transfer to the trust];

    - Neither the subservicer nor the seller has selected the subsequent auto loans in a manner that either of them believes is adverse to the interests of [the insurer or] the certificateholders;

    - The subservicer and the seller will deliver certain opinions of counsel regarding the validity of the subsequent auto loan transfer; and

    - [Name of rating agency] must confirm that the ratings on the certificates have not been withdrawn or reduced because of the subsequent auto loans transfer to the trust.

    Because the subsequent auto loans may be originated after the initial auto loans, the auto loan pool's characteristics after the transfer of subsequent auto loans to the pool may vary from the initial pool.

    In addition, the trust's obligation to purchase the subsequent auto loans is subject to the condition that the auto loans in the trust, including the subsequent auto loans to be transferred, meet the following criteria:

    (a) the auto loans' weighted average annual percentage rate is not less than %;

    (b) the auto loans' weighted average remaining term on the subsequent
       cut-off date is not greater than       months; and

    (c) not more than       % of the obligors on the auto loans reside in
                   and             .

    The criteria in clauses (a) and (b) will be based:

    - on the characteristics of the initial auto loans on the initial cut-off date and

    - the auto loans, including the subsequent auto loans, on the related subsequent cut-off date.

    The criteria in clause (c) will be based on the obligor's mailing addresses on:

    - the initial auto loans on the initial cut-off date, and

    - the subsequent auto loans on the related subsequent cut-off dates.

    Except for the above described criteria, there are no required characteristics for the subsequent auto loans. Therefore, following the transfer of subsequent auto loans to the trust, the aggregate characteristics of the entire pool of auto loans included in the trust may vary in the following respects:

    - composition of the auto loans;

    - geographic distribution;

    - distribution by remaining PRINCIPAL BALANCE;

    - distribution by APR;

    - distribution by remaining term; and

    - distribution of the auto loans secured by new and used vehicles.]

COMPOSITION OF THE [INITIAL] AUTO LOANS

    The statistical information presented below in this prospectus supplement is a description of the material characteristics of the auto loans as of the
cut-off date which is               , 200  :

                    COMPOSITION OF THE [INITIAL] AUTO LOANS
                             AS OF THE CUT-OFF DATE

                                                               TOTAL POOL OF THE
                                                              [INITIAL] AUTO LOANS
                                                              --------------------
Original pool balance.......................................
Number of auto loans........................................
Average principal balance(1)................................
Range of principal balances.................................
Average original principal balance(2).......................
Range of original principal balance.........................
Weighted average APR(3).....................................
Range of original APRs......................................
Weighted average original term(3)...........................
Range of original terms.....................................
Weighted average remaining term(3)..........................
Range of remaining terms....................................
Weighted average months of seasoning(3).....................
Range of months of seasoning................................
Number of auto loans more than 30 days delinquent...........

------------------------

(1) Pool balance as of the cut-off date divided by total number of auto loans.

(2) Aggregate amount financed divided by total number of auto loans.

(3) Weighted by principal balance as of the cut-off date.

          COMPOSITION OF THE [INITIAL] AUTO LOANS BY PRINCIPAL BALANCE
                            (AS OF THE CUT-OFF DATE)

                                       PRINCIPAL   NUMBER OF       % OF       PRINCIPAL      % OF POOL BY
                                        BALANCE    AUTO LOANS   AUTO LOANS   OUTSTANDING   PRINCIPAL BALANCE
                                       ---------   ----------   ----------   -----------   -----------------
$3,000 to 4,000......................                                  %      $                      %
4,001 to 5,000.......................
5,001 to 6,000.......................
6,001 to 7,000.......................
7,001 to 8,000.......................
8,001 to 9,000.......................
9,001 to 10,000......................
10,001 to 11,000.....................
11,001 to 12,000.....................
12,001 to 13,000.....................
13,001 to 14,000.....................
14,001 to 15,000.....................
15,001 to 16,000.....................
16,001 to 17,000.....................
17,001 to 18,000.....................
18,001 to 19,000.....................
19,001 to 20,000.....................
20,001 to 21,000.....................
21,001 to 22,000.....................
22,001 to 23,000.....................
23,001 to 24,000.....................
24,001 to 25,000.....................
25,001 to 26,000.....................
26,001 to 27,000.....................
27,001 to 28,000.....................
28,001 to 29,000.....................
29,001 to 30,000.....................
    Total............................                                  %      $                      %

                 COMPOSITION BY APR OF THE [INITIAL] AUTO LOANS
                            (AS OF THE CUT-OFF DATE)

                                                  NUMBER OF    % OF AUTO    PRINCIPAL      % OF POOL BY
APR RANGE                                         AUTO LOANS     LOANS     OUTSTANDING   PRINCIPAL BALANCE
---------                                         ----------   ---------   -----------   -----------------
12.00 to 12.99%.................................                     %      $                      %
13.00 to 13.99..................................
14.00 to 14.99..................................
15.00 to 15.99..................................
16.00 to 16.99..................................
17.00 to 17.99..................................
18.00 to 18.99..................................
19.00 to 19.99..................................
20.00 to 20.99..................................
21.00 to 21.99..................................
22.00 to 22.99..................................
23.00 to 23.99..................................
24.00 to 24.99..................................
25.00 to 25.99..................................
26.00 to 27.00..................................
    Total.......................................                     %      $                      %

       COMPOSITION OF THE [INITIAL] AUTO LOANS BY INTEREST ACCRUAL METHOD
                            (AS OF THE CUT-OFF DATE)

                                           NUMBER OF    % OF AUTO     PRINCIPAL        % OF POOL BY
INTEREST ACCRUAL METHOD                    AUTO LOANS     LOANS      OUTSTANDING   PRINCIPAL OUTSTANDING
-----------------------                    ----------   ----------   -----------   ---------------------
Actuarial................................                      %       $                               %
Simple Interest..........................
    Total................................                      %       $                               %

         COMPOSITION OF THE [INITIAL] AUTO LOANS BY STATE OF RESIDENCE
                            (AS OF THE CUT-OFF DATE)

                                                               % OF
                                                NUMBER OF      AUTO      PRINCIPAL      % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER         AUTO LOANS    LOANS     OUTSTANDING   PRINCIPAL BALANCE
---------------------------------------         ----------   --------   -----------   -----------------
Alabama.......................................                     %      $                      %
Alaska........................................
Arizona.......................................
Arkansas......................................
California....................................
Colorado......................................
Connecticut...................................
Delaware......................................
Florida.......................................
Georgia.......................................
Hawaii........................................
Idaho.........................................
Illinois......................................
Indiana.......................................
Iowa..........................................
Kansas........................................
Kentucky......................................
Louisiana.....................................
Maine.........................................
Maryland......................................
Massachusetts.................................
Michigan......................................
Minnesota.....................................
Mississippi...................................
Missouri......................................
Montana.......................................
Nebraska......................................
Nevada........................................
New Hampshire.................................
New Jersey....................................
New Mexico....................................
New York......................................
North Carolina................................
North Dakota..................................
Ohio..........................................
Oklahoma......................................
Oregon........................................

                                                               % OF
                                                NUMBER OF      AUTO      PRINCIPAL      % OF POOL BY
LOCATION OF MAILING ADDRESS OF BORROWER         AUTO LOANS    LOANS     OUTSTANDING   PRINCIPAL BALANCE
---------------------------------------         ----------   --------   -----------   -----------------
Pennsylvania..................................
Rhode Island..................................
South Carolina................................
South Dakota..................................
Tennessee.....................................
Texas.........................................
Utah..........................................
Vermont.......................................
Virginia......................................
Washington....................................
Washington, D.C...............................
West Virginia.................................
Wisconsin.....................................
Wyoming.......................................
    Total.....................................                     %      $                      %

           COMPOSITION BY REMAINING TERM OF THE [INITIAL] AUTO LOANS
                       (AS OF THE [INITIAL] CUT-OFF DATE)

                                                               % OF
                                                NUMBER OF      AUTO      PRINCIPAL      % OF POOL BY
REMAINING TERM RANGE (IN MONTHS)                AUTO LOANS    LOANS     OUTSTANDING   PRINCIPAL BALANCE
--------------------------------                ----------   --------   -----------   -----------------
18 to 23......................................                     %      $                      %
24 to 29......................................
30 to 35......................................
36 to 41......................................
42 to 47......................................
48 to 53......................................
54 to 59......................................
60 to 65......................................
66 to 71......................................
72............................................
  Total.......................................                     %      $                      %

        COMPOSITION OF [INITIAL] AUTO LOANS BY TYPE OF FINANCED VEHICLE

                                                               % OF                   % OF POOL BY
                                                NUMBER OF      AUTO      PRINCIPAL      PRINCIPAL
TYPE OF FINANCING                               AUTO LOANS    LOANS     OUTSTANDING    OUTSTANDING
-----------------                               ----------   --------   -----------   -------------
New...........................................                     %      $                   %
Used..........................................
  Total.......................................                     %      $                   %

[THE RESERVE ACCOUNT]

    [The trust assets include the reserve account. On or before the closing
date, an initial cash deposit of $         , which is     % of the pool balance
as of the cut-off date, will be placed in the reserve account. On each payment date the trust collateral agent will deposit in the reserve account any amounts remaining after payments to certificateholders and payment of any fees to increase the amount on deposit in the reserve account until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE. Amounts in the reserve account on any payment date, after giving effect to all withdrawals from the reserve account, in excess of the TARGETED RESERVE ACCOUNT BALANCE in connection with that payment date will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder will be paid to the seller.

    Funds will be withdrawn from the reserve account on each payment date to pay any servicing fee then payable to a servicer other than Household Finance Corporation, and to make required distributions on the certificates to the extent funds are not otherwise available. See "Description of the Certificates--Payment Priorities".]

[THE PREFERRED STOCK]

    [The trust assets include one share of preferred stock of the seller. The preferred stock has a par value of $1.00 and is designated the Class SV Preferred Stock. Issuance of the preferred stock to the trust is intended to prevent the seller from instituting bankruptcy and will have no impact on the bankruptcy remoteness of the trust. Under the Articles of Incorporation of the seller, the rights of the holders of the preferred stock are limited to
(a) voting in the event the seller desires to institute proceedings to be adjudicated insolvent, consent to the institution of any bankruptcy or insolvency case or petition, make an assignment for the benefit of creditors, or admit in writing its inability to pay its debts as they become due, and
(b) receiving $1.00 upon liquidation of the seller. The unanimous affirmative vote of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives. Holders of the preferred stock of the seller have no other rights, including the right to receive dividends or to vote on any other matter.

    Under the trust's pledge of its interest in the trust assets, the trustee has the exclusive authority to vote the interest of the trust in the preferred stock. In the pooling and servicing agreement, the trustee covenants that it will not consent to any of the seller's bankruptcy initiatives. Because unanimous consent of the holders of the preferred stock is required to approve any of the seller's bankruptcy initiatives, the holders of the certificates will be able to unilaterally prevent the implementation of the seller's bankruptcy initiatives.]

                      YIELD AND PREPAYMENT CONSIDERATIONS

    All the auto loans are prepayable at any time. If prepayments are received on the auto loans, the actual weighted average life of the auto loans may be shorter than the scheduled weighted average life, since the scheduled weighted average life assumes that payments will be made as scheduled, and that no prepayments occur. For this purpose, the term prepayments also includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability, and casualty insurance policies. WEIGHTED AVERAGE LIFE means the average amount of time during which each dollar of principal of an auto loan is outstanding.

    The rate of prepayments on the auto loans may be influenced by a variety of economic, social, and other factors, including the fact that a borrower may not sell or transfer a financed vehicle without the consent of the subservicer. The subservicer believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life of the auto loans. If a certificate is purchased at a premium, and the actual rate of prepayments exceed the rate of prepayments anticipated at the time the certificate was purchased, the actual yield to maturity of the certificate will be less than the yield anticipated at the time of purchase. If a certificate is purchased at a discount, and the rate of prepayments is less than the rate of prepayments anticipated at the time the certificate was purchased, the actual yield to maturity will be less than the yield anticipated at the time of purchase. Any reinvestment risk, which is the risk that a certificateholder will not be able to reinvest amounts received in payment on the certificates at interest rates that are greater than or equal to the certificate rate, resulting from a faster or slower incidence of prepayment of auto loans will be borne by the certificateholders.

    The rate of payment of principal of the certificates will depend on the rate of payment, including prepayments, of the PRINCIPAL BALANCE of the auto loans. As a result, final payment of the certificates could occur significantly earlier than the final scheduled payment date for the class.

    Prepayments on auto loans can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of auto loans in a pool. ABS further assumes that all the auto loans are the same size and amortize at the same rate and that each auto loan in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of auto loans originally containing 10,000 auto loans, a 1% ABS rate means that 100 auto loans prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of auto loans.

    The tables captioned "Percent of Initial Certificate Principal Balance at Various ABS Percentages", also called the ABS Tables, have been prepared on the basis of the following assumptions:

    - the auto loans prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

    - each scheduled monthly payment on the auto loans is made on the last day of each month and each month has 30 days;

    - the initial principal amount of the certificates is as stated on the cover page;

    - interest on the certificates accrues during each interest period at the
      following assumed coupon rates: Class A Certificates,       %; and
      Class B Certificates,       %.

    - payments on the certificates are made on the   th day of each month
      whether or not a business day;

    - the certificates are purchased on the closing date;

    - [the entire pre-funded amount issued to purchase subsequent auto loans;]

    - the scheduled monthly payment for each auto loan has been calculated on the basis of the assumed characteristics presented in the table below, and each auto loan will amortize in amounts sufficient to repay the PRINCIPAL BALANCE of the auto loans by its indicated remaining term to maturity; and

    - the seller or the servicer exercises its clean-up call redemption.

    The ABS Tables also assume that (1) the auto loans have been aggregated into hypothetical pools with all of the auto loans within each pool having the following characteristics, and (2) that the level of scheduled monthly payment for each of the pools, which is based on its aggregate PRINCIPAL BALANCE, gross APR, original number of scheduled payments and remaining number of scheduled payments as of the cut-off date, will be calculated so that each pool will be fully amortized by the end of its remaining term to maturity.

                                                                               REMAINING TERM
                                                    AGGREGATE                   TO MATURITY      SEASONING
POOL                                            PRINCIPAL BALANCE     APR       (IN MONTHS)     (IN MONTHS)
----                                            -----------------   --------   --------------   -----------
1.............................................       $                    %
2.............................................       $                    %
3.............................................       $                    %
4.............................................       $                    %
5.............................................       $                    %

    The ABS Tables indicate, based on the assumptions described above, the percentages of the initial principal amount of the certificates that would be outstanding after each of the payment dates shown at various percentages of ABS and the corresponding weighted average lives of the certificates. The actual characteristics and performance of the auto loans will differ from the assumptions used in constructing the ABS Tables. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the auto loans will prepay at a constant level of ABS until maturity or that all of the auto loans will prepay at the same level of ABS. Moreover, the diverse terms of auto loans could produce slower or faster principal distributions than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the auto loans are as assumed. Any difference between the assumptions and the actual characteristics and performance of the auto loans, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding over time and the weighted average lives of the certificates.

                PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE
                         AT VARIOUS ABS PERCENTAGES(1)

                                                      CLASS A CERTIFICATES                        CLASS B CERTIFICATES
                                            -----------------------------------------   -----------------------------------------
PAYMENT DATE                                  0.5%       1.0%       1.7%       2.5%       0.5%       1.0%       1.7%       2.5%
------------                                --------   --------   --------   --------   --------   --------   --------   --------
Weighted Average Life in Years(2).........

------------------------

(1) The percentages in this table have been rounded to nearest whole number.

(2) The WEIGHTED AVERAGE LIFE of a certificate is determined by (1) multiplying the amount of each principal payment on a certificate by the number of years from the date of the issuance of the certificates to the payment date,
    (2) adding the results and (3) dividing the sum by the initial principal amount of the certificates of that class.

              DELINQUENCY AND LOSS INFORMATION OF THE SUBSERVICER

    Presented below is information concerning the subservicer's delinquency and loss experience for its servicing portfolio of auto loans for new and used automobiles, light duty trucks and vans originated or acquired under to its finance programs. Delinquency is recognized on a contractual basis only. Installment payments must equal or exceed 90% of the scheduled payment due for a contract to be considered current.

    The information has not been adjusted to eliminate the effect of the significant growth in the size of the subservicer's portfolio or changes to its underwriting or charge-off policies during the periods shown. In response to competitive and market conditions, the subservicer's underwriting policies have changed in various respects over the periods presented. The subservicer does not believe these changes had a material impact on the historical delinquency and loss experience presented below.

    In the fourth quarter of 1997 the subservicer began charging off non-securitized auto loans at the earlier of: (1) the date an auto loan becomes 150 days delinquent and (2) 90 days after a vehicle has been repossessed if it remains unsold. Prior to that change, and continuing for all auto loans securitized prior to 1998, auto loans were charged off (1) at 120 days delinquent and (2) 60 days after a vehicle was repossessed if it remained unsold. The impact of these changes did not have a material impact on the delinquency and loss experience as reported for years-end 1997, 1998, 1999 and 2000. It is also not expected that the change in the charge-off policy will have a material impact on the delinquency or loss rates in the future.

    If adjustments were made for the growth of the portfolio, loss and delinquency as percentages of auto loans serviced for each period would be higher than those shown. The tables below present all auto loan data for auto loans purchased by the subservicer or originated by an affiliate, including auto loans managed in states which are not represented in the pool consisting of the auto loans. Following the merger in which Household International, Inc. acquired ACC Consumer Finance Corporation, the subservicer assumed management and servicing responsibilities for a portfolio of auto loans purchased or acquired by another Household International, Inc. subsidiary. None of the auto loans held by this entity are included in the auto loans or the performance results presented in the following tables.

                             HISTORICAL DELINQUENCY
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                 YEAR ENDED DECEMBER 31,
                       -----------------------------------------------------------------------------------------------------------
                             [YEAR]                [YEAR]                [YEAR]                [YEAR]                [YEAR]
                       -------------------   -------------------   -------------------   -------------------   -------------------
                       DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT    DOLLARS    PERCENT
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
Principal Outstanding
Delinquencies(1)(2)..
31-60 Days...........
61-90 Days...........
Over 90 Days.........
Subtotal.............
Repossession on
  hand(3)............
Total Delinquencies
  and Repossession on
  hand...............

                          MONTHS ENDED
                       -------------------
                             [YEAR]
                       -------------------
                       DOLLARS    PERCENT
                       --------   --------
Principal Outstanding
Delinquencies(1)(2)..
31-60 Days...........
61-90 Days...........
Over 90 Days.........
Subtotal.............
Repossession on
  hand(3)............
Total Delinquencies
  and Repossession on
  hand...............

----------------------------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Delinquencies include bankruptcies. Bankruptcies represent approximately   %
    of outstanding principal for each period presented.

(3) Amounts shown under "repossession on hand" represent the expected net realizable value for repossessed vehicles that have not been sold.

                         HISTORICAL NET LOSS EXPERIENCE
                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------    MONTHS
                                    YEAR       YEAR       YEAR       YEAR       YEAR      ENDED,
                                  --------   --------   --------   --------   --------   --------
Principal outstanding...........  $          $          $          $          $          $
Average principal amount
  outstanding...................  $          $          $          $          $          $
Number of contracts
  outstanding...................
Average number of contracts
  outstanding...................
Number of repossessions.........
Number of repossessions as a
  percent of average number of
  contracts outstanding,
  annualized Net losses(1)......  $          $          $          $          $          $
Net losses as a percent of
  average principal amount
  outstanding, annualized.......

------------------------

(1) Net losses are net of recoveries and include PRINCIPAL BALANCE at time of charge-off. In the case of repossession, net losses include the remaining balance at the time of repossession less liquidation proceeds for disposed vehicles, or the NADA wholesale value for vehicles repossessed but not sold. Net losses do not include repossessions that are less than 150 days delinquent and are not charged off.

    The seller expects that the delinquency, loss and repossession experience for the auto loans will be generally consistent with the information provided in the above tables. However, as the subservicer's portfolio matures and the rate of growth slows, which is likely, it can be expected that the delinquency, loss and repossession percentages for the portfolio will increase, and may increase significantly. This is because a higher portion of the portfolio will consist of contracts proceeding through a typical delinquency and loss pattern. The amount of these increases cannot be estimated. There is no assurance that delinquency, credit loss and repossession experience for auto loans in the future, or the experience of the trust, will be similar to that described above. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles, light duty trucks and vans.

                                 [THE INSURER]

    [The following information has been obtained from [Name of Insurer] and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

GENERAL

    [Name of Insurer] is a monoline insurance company incorporated in
              , 200      under the laws of the State of             . The
insurer is licensed to engage in the financial guaranty insurance business in [all 50 states, the District of Columbia and Puerto Rico].

    The insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The insurer insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the insurer's underwriting criteria.

    The principal executive offices of the insurer are located at [address].

[REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the insurer are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the insurer's obligations under any financial guaranty insurance policy.]

RATING OF CLAIMS-PAYING ABILITY

    The insurer's insurance financial strength is rated "      " by [Rating
Agency]. The insurer's financial strength is rated " "by [Rating Agency]. The insurer's claims-paying ability is rated " " by [Rating Agency]. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies herein.

CAPITALIZATION

    The following table sets forth the capitalization of the insurer and its wholly- owned subsidiaries on the basis of generally accepted accounting
principles as of             :

                                                               [DATE] (UNAUDITED)
                                                              (IN THOUSANDS)[DATE]
                                                              --------------------
Deferred Premium Revenue (net of prepaid reinsurance
  premiums).................................................        $
Surplus Certificates........................................
Minority Interest...........................................
Shareholder's Equity:
  Common Stock..............................................
  Additional Paid-In Capital................................
  Accumulated Other Comprehensive Income (net of deferred
    income taxes)...........................................
  Accumulated Earnings......................................
  Total Shareholder's Equity................................
  Total Deferred Premium Revenue, Surplus Certificates,
    Minority Interest and Shareholder's Equity..............        $

    For further information concerning the insurer, see the consolidated financial statements of the insurer and its insurance subsidiaries, and the certificates thereto, incorporated by reference herein. The Insurer's financial statements are included as exhibits to the annual report on Form 10-K and quarterly reports on Form 10-Q filed with the Securities and Exchange Commission by [Name of Insurer] and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission. Copies of the statutory quarterly and annual statements filed with the [State of New York Insurance Department] by the insurer are available upon request to the [State of New York Insurance Department].

[INSURANCE REGULATION

    The insurer is licensed and subject to regulation as a [financial guaranty insurance corporation] under the laws of the State of [New York], its state of domicile. In addition, the insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a [financial guaranty insurance corporation] licensed to do business in the State of [New York], the insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as the insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.]

                        DESCRIPTION OF THE CERTIFICATES

    The certificates will be issued according to the terms of the pooling and servicing agreement. The pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus supplement is a part. The following summary describes terms of the certificates and the pooling and servicing agreement.

    The certificates will be issued only in fully registered form, in denominations of $[100,000] and integral multiples of $[1000]. The certificates will represent beneficial ownership interests in the assets of the trust. Replacement certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration, exchange or transfer of certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The payment date is the [17th] day of each month, or if that day is not a BUSINESS DAY, the next succeeding BUSINESS DAY.

    The class A certificateholders are entitled to receive, on each payment date, the CLASS A PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT plus interest at the class A pass-through rate on the class A PRINCIPAL BALANCE. Subject to the prior rights of the class A certificateholders, the class B certificateholders are entitled receive, on each payment date, the CLASS B PERCENTAGE of the PRINCIPAL DISTRIBUTABLE AMOUNT plus interest at the class B pass-through rate on the class B PRINCIPAL BALANCE.

    The certificates represent beneficial ownership interests in the trust. The Class A Certificates will evidence in the aggregate an undivided ownership
interest of approximately       %, which is the CLASS A PERCENTAGE of the trust
and the Class B Certificates will evidence in the aggregate an undivided
ownership interest of approximately       %, which is the CLASS B PERCENTAGE of
the trust.

PAYMENTS OF INTEREST

    Interest on the certificates will be payable monthly on each payment date,
commencing on               , 200      , in an amount equal to interest accrued
during the applicable interest period, as defined below, at the applicable certificate rate on the outstanding principal balance for the related class of certificates. The per annum rate of interest accruing on the certificates of each class is referred to as the pass-through rate for that class certificates.
The pass-through rate for the Class A Certificates is       %, and the
pass-through rate for the Class B Certificates is       %.

    Interest on the outstanding principal balance of the certificates of each class in respect of any payment date will accrue from, and including, the preceding payment date, or in the case of the first payment date, from the closing date, through, and including, the day preceding the payment date. Each of these periods is an interest period. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve thirty day months. Interest for any payment date due but not paid on the payment date will bear interest, to the extent permitted by applicable law, at the applicable pass-through rate until paid.

PAYMENTS OF PRINCIPAL

    On each payment date, the principal payments will be distributed on the certificates in an amount generally equal to a percentage of the decease in the PRINCIPAL BALANCE of the auto loan pool during the prior calendar month to the extent of funds available. These principal payments will be allocable between the Class A Certificates and the Class B Certificates PRO RATA, and will be paid to the certificateholders in proportion to their percentage interest, until the outstanding principal amount of that class is paid in full.

PAYMENT PRIORITIES

    You can find definitions of the technical cashflow terms used in this section in the Glossary beginning on page S-  of this prospectus supplement.

    On or prior to each payment date, the servicer will instruct the trustee to make the following distributions in the following order of priority:

    (1) from the AVAILABLE FUNDS, to the servicer, any supplemental servicing fees for the COLLECTION PERIOD and if Household Finance Corporation is no longer acting as servicer, the servicing fee for the COLLECTION PERIOD;

    (2) from the remaining AVAILABLE FUNDS, to the trustee, any accrued and unpaid trustee's fees, but only to the extent these fees have not been previously paid by the servicer;

    (3) from the remaining AVAILABLE FUNDS, the CLASS A INTEREST DISTRIBUTABLE AMOUNT will be paid to the class A certificateholders;

    (4) from the remaining AVAILABLE FUNDS, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the class A certificateholders, until the outstanding principal amount of the Class A Certificates is paid in full;

    (5) from the remaining AVAILABLE FUNDS, the CLASS B INTEREST DISTRIBUTABLE AMOUNT will be paid to the class B certificateholders;

    (6) from the remaining AVAILABLE FUNDS, the CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT will be paid to the Class B Certificateholders until the outstanding PRINCIPAL BALANCE of the Class B Certificates is reduced to zero.

    (7) from the remaining AVAILABLE FUNDS, to the reserve account, the RESERVE ACCOUNT DEPOSIT AMOUNT, if necessary, required to increase the amount in the reserve account to its then required level;

    (8) from the remaining AVAILABLE FUNDS, if Household Finance Corporation is acting as the servicer, the servicing fee for the prior COLLECTION PERIOD; and

    (9) any remainder to the seller.

    [Amounts on deposit in the reserve account on any payment date, after giving effect to all distributions made on the payment date and the related payment date, in excess of the TARGETED RESERVE ACCOUNT BALANCE for the payment date may be released first, to the servicer to pay any servicing fees and supplemental servicing fees that are due, and any remainder may be released to the seller.]

    [Amounts available under the insurance policy are available to pay the certificate principal only in two circumstances:

    - to reduce, after taking into account all reductions funded from other sources, the aggregate principal balance of the certificates to the collateral balance--i.e., the sum of the POOL BALANCE plus the pre-funded amount--in the event that the certificate principal balance would otherwise exceed the collateral balance; and

    - to pay off each class's principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.]

[MANDATORY REDEMPTION]

    [If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, each class of certificates will be redeemed in part on the mandatory redemption date. Each class' certificate prepayment amount of the remaining pre-funded amount on that date will be an amount equal to that class' pro rata share, based on the respective current principal amount of each class of certificates. However, if the aggregate remaining amount in the pre-funding account is $100,000 or less, that amount will be applied exclusively to reduce the outstanding principal balance of the class of certificates then entitled to receive principal distributions.]

MATURITY DATES; OPTIONAL REDEMPTION

    Each class of certificates will mature on the earlier of the date the class of certificates is paid in full or the respective scheduled maturity date for
the class. The class A scheduled maturity date is               , 200      and
the class B scheduled maturity date is               , 200      . The payment
date occurring on               , 200      is also referred to as the final
scheduled payment date. In the event there are insufficient funds to retire either class of certificates by its respective scheduled maturity date in each case, subject to a five day grace period, an event of default will occur. In addition, the trust will pay the certificates in full on the payment date following exercise by the seller or the servicer of the option to purchase the auto loans from the trust. This will cause a redemption of the certificates. The option may be exercised on or after the payment date on which the AGGREGATE CERTIFICATE PRINCIPAL BALANCE is reduced to an amount less than or equal to
$            , which is       % of the original AGGREGATE CERTIFICATE PRINCIPAL
BALANCE. The redemption price will be equal to the sum of the AGGREGATE CERTIFICATE PRINCIPAL BALANCE and accrued and unpaid interest through the day preceding the call date.

REPORTS TO CERTIFICATEHOLDERS

    With each distribution to the certificateholders, the trustee will prepare and forward to each certificateholder a statement, which will include the following information for that payment date:

    (1) the amount of the distribution allocable to interest on each class of the certificates;

    (2) the amount of the distribution allocable to principal on each class of the certificates;

    (3) the aggregate outstanding principal amount for each class of certificates, in each case, after giving effect to all payments reported under (2) above for that payment date;

    (4) the CLASS A INTEREST CARRYOVER SHORTFALL and the Class A Principal Carryover Shortfall, if any, and the change in those amounts from the preceding statement;

    (5) the amount of the servicing fee paid to the servicer for the prior COLLECTION PERIOD; and

    (6) the TARGETED RESERVE ACCOUNT BALANCE and the amount on deposit in the reserve account at the end of the payment date.

    The information furnished under (1) through (4) above will be expressed as a
dollar amount per $            in face amount of certificates.

                               CREDIT ENHANCEMENT

SUBORDINATION OF THE CLASS B CERTIFICATES

    The rights of the Class B Certificateholders to receive distributions generally will be subordinated to the rights of the Class A Certificateholders in the event of defaults and delinquencies on the auto loans. The protection afforded to the Class A Certificateholders through subordination will be effected by the preferential right of the Class A Certificateholders to receive current distributions of interest and principal, before any interest or principal is payable to the Class B Certificateholders.

THE RESERVE ACCOUNT

    An initial deposit of $            , which is       % of the POOL BALANCE as
of the cut-off date, will be placed in the reserve account. The reserve account will be increased on each payment date by the deposit in the reserve account of amounts remaining after payments to the certificateholders and any fees until the amount on deposit in the reserve account equals the TARGETED RESERVE ACCOUNT BALANCE after first determining whether any servicing fees or supplemental servicing fees are due. Amounts in the reserve account on any payment date, after giving effect to all withdrawals from the reserve account in excess of the TARGETED RESERVE ACCOUNT BALANCE that payment date will be paid, first to the servicer for any servicing fees and supplemental servicing fees then due, and any remainder to the seller.

    The reserve account will not be part of the trust, but will be a segregated trust account held by the trustee. Amounts in the reserve account will be held for the benefit of holders of the certificates of both classes. Funds in the reserve account shall be invested in eligible investments. The Seller is entitled to receive all investment earnings on amounts in the reserve account, as well as any amounts in the reserve account in excess of the TARGETED RESERVE ACCOUNT BALANCE.

    Amounts in the reserve account on a payment date will be used to fund any shortfalls in AVAILABLE FUNDS on that payment date to fund the full amounts of the servicing fee then payable to a servicer other than Household Finance Corporation, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT, the CLASS B INTEREST DISTRIBUTABLE AMOUNT and the CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT, in that order.

OVERCOLLATERALIZATION

    The overcollateralization is the difference between the POOL BALANCE and the AGGREGATE CERTIFICATE PRINCIPAL BALANCE. On the closing date, the
overcollateralization will be equal to $            or       % of the POOL
BALANCE as of the cut-off date. The overcollateralization will be available to absorb losses that would otherwise be allocated to certificateholders.

    The subordination of the class B Certificates, the reserve account and the overcollateralization are intended to enhance the likelihood of receipt by class A certificateholders of the full amount of principal and interest due them and to decrease the likelihood that the class A certificateholders will experience losses.

    If on any payment date the holders of the Class A Certificates do not receive the full amount then due them, including interest carryover shortfalls and principal carryover shortfalls, after giving effect to any amounts withdrawn from the reserve account, the holders of the Class B Certificates generally will not receive any distributions. While the Class B certificateholders are entitled to receive amounts from the reserve account their entitlement is subordinated to the rights of the Class A certificateholders. If the reserve account becomes depleted and the overcollateralization is exhausted, the Class B certificateholders may experience shortfalls in the distributions due them and incur a loss on their investment.

[THE INSURANCE POLICY]

    [The following summary of the terms of the insurance policy, or THE POLICY, does not purport to be complete and is qualified in its entirety by reference to the policy.

    Simultaneously with the issuance of the certificates, the insurer will deliver the policy to the trustee for the benefit of each certificateholder. Under the policy, the insurer will unconditionally and irrevocably guarantee to the trustee, on each distribution date, for the benefit of each certificateholder the full and complete payment of (i) SCHEDULED PAYMENTS (as defined below) on the certificates and (ii) the amount of any SCHEDULED PAYMENT which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trustee fails to make a claim under the policy, certificateholders do not have the right to make a claim directly under the policy, but may sue to compel the trustee to do so.

    SCHEDULED PAYMENTS means payments which are required to be made on the certificates during the term of the policy in accordance with the original terms of the certificates when issued and without regard to any subsequent amendment or modification of the certificates or the trust documents that has not been consented to by the insurer.

    Payment of claims on the policy made in respect of SCHEDULED PAYMENTS will be made by the insurer following RECEIPT (as defined below) by the insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third BUSINESS DAY following RECEIPT of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the policy, the insurer shall cause such payment to be made on the later of
(a) the date when due to be paid pursuant to the ORDER referred to below or
(b) the first to occur of (i) the [fourth] BUSINESS DAY following RECEIPT by the insurer from the trustee of (A) a certified copy of the ORDER of the court or other governmental body that exercised jurisdiction to the effect that the certificateholder is required to return SCHEDULED PAYMENTS made with respect to the certificates during the term of the policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the certificateholder that the ORDER has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the certificateholder, in such form as is reasonably required by the insurer and provided to the certificateholder by the insurer, irrevocably assigning to the insurer all rights and claims of the certificateholder relating to or arising under the certificates against the trust or otherwise with respect to such preference payment, or (ii) the date of RECEIPT (as defined below) by the insurer from the trustee of the items referred to in clauses (A), (B) and
(C) above if, at least four BUSINESS DAYS prior to such date of RECEIPT, the insurer shall have RECEIVED (as defined below) written notice from the trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER and not to the trustee or any certificateholder directly (unless a certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the ORDER, in which case such payment shall be disbursed to the trustee for distribution to such certificateholder upon proof of such payment reasonably satisfactory to the insurer). In connection with the foregoing, the insurer shall have the rights provided pursuant to the pooling and servicing agreement, including, without limitation, the right to direct all matters relating to any preference claim and subrogation to the rights of the trustee and each certificateholder in the conduct of any proceeding with respect to a preference claim.

    The terms RECEIPT and RECEIVED with respect to the policy shall mean actual delivery to the insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a BUSINESS DAY; delivery either on a day that is not a BUSINESS DAY or after 12:00 noon, New York City time, shall be deemed to be RECEIVED on the next succeeding BUSINESS DAY. If any notice or certificate given under the policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been RECEIVED, and the insurer or its fiscal agent shall promptly so advise the trustee, and the trustee may submit an amended notice.

    Under the policy, BUSINESS DAY means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in
            ,             ,             ,             and             or any
other location of any successor servicer or successor trustee are authorized or obligated by law, executive order or governmental decree to be closed.

    The insurer's obligations under the policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the trustee as provided in the policy whether or not such funds are properly applied by the trustee.

    The insurer shall be subrogated to the rights of each certificateholder to receive payments of principal and interest to the extent of any payment by the insurer under the policy.

    Claims under the policy constitute direct, unsecured and unsubordinated obligations of the insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the insurer for borrowed money. Claims against the insurer under the policy and each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the insurer. The terms of the policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. [THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.] The Policy is governed by the laws of the State of [New York].

    It is a condition to the issuance of the certificates that the Class A
Certificates be rated "      " by [Rating Agency 1] and "      " by [Rating
Agency 2], and that the Class B Certificates be rated "      " by [Rating Agency
1] and "      " by [Rating Agency 2]. The ratings by the rating agencies of the certificates will be (i) with respect to the Class A Certificates, without regard to the policy in the case of [Rating Agency] and substantially based on the policy in the case of [Rating Agency] and (ii) with respect to the Class B Certificates, based on the issuance of the policy. To the extent that such ratings are based on the policy, such ratings apply to distributions due on the distribution dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell certificates. In the event that the rating initially assigned to any of the certificates is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of the insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the certificates.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the certificates. This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the certificates as "CAPITAL ASSETS" which generally means property held for investment, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, referred to in this prospectus supplement as the CODE. Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. Prospective investors should know that no rulings have been or will be sought from the IRS regarding any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX CHARACTERIZATION OF THE TRUST

    Dewey Ballantine LLP is our tax counsel, and is of the opinion that the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

GENERAL

    For purposes of federal income tax, the certificateholders will each be deemed to have acquired a fixed portion of the interest due on each auto loan. These fixed portions of interest will be treated as "STRIPPED COUPONS" within the meaning of the Code. Accordingly, for federal income tax purposes, each certificateholder will be treated as owning its pro rata percentage interest in the principal of each auto loan and such interest in each auto loan will be treated as a "STRIPPED BOND" within the meaning of Section 1286 of the Code.

INCOME ON THE AUTO LOANS

    Each certificateholder will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata allocable share of the entire gross income of the trust, including interest or finance charges earned on the auto loans, and any gain or loss upon collection or disposition of the auto loans. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata allocable share of reasonable fees and expenses that are paid or incurred by the trust as provided in Section 162 or 212 of the Code. If a certificateholder is an individual, estate or trust the deduction for its pro rata share of such fees will be allowed only to the extent that all of its miscellaneous itemized deductions, including its share of such fees, exceed 2% of its adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over such amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such certificates with respect to interest at the certificate rate. A certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid by the trust. A certificateholder using the accrual method of accounting must take into account its pro rata share of income and deductions as and when such amounts become due to or payable by the trust.

    A certificateholder will not be subject to the market discount rules discussed below regarding the stripped auto loans, but instead will be subject to the original issue discount rules contained in the Code. A certificateholder will be required to include any original issue discount in income as it accrues, regardless of whether cash payments are received, using a method reflecting a constant rate of interest on the auto loans.

STRIPPED BONDS AND STRIPPED COUPONS

    Although the tax treatment of stripped bonds is not entirely clear, based on guidance by the IRS, each purchaser of a certificate will be treated as the purchaser of a stripped bond or stripped coupon which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under Treasury regulations, if the discount on a stripped bond certificate is larger than a de minimis amount, as calculated for purposes of the original issue discount rules of the Code, that stripped bond certificate will be considered to have been issued with original issue discount. See "--Accrual of Original Issue Discount."

ACCRUAL OF ORIGINAL ISSUE DISCOUNT

    In determining whether a certificateholder has purchased its interest in the auto loans or any auto loan at a discount, a portion of the purchase price for a certificate may be allocated to the accrued interest on the auto loans at the time of purchase as though that accrued interest were a separate asset. This would reduce the portion of the purchase price allocable to the certificateholder's undivided interest in the auto loans. If the interests in the auto loans represented by the certificates are considered to be issued with original issue discount, the rules described in this paragraph would apply. Generally, the owner of a stripped bond or stripped coupon issued or acquired with original issue discount must include in gross income the sum of the DAILY PORTIONS, as described below, of such original issue discount for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original certificateholder, the daily portions of original issue discount for a certificate generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues with respect to the certificate during each successive monthly accrual period. This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the certificate under the prepayment assumption used for the certificates and (2) any payments received during such accrual period, and subtracting from that total the ADJUSTED ISSUE PRICE of the certificate at the beginning of that accrual period. No representation is made that the auto loans will prepay at any specified rate. The adjusted issue price of a certificate at the beginning of the first accrual period is its issue price, as determined for purposes of the original issue discount rules of the Code, and the adjusted issue price of a certificate at the beginning of a subsequent accrual period is the adjusted issued price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method as set forth in the Treasury Regulations regarding original issue discount.

    For the certificates, the method of calculating original issue discount as described above will cause the accrual of original issue discount to either increase or decrease but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used for the certificates.

    Subsequent purchasers that purchase certificates at more than a DE MINIMIS discount should consult their tax advisors about the proper method to accrue such original issue discount.

PREMIUM

    The purchase of a certificate at more than its adjusted principal amount will result in the creation of a premium with respect to the interest in the underlying auto loans represented by those certificates. In determining whether a certificateholder has purchased its interest in the auto loans at a premium, a portion of the purchase price for a certificate may be allocated to the accrued interest on the auto loans at the time of purchase as though such accrued interest were a separate asset, thus reducing the portion of the purchase price allocable to the certificateholder's undivided interest in the auto loans. A purchaser who does not hold the certificate for sale to borrowers or in inventory may elect under
Section 171 of the Code to amortize that premium. Under the Code, premium is allocated among the interest payments on the auto loans to which it relates and is considered as an offset against and thus a reduction of such interest payments. With certain exceptions, that election would apply to all debt instruments held or subsequently acquired by the electing holder. If the election is not made, the premium will be deductible as an ordinary loss only upon disposition of the certificate or pro rata as principal is paid on the auto loans.

    Holders of certificates acquired at a premium are urged to consult with their own tax advisors regarding the proper treatment of the certificates for federal income tax purposes.

SALE OR REDEMPTION OF A CERTIFICATE

    If a certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, allocable to each of the auto loans and the certificateholder's adjusted basis in each of them. However, amounts attributable to accrued and unpaid interest which will be treated as ordinary income. A certificateholder's adjusted basis will equal the certificateholder's cost for the certificate, increased by any discount previously included in income, and decreased, but not below zero, by any previously amortized premium and by the amount of payments previously received on the auto loans. Any gain or loss will be capital gain or loss if the certificate was held as a capital asset, except that gain will be treated in whole or in part as ordinary interest income to the extent of the seller's interest in accrued market discount not previously taken into income on underlying auto loans having a fixed maturity date of more than one year from the date of origination. A capital gain or loss will be long-term or short-term depending on whether or not the certificates have been owned for more than one year.

FOREIGN CERTIFICATEHOLDERS

    Interest attributable to the auto loans which is received by a foreign certificateholder will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that (1) the foreign certificateholder does not own, directly or indirectly, 10% or more of, and is not a controlled foreign corporation related to, the seller and (2) that holder fulfills certain certification requirements. Under those requirements, the holder must certify, under penalty of perjury, that it is not a UNITED STATES PERSON and provide its name and address. For this purpose, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States, an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Gain realized upon the sale of a certificate by a foreign certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by that foreign certificateholder, that holder will be subject to United States federal income tax on the certificates at regular rates. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a certificate.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each certificateholder, or each person holding a certificate on behalf of a certificateholder at any time during such year, such information as the trustee deems necessary or desirable to assist certificateholders in preparing their federal income tax returns. Payments made on the certificates and proceeds from the sale of the certificates will not be subject to a "BACKUP" withholding tax of 31% unless, in general, a certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued NEW WITHHOLDING REGULATIONS which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new withholding regulations attempt to unify certification requirements and modify reliance standards. The new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new withholding regulations.

                       STATE AND LOCAL TAX CONSIDERATIONS

    Potential certificateholders should consider the state and local income tax consequences of the purchase, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential certificateholders should consult their own tax advisors as to the various state and local tax consequences of an investment in the certificates.

                              ERISA CONSIDERATIONS

    The certificates may be purchased by pension, profit-sharing and other employee benefit plans as described in the prospectus under "ERISA CONSIDERATIONS--ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES."

    The Department of Labor has issued to the underwriter an individual prohibited transaction exemptions which, as described in the prospectus, generally exempts from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing beneficial ownership interests in a trust which holds secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter's exemption include loans such as the auto loans.

    As of the initial cut-off date, there is no single auto loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter's exemption, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a SECURITY for purposes of the exemption and (2) that the conditions and other requirements set forth in the would be satisfied.

    Any plan fiduciary considering the purchase of a certificate may wish to consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter exemptions prior to making an investment in the certificates. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

    The sale of the certificates to a plan is not a representation by us or the underwriter that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

                                  UNDERWRITING

    Subject to the terms and conditions stated in the underwriting agreement
dated            , 200 among the seller, Household Finance Corporation and the underwriters named below, the seller has agreed to sell to the underwriters and each of the underwriters has agreed to purchase, the principal amount of the certificates stated opposite its name below.

                                                          PRINCIPAL      PRINCIPAL
                                                          AMOUNT OF      AMOUNT OF
                                                           CLASS A        CLASS B
UNDERWRITERS                                             CERTIFICATES   CERTIFICATES
------------                                             ------------   ------------
[List of Underwriters].................................

    The underwriters propose to offer the certificates, in part, directly to purchasers at the initial public offering prices stated on the cover page of this prospectus, and in part, to securities dealers at prices, less concessions,
not to exceed    % and    % of the respective principal balance of the Class A
and Class B Certificates. The underwriters may allow, and the dealers may
reallow, concessions not to exceed    % of the respective principal balance of
each class of the certificates to brokers and dealers. After the initial public offering of the certificates, the public offering prices and such concessions may be changed.

    The seller and Household Finance Corporation have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

    IN CONNECTION WITH THIS OFFERING THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. THIS STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                    [EXPERTS

    The consolidated balance sheets of [Name of the insurer] and its subsidiaries as of December 31, [2000] and [1999] and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, [2000], incorporated by reference in this prospectus supplement, have been incorporated in reliance on the report of [Name of Independent Auditor], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

    The balance sheet of the issuer as of            , 200      included in this
prospectus supplement has been so included in reliance on the report of [Name of Independent Auditor], independent accountants, given on the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    Some legal matters relating to the certificates will be passed upon for the seller by John W. Blenke, Vice President--Corporate Law and Assistant Secretary of Household International, Inc., the parent company of the servicer, the subservicer and the seller, and by Dewey Ballantine LLP, New York, New York, special counsel to the seller. Some legal matters will also be passed upon for the underwriters by Dewey Ballantine LLP. As of the date of this prospectus supplement, Mr. Blenke is a full-time employee and an officer of Household International, Inc. and beneficially owns, and holds options to purchase, shares of common stock of Household International, Inc.

                                    GLOSSARY

    AGGREGATE CERTIFICATE PRINCIPAL BALANCE means, as of any date, the aggregate outstanding principal amount of all the certificates on that date.

    AMOUNT FINANCED means, for an auto loan, the aggregate amount advanced under the auto loan toward the financed vehicle's purchase price and related costs, including amounts advanced for accessories, insurance premiums, service, car club and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes and related costs.

    AVAILABLE FUNDS means, for any COLLECTION PERIOD, the sum of (1) the COLLECTED FUNDS for that COLLECTION PERIOD, (2) all PURCHASE AMOUNTS deposited in the collection account during that COLLECTION PERIOD, (3) income on investments held in the collection account, (4) the proceeds of any liquidation of the assets of the trust, (5) the lesser of (a) the excess of the aggregate amount determined under items (1)-(6) of "Payment Priorities" as stated beginning on page S-31, over the amount on deposit in the collection account and
(b) the reserve account balance.

    CLASS A INTEREST CARRYOVER SHORTFALL means, for any payment date, the sum of: (1) excess of (a) the CLASS A INTEREST DISTRIBUTABLE AMOUNT for the preceding payment date, over (b) the amount actually paid as interest to the class A certificateholders on the preceding payment date, PLUS (2) interest on that excess, to the extent permitted by law, at a rate per annum equal to the Class A pass-through rate from the preceding payment date to but excluding the current payment date.

    CLASS A INTEREST DISTRIBUTABLE AMOUNT means, for any payment date, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class A Certificates at the class A pass-through rate from and including the preceding payment date, or, in the case of the initial payment date, from and including the closing date, to but excluding the current payment date PLUS
(2) the applicable CLASS A INTEREST CARRYOVER SHORTFALL for the current payment date.

    CLASS A PERCENTAGE means    %.

    CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the class A percentage of the principal distributable amount.

    CLASS B INTEREST DISTRIBUTABLE AMOUNT means, for any payment date, an amount equal to the sum of: (1) the aggregate amount of interest accrued on the Class B Certificates at the class B pass-through rate from and including the preceding payment date, or, in the case of the initial payment date, from and including the closing date, to but excluding the current payment date PLUS
(2) the applicable CLASS B INTEREST CARRYOVER SHORTFALL for the current payment date.

    CLASS B PERCENTAGE means    %.

    CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the class B percentage of the principal distributable amount.

    COLLECTED FUNDS means, for any COLLECTION PERIOD, the amount of funds in the collection account representing collections (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges or similar items) on the auto loans during the COLLECTION PERIOD, including all NET LIQUIDATION PROCEEDS collected during the COLLECTION PERIOD (but excluding any PURCHASE AMOUNTS).

    COLLECTION PERIOD means, for any payment date other than the first payment date, the calendar month preceding the month in which the payment date occurs, and in the case of the first payment date, the period from the cut-off date through.

    CRAM DOWN LOSS means, with respect to an auto loan, if a court of appropriate jurisdiction in an insolvency proceeding issues a final order reducing the amount owed on the auto loan or otherwise modifying or restructuring the scheduled payments to be made on the auto loan, an amount equal to (1) the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the PRINCIPAL BALANCE of the auto loan as reduced and/or
(2) if the court issues an order reducing the effective rate of interest on the auto loan, the excess of the PRINCIPAL BALANCE of the auto loan immediately prior to the order over the net present value--using as the discount rate the higher of the APR on the auto loan or the rate of interest, if any, specified by the court in the order--of the scheduled payments as so modified or restructured. A CRAM DOWN LOSS shall be deemed to have occurred on the date of the order's issuance.

    LIQUIDATED AUTO LOAN means an auto loan which if (1) 90 days have elapsed since the financed vehicle was repossessed, (2) the servicer has determined in good faith that all amounts it expects to recover have been received, (3) ten percent or more of a scheduled payment shall have become 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent or (4) the financed vehicle has been sold and the proceeds received.

    MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, an amount equal to that portion of COLLECTED FUNDSrepresenting interest collections on the auto loans and NET LIQUIDATION PROCEEDS for the applicable COLLECTION PERIOD less the sum of: the servicing fee paid to any servicer other than Household Finance Corporation, the fees due to the trustee, to the extent not paid by the servicer, the CLASS A INTEREST DISTRIBUTABLE AMOUNT, the CLASS B INTEREST DISTRIBUTABLE AMOUNT, the aggregate PRINCIPAL BALANCEs of all auto loans which became LIQUIDATED AUTO LOANS during the COLLECTION PERIOD, plus the aggregate amount of CRAM DOWN LOSSES during the COLLECTION PERIOD.

    NET LIQUIDATION PROCEEDS means, with respect to LIQUIDATED AUTO LOANS,
(1) proceeds from the disposition of the underlying financed vehicle securing the LIQUIDATED AUTO LOANS, minus the servicer's reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required by law to be remitted to the borrower,
(2) any insurance proceeds, or (3) other monies received from the borrower or otherwise.

    POOL BALANCE means, as of any date of determination, the aggregate PRINCIPAL BALANCEs of the auto loans, unless otherwise specified, as of the close of business on the preceding business day.

    PRINCIPAL BALANCE means, with respect to any auto loan, as of any date, the AMOUNT FINANCED minus (a) that portion of all amounts received on or prior to the date and allocable to principal in accordance with the terms of the auto loan, and (b) any CRAM DOWN LOSS in respect of the auto loan. The PRINCIPAL BALANCE of a LIQUIDATED AUTO LOAN or a purchased auto loan shall be zero.

    PRINCIPAL DISTRIBUTABLE AMOUNT means, for any payment date, the product of
(1) % and (2) the excess of (a) the POOL BALANCE at the end of the second preceding COLLECTION PERIOD, over (b) the POOL BALANCE at the end of the immediately preceding COLLECTION PERIOD.

    PURCHASE AMOUNT means, with respect to an auto loan, the PRINCIPAL BALANCE as of the date the auto loan is purchased from the trust by the seller or the servicer.

    RESERVE ACCOUNT DEPOSIT AMOUNT means, for any payment date, the lesser of:
(x) the MAXIMUM RESERVE ACCOUNT DEPOSIT AMOUNT for that payment date and
(y) the RESERVE ACCOUNT SHORTFALL AMOUNT for that payment date.

    RESERVE ACCOUNT SHORTFALL AMOUNT means, for any payment date, the excess of:
(x) the TARGETED RESERVE ACCOUNT BALANCE for that payment date over (y) the amount on deposit in the reserve account as of the beginning of that payment date.

    TARGETED RESERVE ACCOUNT BALANCE means, for any payment date, the lesser of:
(1) the greater of (a)    % of the outstanding POOL BALANCE as of the end of the
prior COLLECTION PERIOD, and (b) $            (   % of the POOL BALANCE as of
the cut-off date) and (2) the AGGREGATE CERTIFICATE PRINCIPAL BALANCE.

                       HOUSEHOLD AUTOMOTIVE TRUST
                   AUTO RECEIVABLE ASSET-BACKED CERTIFICATES
                                  SERIES

                                   HOUSEHOLD
                                    FINANCE
                                  CORPORATION,
                                    SERVICER

                                 [UNDERWRITERS]

PROSPECTUS

                          HOUSEHOLD AUTOMOTIVE TRUSTS
                               ASSET BACKED NOTES
                           ASSET BACKED CERTIFICATES

                               ------------------

THE SECURITIES--

  - will be issued from time to time in series;

  - will be issued by one or more trusts established by Household Auto Receivables Corporation;

  - will be backed primarily by a pool of "non-prime" auto loans transferred to the issuing trust;

  - will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

  - may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

THE ASSETS--

The assets of each trust will primarily consist of a pool of "non-prime" auto loans, funds on deposit in one or more accounts and forms of credit support described in this prospectus and in the prospectus supplement. "Non-prime" auto loans are loans made to borrowers with limited or no credit history, modest income or prior credit difficulties for the purchase of new or used automobiles, light duty trucks or vans.
--------------------------------------------------------------------------------
YOU ARE ENCOURAGED TO READ AND CONSIDER THE SECTION ENTITLED "RISK FACTORS" ON PAGE 8 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN THESE SECURITIES.
These securities are auto receivable asset-backed securities which only represent interests in or obligations of the trust issuing the securities and are not interests in or obligations of any other person or entity.
Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

--------------------------------------------------------------------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
     ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 2001.

IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement, which describes the specific terms of your series of securities.

    This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. You should read both this prospectus and the prospectus supplement in full.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Summary of Terms............................................    5
  The Trusts................................................    5
  Seller....................................................    5
  Servicer..................................................    5
  Subservicer...............................................    5
  Trustee...................................................    5
  The Securities............................................    5
  Trust Property............................................    6
  Credit Enhancement........................................    6
  Pre-Funding Feature.......................................    7
  Material Federal Income Tax Consequences..................    7
  ERISA Considerations......................................    7
  Ratings...................................................    7
Risk Factors................................................    8
Trust Assets................................................   14
The Trustee.................................................   14
The Servicer................................................   14
The Subservicer.............................................   15
The Seller..................................................   15
The Automobile Financing Business of the Subservicer........   16
  General...................................................   16
  Application Processing and Purchasing Criteria............   16
  Funding Package Completion, Verification and Funding......   17
  Post-Funding Quality Reviews..............................   17
  Servicing of Contracts....................................   17
  Billing and Collection Process............................   18
  Repossession..............................................   18
  Payment Terms of the Auto Loans...........................   19
  Insurance.................................................   20
Use of Proceeds.............................................   20
Description of the Securities...............................   21
  General Payment Terms of Securities.......................   22
  Payment Date Distributions................................   22
  Determination of Principal and Interest on the
    Securities..............................................   23
  Soft Bullets..............................................   23
  Fixed Rate Securities.....................................   23
  Floating Rate Securities..................................   24
  Indexed Securities........................................   24
  Scheduled Amortization Securities; Companion Securities...   25
  Maturity and Prepayment Considerations....................   25
  Yield Considerations......................................   25
  Book-Entry Registration...................................   26
  Definitive Securities.....................................   30
  Credit and Cash Flow Enhancements.........................   31
  Forward Commitments; Pre-Funding..........................   31
Description of the Trust Documents..........................   32
  Sale of Auto Loans to the Seller..........................   32

                                                                PAGE
                                                              --------
  Transfer and Assignment of the Auto Loans by the Seller to
    the Trust...............................................   32
  Representation and Warranties of the Seller; Repurchase
    Obligation..............................................   33
  Payments on Auto Loans; Deposits to Collection Account....   35
  Collection and Other Servicing Procedures.................   36
  Servicing Compensation and Payment of Expenses............   36
  Evidence as to Compliance.................................   37
  Certain Matters Regarding the Servicer and the Seller.....   37
  Servicer Termination Event................................   37
  Rights Upon Servicer Termination Event....................   38
  Amendment.................................................   38
  Events of Default; Rights Upon Event of Default...........   38
  Certain Covenants of Each Trust...........................   40
  Certain Matters Regarding the Trustee and the Trust.......   41
  Limitation on Liability of the Trustee....................   41
  Resignation of Trustee....................................   41
Material Legal Aspects of the Auto Loans....................   42
  Security Interest in Vehicles.............................   42
  Repossession..............................................   43
  Notice of Sale; Redemption Rights.........................   43
  Deficiency Judgments......................................   44
  Consumer Protection Laws..................................   44
  Soldiers' and Sailors' Civil Relief Act of 1940...........   45
  Other Limitations.........................................   45
Material Federal Income Tax Consequences....................   46
  General...................................................   46
  Grantor Trust Securities..................................   47
  Debt Securities...........................................   48
  Partnership Interests.....................................   49
  FASIT Securities..........................................   50
  Discount and Premium......................................   53
  Backup Withholding and Information Reporting..............   56
  Foreign Investors.........................................   57
State and Local Tax Consequences............................   58
ERISA Considerations........................................   59
  General...................................................   59
  ERISA Considerations regarding Securities which are
    Certificates............................................   59
  ERISA Considerations regarding Securities which are
    Notes...................................................   61
  Consultation With Counsel.................................   62
Methods of Distribution.....................................   63
Legal Matters...............................................   64
Incorporation By Reference..................................   64
Clearance, Settlement and Tax Documentation Procedures......   A-1

                                SUMMARY OF TERMS

    This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, we suggest that you carefully read this entire prospectus and the accompanying prospectus supplement.

    There are material risks associated with an investment in the securities. You should read and consider the section entitled "Risk Factors" on page 8 of this prospectus as well as any similar section in the accompanying prospectus supplement before making a decision to invest in the securities.

THE TRUSTS

    Each series of securities will be issued by a trust formed by the seller.

SELLER

    Household Auto Receivables Corporation, a Nevada corporation. The address of the seller is 1111 Town Center Drive, Las Vegas, Nevada 89134.

SERVICER

    Household Finance Corporation, a Delaware corporation. The address of the servicer is 2700 Sanders Road, Prospect Heights, Illinois 60070.

SUBSERVICER

    Household Automotive Finance Corporation, a Delaware corporation. The address of the subservicer is 11452 El Camino Real, Suite 400, San Diego, California 92130.

TRUSTEE

    Each trust will be administered by an independent trustee named in the related prospectus supplement. In addition, if the trust issues notes, the indenture will be administered by an independent trustee that is not affiliated with the trustee for the trust.

THE SECURITIES

    The securities of a series may be issued in one or more classes, as specified in the prospectus supplement. The securities:

    - may be entitled to receive distributions only of principal, only of interest or any combination of principal and interest;

    - may be subordinated in right to receive distributions of principal and interest to one or more other classes of the same series throughout the life of the securities or during specified time periods;

    - may be entitled to receive distributions only after a specified period of time has passed, a specified amount of principal has been paid down, or a specified percentage of credit enhancement has built up; this could take the form of a lockout feature, in which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period;

    - may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the issuing trust;

    - may be entitled to receive interest at a fixed rate or a variable rate;
      and

    - may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans or classes of securities.

    The timing and amounts of distributions may vary among classes, over time, or otherwise as specified in the prospectus supplement.

TRUST PROPERTY

    Each trust will hold:

    - a pool consisting primarily of "non-prime" auto loans, each of which will be secured by new or used automobiles, vans or light duty trucks;

    - amounts held in trust accounts;

    - forms of credit support, if applicable;

    - security interests in the financed vehicles; and

    - rights to receive proceeds from insurance policies on the vehicles.

    You will find a description of the pool of auto loans in the prospectus supplement. The seller will have purchased the auto loans from the subservicer and will transfer them to the trust. If a trust has not acquired its interest in all of the auto loans at the time you purchase your securities, it will acquire this interest from the seller over a period specified in the prospectus supplement. In addition, some trusts may, during a specified time period, use principal collections on its auto loans to acquire additional auto loans.

    "Non-prime" auto loans, the principal component of the trust property, is a common term used to describe loans made to borrowers with limited or no credit histories, modest incomes or who have experienced prior credit difficulties.

CREDIT ENHANCEMENT

    Credit enhancement refers to a mechanism that is intended to protect you against losses due to defaults on the auto loans. Not every series of securities, or class within the series, will necessarily have the benefit of credit enhancement. Please refer to the prospectus supplement to determine if credit enhancement is available for your series or class of securities. Credit enhancement will be in the form of one or more of the following:

    - the use of excess interest to cover losses and to distribute as principal to create overcollateralization;

    - the subordination of distributions on the lower classes of securities to the required distributions of more senior classes of securities;

    - the allocation of losses on the auto loans to the lower classes of securities before such losses impact the more senior classes of securities;

    - the use of cross support, reserve funds, financial guarantee insurance policies, guarantees, letters of credit and similar instruments and arrangements;

    - swaps (including currency swaps) and other derivative instruments and interest rate protection agreements;

    - repurchase or put obligations;

    - yield supplement agreements; and

    - cash deposit or other arrangements similar to those described above.

    The protection against losses afforded by any credit enhancement will be limited in the manner described in the prospectus supplement.

PRE-FUNDING FEATURE

    A trust may enter into agreements with the seller, in which the seller will transfer additional auto loans to the trust after the securities are issued. The transfer of auto loans after the date the securities are issued is known as the PRE-FUNDING FEATURE. Any subsequent auto loans will be required to conform to the requirements described in the prospectus supplement. If the pre-funding feature is used, the trustee will be required to deposit all or a portion of the proceeds of the sale of the securities in a segregated account. The subsequent auto loans will be transferred to the trust in exchange for money released from the segregated account. These transfers must occur within a specified period after the original issuance of the related securities as described in the prospectus supplement. If a trust elects federal income treatment as a grantor trust, the pre-funding period currently is limited to three months. If all of the monies originally deposited in the account are not used by the end of the specified period, all remaining monies (except if the remaining amount is less than an amount specified in the prospectus supplement) will be applied as a mandatory prepayment of a class or classes of the securities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The securities of each series will, for federal income tax purposes, constitute one of the following:

    - interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

    - debt secured by the underlying auto loans;

    - interests in a trust which is treated as a partnership; or

    - regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or, FASIT under the Internal Revenue Code.

    We suggest that you review "Material Federal Income Tax Consequences" beginning on page 46 in this prospectus as well as any related discussion in the prospectus supplement. In addition, you should consult your own tax advisor concerning your investment.

ERISA CONSIDERATIONS

    A fiduciary of a pension, profit sharing or other employee benefit plan should review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We also suggest that you review "ERISA Considerations" beginning on page 59 in this prospectus as well as any related discussion in the prospectus supplement.

RATINGS

    Each class of securities will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. These ratings may be revised or withdrawn at any time by the assigning agency.

    The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for you. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the auto loans or the effect prepayments may have on the return of principal to you.

                                  RISK FACTORS

    This section and the section under the caption "Risk Factors" in the accompanying prospectus supplement, if any, describe the material risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of securities.

YOU MAY NOT BE ABLE TO SELL YOUR            A secondary market for these securities is unlikely
SECURITIES, AND MAY HAVE TO HOLD YOUR       to develop. If it does develop, it may not provide
SECURITIES TO MATURITY EVEN THOUGH YOU MAY  you with sufficient liquidity of investment or
WANT TO SELL THEM.                          continue for the life of these securities. The
                                            underwriters may establish a secondary market in
                                            the securities, although no underwriter will be
                                            obligated to do so. The securities are not expected
                                            to be listed on any securities exchange or quoted
                                            in the automated quotation system of a registered
                                            securities association.

                                            Issuance of the securities in book-entry form may
                                            also reduce the liquidity in the secondary trading
                                            market, since some investors may be unwilling to
                                            purchase securities for which they cannot obtain
                                            definitive physical securities.

INTEREST ONLY OR PRINCIPAL ONLY SECURITIES  Interest only and principal only securities are
HAVE SPECIAL RISKS.                         subject to investment risks that are a function of
                                            how quickly principal payments are received on the
                                            underlying pool of auto loans, optional or
                                            mandatory prepayment features of the securities,
                                            and the price paid for the securities. Investors in
                                            these types of securities could lose their
                                            investment. The ratings assigned to these
                                            securities frequently will not address these risks,
                                            so a substantial loss may not be inconsistent with
                                            a high rating. These interest only and principal
                                            only securities are appropriate investments only
                                            for sophisticated investors who are able to
                                            independently assess the risks of their investment.

PREPAYMENTS ON THE AUTO LOANS COULD CAUSE   The yield to maturity of the securities may be
YOU TO BE PAID EARLIER THAN YOU EXPECT,     adversely affected by a higher or lower than
WHICH MAY ADVERSELY AFFECT YOUR YIELD TO    anticipated rate of prepayments on the auto loans.
MATURITY.                                   If you purchase a security at a premium based on
                                            your expectations as to its maturity or weighted
                                            average life, and the security pays principal more
                                            quickly than you expected, your yield will be
                                            reduced and you may not recover the premium you
                                            paid. In addition, if you purchase a security at a
                                            discount based on your expectations as to its
                                            maturity or weighted average life, and the security
                                            pays principal more slowly than you expected, your
                                            yield will be lower than you anticipated.

                                            The yield to maturity on interest only securities
                                            will be extremely sensitive to the rate of
                                            prepayments on the auto loans. If the auto loans
                                            prepay very quickly the yield on an interest-only
                                            security could be dramatically reduced.

                                            The auto loans may be prepaid in full or in part at
                                            any time.

                                            We cannot predict the rate of prepayments of the
                                            auto loans, which is influenced by a wide variety
                                            of economic, social and other factors, including
                                            prevailing interest rates, the availability of
                                            alternative financing, local and regional economic
                                            conditions and certain natural disasters such as
                                            floods, hurricanes, earthquakes and tornadoes.
                                            Therefore, we can give no assurance as to the level
                                            of prepayments that a trust will experience.

                                            One or more classes of securities of any series may
                                            be subject to optional or mandatory redemption in
                                            whole or in part, on or after a specified date, or
                                            on or after the time when the aggregate outstanding
                                            principal amount of the auto loans or the
                                            securities is less than a specified amount or
                                            percentage.

                                            Since prevailing interest rates are subject to
                                            fluctuation, there can be no assurance that you
                                            will be able to reinvest these amounts at a yield
                                            equaling or exceeding the yield on your securities.
                                            You will bear the risk of reinvesting unscheduled
                                            distributions resulting from a redemption.

THE TRUST ASSETS CONSIST MAINLY OF LOANS    The trust assets consist primarily of "non-prime"
MADE TO "NON-PRIME" BORROWERS.              auto loans originated under lending programs of the
                                            subservicer designed to serve consumers who have
                                            limited access to traditional automobile financing.
                                            A loan is usually considered non-prime because the
                                            borrower has limited income, past credit problems,
                                            such as prior bankruptcy or a history of delinquent
                                            payments on other debt, or a limited or no credit
                                            history.

                                            There is a high degree of risk associated with
                                            non-prime borrowers. Because the subservicer serves
                                            consumers who are unable to meet the credit
                                            standards imposed by most traditional automobile
                                            financing services, the subservicer charges
                                            interest at higher rates than those charged by many
                                            traditional financing sources.

                                            Non-prime auto loans frequently are for the
                                            purchase of used vehicles. Because the value of a
                                            used vehicle is more difficult to determine at the
                                            time the loan is made and may be adversely affected
                                            by a variety of factors over time, upon sale of a
                                            repossessed vehicle a greater loss may be incurred.

                                            Non-prime auto loans therefore entail higher risk
                                            and may be expected to experience higher levels of
                                            delinquencies and credit losses than auto loans
                                            originated by traditional automobile financing
                                            sources. The added risk presented by non-prime auto
                                            loans is considered in structuring the issuances of
                                            securities. However, we can give no assurance that
                                            the structure established will be adequate to
                                            prevent losses on some or all of the securities.

SECURITY INTERESTS MAY NOT BE PERFECTED,    The certificates of title for the financed vehicles
WHICH COULD ALLOW OTHERS SUPERIOR RIGHTS    will be held by the subservicer. The certificates
TO THE TRUST ASSETS.                        of title will not be endorsed or amended to
                                            identify the trust as the new secured party.
                                            Because this will not be done, the security
                                            interests of the trust may be defeated through
                                            fraud, forgery, negligence or error and will not be
                                            perfected in every state. If someone has a security
                                            interest in a vehicle that is superior to the
                                            interest of the trust, you could experience delays
                                            in payments or a loss on your investment in the
                                            securities.

STATE AND FEDERAL CREDIT PROTECTION LAWS    Automobile lending is regulated at both the federal
MAY LIMIT COLLECTION OF PRINCIPAL AND       and state levels and violations of these laws,
INTEREST ON THE AUTO LOANS.                 policies and principles may limit the ability of
                                            the servicer to collect all or part of the amounts
                                            due on the auto loans, may entitle the borrower to
                                            a refund of amounts previously paid and, in
                                            addition, could subject the trust, if deemed to be
                                            the owner of the auto loan, to claims for damages
                                            and to administrative enforcement. The occurrence
                                            of any of the foregoing could cause losses on your
                                            securities.

INSOLVENCY OF THE SELLER, SERVICER OR       In some circumstances, a bankruptcy of the seller,
SUBSERVICER MAY REDUCE OR DELAY PAYMENTS    servicer or subservicer may delay or reduce
TO SECURITYHOLDERS.                         payments required to be made to you. In the event
                                            of a bankruptcy of the subservicer (or other
                                            transferor of auto loans to the seller) or the
                                            seller, a court or bankruptcy trustee could
                                            conclude the subservicer (or such transferor) still
                                            owns the auto loans or that the seller and the
                                            subservicer are all a single entity for bankruptcy
                                            purposes. In the event of a bankruptcy of the
                                            servicer, a court or bankruptcy trustee could
                                            conclude that collections in the possession of the
                                            servicer are property of the servicer. If a court
                                            or bankruptcy trustee were to reach any of these
                                            conclusions, you could experience delays in
                                            payments or a loss on your investment in the
                                            securities.

                                            We have taken steps in structuring the transactions
                                            contemplated by this prospectus to minimize these
                                            bankruptcy risks. Our legal counsel has advised us
                                            that a court would not order a consolidation of the
                                            seller and the subservicer for bankruptcy purposes
                                            or determine that the sale of the auto loans to the
                                            seller was actually a pledge rather than a sale.

SECURITYHOLDERS HAVE NO RECOURSE AGAINST    There is no recourse for losses against the
THE SELLER, SERVICER OR SUBSERVICER FOR     servicer, subservicer or seller. The securities
LOSSES.                                     represent obligations solely of the issuing trust.
                                            No securities will be guaranteed by the seller, the
                                            servicer, or the trustee. Consequently, if payments
                                            on the auto loans, and to the extent available, any
                                            credit enhancement, are insufficient to pay the
                                            securities in full, you have no rights to obtain
                                            payment from the servicer, subservicer or seller.

DEFAULTED AUTO LOANS MAY RESULT IN A DELAY  In the event that the subservicer must repossess
IN PAYMENTS TO SECURITYHOLDERS AND A LOSS   and dispose of vehicles to recover scheduled
OF YOUR INVESTMENT.                         payments due on defaulted auto loans, the trust may
                                            not realize the full amount due on an auto loan, or
                                            may not realize the full amount on a timely basis.
                                            Other factors that may affect the ability of the
                                            trust to realize the full amount due on an auto
                                            loan include whether endorsements or amendments to
                                            certificates of title relating to the vehicles had
                                            been filed or such certificates have been delivered
                                            to the trustee, whether financing statements to
                                            perfect the security interest in the auto loans had
                                            been filed, depreciation, obsolescence, current
                                            market conditions, damage or loss of any vehicle,
                                            and the application of federal and state bankruptcy
                                            and insolvency laws. As a result, you may be
                                            subject to delays in receiving payments and suffer
                                            loss of your investment in the securities.

INSURANCE ON VEHICLES MAY NOT BE            At the time the subservicer or one of its
MAINTAINED, WHICH MAY LEAD TO LOSSES ON     affiliates makes the auto loans, it requires that
THE AUTO LOANS.                             the borrowers have theft and damage insurance on
                                            the vehicles. There can be no assurance that the
                                            borrower will maintain the insurance coverage on
                                            the vehicle. The subservicer may obtain insurance
                                            coverage without the consent of the borrower if it
                                            learns that a vehicle is uninsured, but it is not
                                            obligated to do so. If an uninsured loss occurs and
                                            the borrower defaults on the auto loan at a time
                                            when the overcollateralization or subordination
                                            provisions are not sufficient to ensure payments
                                            are made on the securities, you may be subject to a
                                            delay in receiving payments or suffer a loss on
                                            your investment in the securities.

INABILITY TO PURCHASE AUTO LOANS FROM THE   If a representation and warranty concerning an auto
TRUST WHEN A REPRESENTATION OR WARRANTY IS  loan is breached, the seller must purchase the loan
BREACHED MAY CAUSE YOUR PAYMENTS TO BE      from the trust. If the seller is unable to purchase
REDUCED OR DELAYED.                         such auto loans and no other party is obligated or
                                            able to perform or satisfy these obligations (i.e.,
                                            the subservicer or an affiliate thereof), you may
                                            experience delays in receiving payments or suffer a
                                            loss on your investment in the securities.

SUBORDINATION OF CERTAIN SECURITIES MAY     Distributions on one or more classes of securities
RESULT IN REDUCED PAYMENTS TO THOSE         of a series may be subordinated in priority of
SECURITIES.                                 payment to distributions on one or more other
                                            classes of securities. Subordination of a class of
                                            securities has the effect of increasing the
                                            likelihood of payment on the senior classes of
                                            securities in that series and decreasing the
                                            likelihood of payment on that subordinated class of
                                            securities.

CREDIT ENHANCEMENT, IF PROVIDED, WILL BE    Credit enhancement may be provided in limited
LIMITED IN BOTH AMOUNT AND SCOPE OF         amounts to cover some, but not all, types of losses
COVERAGE, AND MAY NOT BE SUFFICIENT TO      on the auto loans and may reduce over time in
COVER ALL LOSSES OR RISKS ON YOUR           accordance with a schedule or formula. Furthermore,
INVESTMENT.                                 credit enhancement may provide only very limited
                                            coverage as to some types of losses, and may
                                            provide no coverage as to other types of losses.
                                            Credit enhancement does not guarantee any specified
                                            rate of prepayments, which is one of the principal
                                            risks of your investment. The amount and types of
                                            credit enhancement coverage, the identification of
                                            any entity providing the credit enhancement, the
                                            terms of any subordination and any other
                                            information will be described in the accompanying
                                            prospectus supplement.

THE RATINGS ASSIGNED TO YOUR SECURITIES BY  The ratings assigned to the securities will be
THE RATING AGENCIES MAY BE LOWERED OR       based on, among other things, the adequacy of the
WITHDRAWN AT ANYTIME, WHICH MAY AFFECT      assets of the trust, the financial strength and
YOUR ABILITY TO SELL YOUR SECURITIES.       ability of the servicer to service these assets in
                                            a prudent manner and any credit enhancement for a
                                            series of securities. Any rating which is assigned
                                            may not remain in effect for any given period of
                                            time or may be lowered or withdrawn entirely by the
                                            rating agencies if, in their judgment,
                                            circumstances in the future so warrant.

BECAUSE THE RATINGS OF THE SECURITIES, IF   The ratings of securities enhanced by a credit
PROVIDED WITH CREDIT ENHANCEMENT, ARE       enhancement provider will depend primarily on the
DEPENDENT UPON CREDITWORTHINESS OF THE      creditworthiness of the credit enhancement
CREDIT ENHANCEMENT PROVIDER, A DOWNGRADE    provider. There is a risk that any adverse change
OF THE CREDIT ENHANCEMENT PROVIDER COULD    in the financial or other condition of the credit
CAUSE A DOWNGRADE OF THE SECURITIES.        enhancement provider, including a change in its
                                            long term debt rating from the rating agencies,
                                            could result in a reduction of the ratings on the
                                            securities. Such an event may affect your ability
                                            to sell your securities.

                                  TRUST ASSETS

    We will establish a trust to issue each series of securities. The securities will be backed by the property of that issuing trust. The primary asset of each trust will be a pool of auto loans originated by dealers and purchased by the subservicer according to the subservicer's agreements with the dealers or directly originated by the subservicer or an affiliate thereof.

    As specified in the prospectus supplement, the property of each trust will include:

    - the pool of "non-prime" auto loans for new or used automobiles, vans or light duty trucks;

    - any funds contributed to, or collected in, accounts established for that trust;

    - security interests in the financed vehicles;

    - rights to proceeds from insurance policies covering the borrowers or the financed vehicles; and

    - contract rights against dealers and against the seller, servicer and subservicer for breaches of representations or warranties relating to the auto loans.

    "Non-prime" auto loans, the principal component of the trust property, is a term used to describe loans made to borrowers with limited or no credit histories, modest incomes or who have experienced prior credit difficulties.

    If specified in the prospectus supplement, the trust property may also include monies on deposit in a pre-funding account, which the trustee will use to acquire or receive a security interest in additional auto loans during a pre-funding period. In addition, the prospectus supplement may describe one or more forms of credit enhancement, including funds on deposit in a reserve account, that may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

                                  THE TRUSTEE

    The trustee for each trust will be named in the accompanying prospectus supplement. The trustee's liability in connection with the issuance and sale of the securities is limited to the express obligations of that trustee set out in the trust documents. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. In addition, if the trustee ceases to be eligible as trustee pursuant to the trust documents or it becomes insolvent, the trustee may be removed. Any resignation or removal of a trustee will not become effective until acceptance of the appointment by the successor trustee.

                                  THE SERVICER

    Household Finance Corporation will act as the servicer for the auto loans. The servicer was incorporated in Delaware in 1925, as successor to an enterprise which was established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070. Its phone number is 847-564-5000. The servicer is a subsidiary of Household International, Inc., a New York Stock Exchange listed company.

    The servicer and its subsidiaries offer a diversified range of financial services. The principal product of the servicer's consumer financial services business is the making or purchasing of cash loans and sales finance contracts, including home equity loans secured by first and second mortgages, auto loans and unsecured loans to middle-income consumers in the United States. Loans are made through branch lending offices under the brands "HFC" and "Beneficial," and through direct mail, telemarketing and the internet. The servicer also acquires portfolios of open-end and closed-end, secured and unsecured loans.

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    Through banking subsidiaries, the servicer also offers both MasterCard and
VISA credit cards to residents throughout the United States. Through its subsidiaries, the servicer also purchases and services revolving charge card accounts originated by merchants or an affiliate of the servicer. The accounts result from consumer purchases of goods and services from a qualifying merchant. Closed-end sales contracts are also directly originated.

    Where permitted by law, the servicer offers credit life and credit accident, health and disability insurance to its customers. This insurance is generally written directly by, or reinsured with, one of the servicer's insurance affiliates.

    The servicer also provides tax refund anticipation loans through a cooperative program with H&R Block Tax Services, Inc. and other independent tax preparers to borrowers who electronically file their United States federal income tax returns and are entitled to tax refunds.

                                THE SUBSERVICER

    The subservicer, Household Automotive Finance Corporation, is a Delaware corporation. It was formed in a merger between a subsidiary of Household International, Inc. and ACC Consumer Finance Corporation ("ACC"). The merger closed on October 21, 1997, and ACC changed its name to Household Automotive Finance Corporation shortly thereafter. ACC was the successor to a California corporation formerly named American Credit Corporation. The principal executive offices of the subservicer are at 11452 El Camino Real, Suite 400, San Diego, California 92130. Its phone number is 1-800-794-4103.

    The subservicer is an automobile finance company specializing in the financing of automobile sales contracts to consumers with non-prime credit. The subservicer, and one or more affiliate thereof, not only offers auto loans directly to consumers, but also maintains an indirect lending program through automobile dealers. The indirect lending program provides automobile dealers with an alternative source of financing for those consumers who typically are not qualified to use dealers' traditional financing sources, such as banks. Under this program, the subservicer purchases auto loans from originating automobile dealers.

                                   THE SELLER

    The seller, Household Auto Receivables Corporation, was incorporated in the State of Nevada on March 25, 1998. It is a wholly-owned special purpose subsidiary of the servicer, Household Finance Corporation. The seller was organized for the special purposes of engaging in the type of transactions described in this prospectus and any activities which help accomplish those purposes. Neither the servicer's nor the seller's board of directors intends to change the business purpose of the seller. The seller's principal executive office is at 1111 Town Center Drive, Las Vegas, Nevada 89134. Its phone number is 702-243-1241.

    The seller has purchased or will purchase "non-prime" auto loan contracts secured by new or used automobiles, light duty trucks or vans from the subservicer or one of its affiliates. The seller will transfer each auto loan to the trust at a price that will be no greater than its principal balance in exchange for the securities to be sold to you, as well as securities representing any retained interest in the trust to be held by the seller.

    Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

              THE AUTOMOBILE FINANCING BUSINESS OF THE SUBSERVICER

GENERAL

    The automobile financing business of the subservicer consists of (1) the purchase of auto loans of non-prime borrowers from a network of automobile dealers, (2) the origination, through an affiliate of the subservicer, of auto loans made directly to non-prime borrowers, and (3) the servicing of the foregoing auto loans. NON-PRIME BORROWERS are individuals who are unable to obtain automobile financing from traditional sources because of limited or no credit history, modest incomes or past credit problems, including bankruptcy, chargeoffs or other derogatory credit events. The auto loans are secured by new or used automobiles, light duty trucks or vans. Such automobile loans typically bear a higher APR than charged by traditional sources of financing.

    Approximately 95% of the dealers under contract with the subservicer for the sourcing of auto loans are franchisees of major automotive manufacturers. For auto loans made directly to individuals, leads are developed through direct mail, alliance partner referrals and the internet (www.householdauto.com).

    THE UNDERWRITING, FUNDING, DELINQUENCY, CHARGE-OFF POLICIES AND COLLECTION PRACTICES DISCUSSED IN THIS PROSPECTUS MAY CHANGE OVER TIME IN ACCORDANCE WITH THE BUSINESS JUDGMENT OF THE SUBSERVICER AND THE SERVICER, CHANGES IN APPLICABLE LAWS AND REGULATIONS, AND OTHER CONSIDERATIONS. ANY MATERIAL CHANGES SHALL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT.

APPLICATION PROCESSING AND PURCHASING CRITERIA

    The subservicer markets its services to automobile dealers and individuals under a tiered pricing structure designed to structure automobile loans according to the borrower's credit characteristics. For example, borrowers who have demonstrated the ability to meet progressively more stringent credit criteria are offered more favorable rates and conditions, such as no down payment or a longer term.

    The application processing for any auto loan is conducted through the subservicer's regional credit centers. Upon receipt of an application, we obtain a credit history on the applicant from a credit reporting bureau. Then, a conditional underwriting decision is made in one of two ways. If the application meets certain criteria, then the decision is made by an automated application decision model. If not, a credit officer evaluates the application and the credit bureau data to determine whether the application meets the criteria under the policy guidelines established for this type of customer and the applicable proprietary credit scoring model. Despite deficiencies that may exist in a borrower's credit history, the credit scoring model predicts future delinquency and credit loss based on statistical modeling of the subservicer's historical portfolio. The criteria under the policy guidelines include the following factors: the borrower's residence stability; employment stability; income level relative to debt and expenses; and past performance on automobile-related debt.

    Currently, the subservicer or its affiliate finances up to 115% of the dealer's invoice price for new vehicles or the wholesale value for used vehicles, plus taxes, license fees and any dealer handling or documentation charges. The total amount financed, including insurance or the cost of a service contract, may not exceed 150% of the invoice (if a new vehicle) or 150% of the wholesale value as quoted in the used car guide. The maximum amount financed per vehicle currently does not exceed $40,000. Financing is not offered for vehicles that are more than eight years old or that have been driven more than 90,000 miles.

    The amount of the required downpayment varies by program. For qualifying borrowers with better credit profiles, no downpayment is currently required. Other programs require a minimum downpayment of the lesser of 10% of the vehicle cost or $1,000. The value of a trade-in vehicle (as determined by industry-accepted used car guides) may be applied to the downpayment; however, manufacturer rebates may not be applied toward the required downpayment.

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FUNDING PACKAGE COMPLETION, VERIFICATION AND FUNDING

    Once a conditional underwriting decision is made, a funding package is created. All loans are funded directly from the regional credit centers. The funding package generally includes the application, auto loan contract, verification of the borrower's income, evidence of the application for title transfer, customer agreement to provide insurance, and other information necessary to fund the auto loan contract. The funding package may be returned to the application processing group if it does not comply with the terms of the initial approval or contains facts that were not disclosed during the approval process.

    Among other things, the auto loan contract must be fully amortizing, provide for level payments over the term of the auto loan contract, grant a first priority security interest in the financed vehicle to the lender, prohibit the sale or transfer of the financed vehicle without the lender's consent, and allow for acceleration of maturity of the auto loan contract if the vehicle is sold or transferred without this consent. The portions of payments on auto loan contracts allocable to principal and interest are, for payoff and deficiency purposes, determined in accordance with the law of the state in which the auto loan contract was originated.

    The subservicer's funding department reviews each auto loan contract and verifies the application data and contract documentation. The funding department also confirms or reconfirms the borrower's employment, the terms of the auto loan contract, the source of the down payment, banking information, references, the equipment on the vehicle and whether all stipulations issued by the credit officer have been satisfied. The subservicer verifies that the borrower's telephone number and address cross-reference with the local phone system. In addition, the subservicer requires a telephone interview with the borrower prior to funding an auto loan contract if the borrower is a higher credit risk. Post-funding, the subservicer contacts all new borrowers via telephone and through the mail in order to initiate the first contact in a positive setting and to confirm that the borrower can be reached and is aware of how to contact the subservicer. The subservicer believes this process reduces the risk of misrepresentation by dealers as well as misunderstandings by borrowers and provides a framework for future customer care.

POST-FUNDING QUALITY REVIEWS

    The subservicer uses its automated systems to continue monitoring auto loan contracts after funding and to validate the credit scoring models and lending policies utilized. In addition, on-going quality control reviews of the new auto loan contracts are performed weekly for each of the subservicer's credit underwriting centers. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of auto loan contract documentation. On a weekly basis, reports are prepared which summarize policy exceptions, processing errors, documentation deficiencies and credit decisions which are considered overly aggressive by the subservicer's quality control manager.

SERVICING OF CONTRACTS

    The subservicer services all of the auto loan contracts it purchases from the dealers or originates on behalf of its affiliates. The subservicer's servicing generally consists of payment and pay-off processing, collecting, insurance tracking, title tracking, responding to borrower inquiries, investigating delinquencies, repossessing and reselling collateral, collection reporting and credit performance monitoring. The subservicer services all auto loan contracts in accordance with policies and procedures established by the subservicer in consultation with the servicer, from time to time. In accordance with these policies and procedures as well as reasonable commercial practice, the subservicer may take appropriate action in its discretion, including, but not limited to, extending payment arrangements, deferment pending a change in circumstances, referral for repossession and/or legal action and auto loan contract restructuring. The subservicer's current policies require that the aggregate of all extensions on an auto loan contract may not exceed six months over the life of the auto loan contract and three months in a consecutive twelve-month period.

    An auto loan is considered contractually delinquent if less than 90% of the required payment due from the borrower has been received by the subservicer. When an auto loan is extended, it generally is no longer considered delinquent. Under the subservicer's current policies, an auto loan will generally be charged-off upon the earlier of:

    - the date on which the financed vehicle has been sold and the proceeds received;

    - if the financed vehicle has not been repossessed, the date on which at least 10% of a scheduled payment becomes 150 or more days delinquent, or in the case of a borrower who is subject to bankruptcy proceedings, 210 or more days delinquent;

    - the lapse of 90 days since the financed vehicle was repossessed; or

    - a good faith determination that all amounts expected to be recovered have been received.

BILLING AND COLLECTION PROCESS

    To ensure notification of any address changes, the subservicer sends each borrower a monthly statement, rather than using payment coupon books. All auto loan payments are directed to a lock-box account at a bank affiliated with the subservicer. On a daily basis, the lock-box bank retrieves and processes payments received and then deposits the entire amount into the lock-box account. Borrower payment data is electronically transferred to the subservicer daily for posting to computerized records.

    The subservicer's collection process aims to closely monitor auto loan contracts and maintain frequent contact with borrowers. As part of this process, the subservicer makes early, frequent contact with delinquent borrowers in an attempt to identify the underlying causes of a borrower's delinquency and to make an early collection risk assessment.

    The subservicer maintains a collection software package with customized features designed for high-intensity collection operations. The package includes a high-penetration autodialer, which the subservicer uses to contact each borrower whose account becomes past due. In addition to telephonic contact, the subservicer also typically sends past due notices to borrowers when an account becomes ten days past due. In some cases, the subservicer uses an automated funds transfer program to facilitate a quick collection of a borrower's payment. The subservicer believes that these proactive steps in the collection process should reduce its repossession rates and loss levels.

REPOSSESSION

    The subservicer repossesses a vehicle when it believes the collateral is at risk or the borrower exhibits an inability to make the required payments. The subservicer makes these judgments based upon discussions with borrowers, the ability or inability to locate the borrowers and/or the vehicles, the receipt of notices of liens and other information. The subservicer uses independent, licensed and bonded repossession agencies to repossess vehicles as well as the services of an agency that traces skips (which are situations where neither the borrower nor the vehicle can be located) to assist them in locating vehicles. When a vehicle is repossessed, it generally is sold through a public auction within 60 days of repossession. The subservicer generally uses its own staff to pursue recoveries of deficiency balances, but it may also use outside collection agencies which share in any recoveries and may sell deficiency balances to third parties. If the subservicer has reason to believe that a dealer violated any representations or warranties made to the subservicer on a defaulted contract, the subservicer may pursue its remedies against the dealer under the dealer agreement.

    The subservicer expects that a charge-off will be incurred whenever a vehicle is repossessed. Unless a determination is made to charge-off an auto loan contract earlier, upon sale of a repossessed vehicle, the subservicer records a net loss equal to the outstanding principal balance of the auto loan, less the proceeds from the sale of the vehicle.

    If the subservicer has repossessed the vehicle, then at the earlier of
(a) 90 days from the date of repossession or (b) the date on which the auto loan is 150 days delinquent (if the borrower is not in bankruptcy), then the subservicer reports a loss equal to the outstanding principal balance of the auto loan contract. The estimated auction value is based upon wholesale used car values published by nationally recognized firms. If a contract becomes 150 days delinquent, or 210 days delinquent in the case of a bankrupt borrower, and the subservicer has not repossessed the vehicle, then the subservicer records a loss equal to the outstanding principal balance of the auto loan contract. Any recoveries received subsequent to the auto loan contract being charged-off, including amounts received upon repossession and auction sale of the vehicle, from the borrower's insurance policies or service contracts, from dealers under a breach of the dealer agreements or from deficiency balances recovered from borrowers, are treated as loss adjustments in the period when these recoveries are received.

PAYMENT TERMS OF THE AUTO LOANS

    Each auto loan provides for the allocation of payments according to the simple interest method, the "Rule of 78's" or the actuarial method. The scheduled payment on each auto loan is a fixed level payment that will pay off the full amount over its term assuming the borrower makes no early or late payments.

    Payments on simple interest loans will be applied first to interest accrued through the date immediately before the date of payment and then to unpaid principal. Accordingly, if a borrower makes his payment before its due date, the portion of the payment applied to interest will be less than if the payment had been made on the due date. As a result, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will pay down more rapidly than scheduled.

    Conversely, if a borrower pays an installment after its due date, the portion of the payment applied to interest will be greater than if the payment had been made on the due date. As a consequence, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will pay down more slowly than scheduled. In this case, a larger portion of the principal balance may be due on the final scheduled payment date.

    An actuarial loan provides for principal reduction of the loan over a series of fixed level monthly installments. Each scheduled payment is deemed to consist of an amount of interest equal to 1/12 of the stated annual percentage rate of interest, commonly known as annual percentage rate or APR, of the loan multiplied by the scheduled principal balance of the receivable and an amount of principal equal to the remainder of the scheduled payment. No adjustment is made in the event of early or late payments, although in the case of late payments, the borrower may be subject to a late charge.

    A "Rule of 78's" loan provides for fixed level monthly payments which will amortize the full amount of the automobile loan over its term. Under the Rule of 78's, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a simple interest or actuarial method for allocating payments between interest and principal. Nevertheless, all payments received by the subservicer on or in respect of a Rule of 78's auto loan may be allocated on an actuarial or simple interest basis.

    Information with respect to the specific auto loan pool will be set out in the prospectus supplement, including, to the extent appropriate, the composition, the distribution by APR and by the states of residence at origination, the portion of the auto loan pool consisting of actuarial loans and of simple interest loans and the portion of the auto loan pool secured by new vehicles and by used vehicles.

INSURANCE

    The subservicer requires all borrowers to obtain or provide evidence that they carry current comprehensive and collision insurance. Through a third party administrator, the subservicer tracks the insurance status of each automobile loan and sends notices to borrowers when collateral becomes uninsured. If no action is taken by the borrower to insure the collateral, continuing efforts are made to persuade the borrower to comply with the automobile loan's insurance requirements. Although it has the right, the subservicer rarely repossesses a vehicle as a result of being uninsured. The subservicer also may force place insurance coverage and add the premium to the borrower's obligations. In addition, the subservicer maintains vendor's single interest physical damage insurance policies on all financed vehicles, even though it is not required to do so and may elect to discontinue this coverage at any time.

                                USE OF PROCEEDS

    The proceeds from the sale of the securities will be used by the seller to purchase the auto loans from the subservicer. The subservicer shall use the proceeds for general corporate purposes, including:

    - the origination or acquisition of additional auto loans

    - repayment of indebtedness; and

    - general working capital.

    The subservicer may make additional sales of auto loans to the seller from time to time which the seller will in turn convey to trust, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

    - the volume of auto loans the subservicer originates or acquires;

    - prevailing interest rates;

    - availability of funds; and

    - general market conditions.

                         DESCRIPTION OF THE SECURITIES

    The securities will be issued in series. The following summaries describe the material provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement.

    The securities may be offered in the form of certificates representing beneficial ownership interests in the auto loans held by the trust or in the form of notes representing debt secured by the auto loans held by the trust. All of the securities will be rated in one of the four highest rating categories by one or more rating agencies.

    Each series or class of securities may have a different rate of interest, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

    A series may include one or more classes of interest only or principal only securities. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of securities, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the security on each payment date.

    A series of securities may include one or more classes of securities that are senior to one or more classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on the auto loans.

    A series of securities may have a balance that may decrease based on the amortization of auto loans or increase based on principal collections used to purchase additional auto loans.

    The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

    Each trust may also issue classes of subordinated equity securities which will represent the right to receive the proceeds of the trust property after all required payments have been made to the holders of all of the senior and subordinate notes or certificates issued by the trust, and following any required deposits to any reserve account that may be established for the benefit of the holders of the notes or certificates. These subordinated classes may constitute what are commonly referred to as the residual interest, seller's interest or the general partnership interest, depending upon the treatment of the trust for federal income tax purposes. These subordinated classes generally will not have principal and interest components. Any losses suffered by the trust will first be absorbed by the residual class of securities, or as described in the prospectus supplement.

    The prospectus supplement relating to a series of securities will describe the following specific terms of that series:

    - the aggregate principal amount, interest rate, and authorized denominations of each class of securities;

    - a statistical profile of the auto loans backing that series;

    - the terms of any credit enhancement for that series;

    - a description of other material assets in the trust, including any reserve fund;

    - the final scheduled distribution date of each class of securities;

    - the method used to calculate the rate at which interest on each class of securities will accrue, the time period during which interest on each class of securities will accrue, the order of priority of the application of interest to the respective classes and the manner of distribution of interest among each class of securities;

    - the method to be used to calculate the amount of principal required to be applied to each class of securities of each series on each payment date, the timing of the application of principal and the order of priority of the application of principal to the respective classes of securities;

    - additional information about the plan of distribution of the securities;
      and

    - the federal income tax characterization of the securities.

GENERAL PAYMENT TERMS OF SECURITIES

    Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly or semi-annually, as described in the prospectus supplement.

    The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the auto loans during a COLLECTION PERIOD will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

    The aggregate outstanding principal amount of the securities may initially exceed the principal pool balance. In order to reduce this excess, the trust will pay additional principal on each payment date to the securityholders to the extent of the funds remaining, if any, after distribution has been made for all other amounts required to be paid on that date. This additional principal payment will continue until the outstanding principal amount of the securities is less than or equal to the aggregate pool balance of the auto loans on the relevant date for any payment period.

    The agreements may provide that all or a portion of the principal collected on the auto loans may be applied by the trustee to the acquisition of subsequent auto loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a REVOLVING PERIOD, which will be followed by an AMORTIZATION PERIOD, during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

    None of the securities or the auto loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, the servicer, the subservicer, the trustee, or any of their respective affiliates.

PAYMENT DATE DISTRIBUTIONS

    On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. The final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

DETERMINATION OF PRINCIPAL AND INTEREST ON THE SECURITIES

    The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

    On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the holder multiplied by the total amount to be distributed on that payment date on account of that class.

    For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

    Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series, and the credit enhancement provider, will be required to fund the deficiency.

SOFT BULLETS

    Since the auto loan pools which will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as "bullet" maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

    However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike "bullet maturity" corporate debt. These securities, commonly known as SOFT BULLETS, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust's ability at the time to issue refunding debt, or to access the liquidity arrangements. If the refunding debt cannot be issued, or if the liquidity arrangements cannot be accessed, the securities will then begin to amortize in each period until final maturity.

    To refund the debt, one or more classes of variable pay term notes may be issued. Variable pay term notes mean notes, which may be issued publicly or privately by any trust, which are issued to pay in full or in part another security issued by such trust.

FIXED RATE SECURITIES

    Each class of securities may bear interest at an annual fixed rate or at a variable or adjustable rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the applicable interest rate specified in the prospectus supplement.

FLOATING RATE SECURITIES

    Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the BASE RATE, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The SPREAD is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class, and the SPREAD MULTIPLIER is the percentage that may be specified in the prospectus supplement as being applicable to such class.

    The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

    As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate:
(1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

    Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

    The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

INDEXED SECURITIES

    Any class of securities may consist of securities in which the INDEXED PRINCIPAL AMOUNT, the principal amount payable at the final scheduled distribution date for such class is determined by reference to a measure, commonly known as an index, which will be related to one of the following:

    - the difference in the rate of exchange between United States dollars and a currency or composite currency specified in the prospectus supplement;

    - the difference in the price of a specified commodity on specified dates;

    - the difference in the level of a specified stock index which may be based on U.S. or foreign stocks, on specified dates;

    - such other objective price or economic measure as is described in the prospectus supplement. The manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index will be set forth in the prospectus supplement, together with information concerning tax consequences to the holders of such indexed securities.

    The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information concerning the applicable index, together with information concerning tax consequences to the holders of indexed securities.

    If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated-other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement, then that index shall be calculated for purposes of such indexed security by an independent calculation agent named in the prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of that indexed security will be calculated in the manner set out in the prospectus supplement. Any determination of the independent calculation agent shall in the absence of manifest error be binding on all parties.

    Interest on an indexed security will be payable based on the amount designated in the prospectus supplement as the face amount of that indexed security. The prospectus supplement will describe how the principal amount of the related indexed security, if any, would be paid upon redemption or repayment prior to the applicable final scheduled distribution date.

SCHEDULED AMORTIZATION SECURITIES; COMPANION SECURITIES

    The securities may include one or more classes of SCHEDULED AMORTIZATION SECURITIES and COMPANION SECURITIES. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities which receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on such payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the auto loans in the related trust than will the scheduled amortization securities of that series.

MATURITY AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the securities will be influenced by the rate at which the principal of the auto loans backing those securities are paid. Payment on the auto loans may be in the form of scheduled payments or prepayments.

    Prepayments will shorten the weighted average life of the securities. The rate of prepayments on the auto loans may be influenced by a variety of economic, financial and other factors. In addition, under various circumstances, the seller or servicer will be obligated to acquire auto loans from the trust as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

    Each prospectus supplement will set forth additional information about the maturity and prepayment considerations applicable to a particular pool of auto loans and series of securities.

YIELD CONSIDERATIONS

    The yield to maturity of a security will depend on the price paid, its interest rate and the rate of payment of principal on the security or on its notional amount, if the security is not entitled to payments of principal, as well as other factors.

    A class of securities may be entitled to variable payments of interest at a fixed, maximum interest rate, commonly referred to as an AVAILABLE FUNDS CAP, which is calculated based on the weighted average APR of the auto loan pool minus any interest strips retained by the originator and all trust fees, if specified in the prospectus supplement, or at another maximum interest rate as may be described in the prospectus supplement.

    The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the auto loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. In addition, if you purchase a security at a discount based on your expectations as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

    The yield on the securities also will be affected by liquidations of auto loans following borrowers' defaults, receipt of proceeds from credit life, credit disability or casualty insurance policies and by repurchases of auto loans in the event of breaches of representations. The yield to maturity on some types of securities, including interest only and principal only securities, and securities in a series including more than one class, may be relatively more sensitive to the rate of prepayment on the auto loans than other classes of securities.

    The timing of changes in the rate of principal payments on or repurchases of the auto loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

BOOK-ENTRY REGISTRATION

    The securities are sometimes referred to in this prospectus as BOOK-ENTRY SECURITIES. No person acquiring an interest in the book-entry securities will be entitled to receive a definitive note representing an obligation of the trust, except under the limited circumstances described in the prospectus. Beneficial owners may elect to hold their interests through, the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank, now commonly known as Clearstream, Luxembourg) or the Euroclear Bank S.A./N.V. ("Euroclear"), in Europe. Transfers within DTC, Clearstream, Luxembourg or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of that system. So long as the securities are book-entry securities, they will be evidenced by one or more securities registered in the name of Cede & Co., which will be the HOLDER of those securities, as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream, Luxembourg or Euroclear, on the other, will be effected in DTC through The Chase Manhattan Bank, the relevant depositories of Clearstream, Luxembourg or Euroclear, respectively, and each participating member of DTC. The securities will initially be registered in the name of Cede & Co. The interests of the holders of those securities will be represented by book-entries on the records of DTC and participating members thereof. All references in this prospectus to any securities reflect the rights of beneficial owners only as those rights may be exercised through DTC and its participating organizations for so long as those securities are held by DTC.

    The beneficial owners of securities may elect to hold their securities through DTC in the United States, or Clearstream, Luxembourg or Euroclear if they are participants in these systems, or indirectly through organizations which are participants in these systems. The book-entry securities will be issued in one or more securities per class of securities which in the aggregate equal the outstanding principal balance of the related class of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. The Chase Manhattan Bank will act as depositary for Clearstream, Luxembourg and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing principal amounts of $1,000. Except as described below, no beneficial owner will be entitled to receive a physical or definitive security representing that security. Unless and until definitive securities are issued, it is anticipated that the only holder of these securities will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders", "noteholders" or "certificateholders", as the case may be, as those terms are used in the trust documents. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry securities, such as the securities, among participants on whose behalf it acts with respect to the book-entry securities and to receive and transmit distributions of principal of and interest on the book-entry securities. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners.

    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward these distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the securities, and beneficial owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its participants.

    Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in these securities settled during that processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will conform with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will conform with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

    Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

    Clearstream, Luxembourg holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in any of 36 currencies, including United States dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg deals with domestic markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg was registered as a bank in Luxembourg, and as such, is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry securities will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of those payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

    Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since those payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions on those book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

    Monthly and annual reports on the trust provided by the trustee to Cede
& Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

    DTC has advised the seller and the servicer that it will take any action permitted to be taken by a holder of the securities under the trust documents only at the direction of one or more participants to whose accounts with DTC the book-entry securities are credited. Additionally, DTC has advised the seller that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry securities evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry securities evidence such percentages of voting rights authorize divergent action.

    None of the trust, the seller, the servicer, the insurer or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

DEFINITIVE SECURITIES

    The securities, which will be issued initially as book-entry securities, will be converted to fully registered, certificated form, commonly called DEFINITIVE SECURITIES and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if:

    - DTC or the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and DTC or the servicer is unable to locate a qualified successor or

    - the servicer, at its option, advises the trustee that it elects to terminate the book-entry system through DTC.

    If any event described in the preceding paragraph occurs, DTC will be required to notify all participants of the availability through DTC of definitive securities. Upon delivery of definitive securities, the trustee will reissue the book-entry securities as definitive securities to beneficial owners. Distributions of principal of, and interest on, the book-entry securities will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive securities in accordance with the procedures set forth in the trust documents.

    Definitive securities will be transferable and exchangeable at the offices of the trustee or the registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

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
CREDIT AND CASH FLOW ENHANCEMENTS

    The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, for each class of securities will be detailed in the related prospectus supplement. Credit enhancement may be in the form of:

    - an insurance policy;

    - subordination of one or more classes of securities;

    - reserve accounts;

    - overcollateralization;

    - letters of credit;

    - credit or liquidity facilities;

    - third party payments or other support;

    - surety bonds;

    - guaranteed cash deposits;

    - swap contracts, including interest rate and currency swaps; or

    - other arrangements or any combination of two or more of the above.

    Credit enhancement may cover one or more classes of the series. Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

FORWARD COMMITMENTS; PRE-FUNDING

    A trust may enter into a forward purchase agreement with the seller where the seller will agree to transfer additional auto loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements with the seller to acquire additional auto loans that could not be delivered by the seller or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any auto loans transferred to the trust conform to specified requirements.

    If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional auto loans will be transferred to the trust in exchange for money released to the seller from the pre-funding account. Each forward purchase agreement will set a specified PRE-FUNDING PERIOD during which any transfers must occur. For a trust which elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established; for a trust which is treated as a mere security device for federal income tax purposes, the pre-funding period will be limited to nine months from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the pre-funding period be applied as a mandatory prepayment of the related class or classes of securities.

    During the pre-funding period the monies deposited to the pre-funding account will either:

    - be held uninvested; or

    - be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

    The invested monies will either mature prior to the end of the pre-funding period, or will be drawable on demand.

                       DESCRIPTION OF THE TRUST DOCUMENTS

    Each series of securities will be issued under one or more TRUST DOCUMENTS which term refers to pooling and servicing agreements, trust agreements, receivables purchase agreements, sale and servicing agreements and indentures which will establish the trust, transfer the auto loans, provide for the servicing of the auto loans and issue the securities. The following paragraphs describe the material provisions common to the trust documents. A more detailed discussion of the trust documents governing your specific series will appear in the prospectus supplement.

SALE OF AUTO LOANS TO THE SELLER

    The subservicer (or an originating affiliate of the subservicer) will sell to the seller all its right, title and interest in and to all of the auto loans. The purchase price of the auto loans will be not less than the principal amount as of the time of sale, plus the present value of the anticipated excess spread discounted to account for uncertainty in the future performance of the auto loans.

    The subservicer or its affiliate, as applicable, will indicate in its computer files that the auto loans have been sold to the seller and that the auto loans have been further sold or transferred by the seller to the trust. In addition, the subservicer or its affiliate, as applicable, will provide to the seller a computer file or a microfiche list containing a true and complete list showing each auto loan, identified by account number and by total outstanding balance on the date the auto loans was sold to the seller. In its capacity as subservicer, the subservicer has retained possession of the records and agreements relating to the auto loans. The records and agreements will not be segregated by the subservicer from other documents and agreements relating to other auto loans and are not stamped or marked to reflect the sale or transfer of the auto loans to the seller. However, the computer records of the subservicer are or will be marked to evidence the sale or transfer. The subservicer will file a UCC financing statement meeting the requirements of applicable state law and in each of the jurisdictions in which these filings are required in order to maintain the lien priority of the auto loans.

TRANSFER AND ASSIGNMENT OF THE AUTO LOANS BY THE SELLER TO THE TRUST

    On the closing date for a series, the seller will transfer and assign to the trust, without recourse, its entire interest in the auto loans, including its security interests in the financed vehicles. Each of these auto loans will be identified in a schedule of auto loans delivered to the trustee. The net proceeds received from the sale of the securities will be used by the trust to the purchase of the auto loans from the seller and, if applicable, to the deposit of the pre-funded amount into the pre-funding account. The prospectus supplement for a series of securities will specify whether, and the terms, conditions and manner under which subsequent auto loans for the series will be sold by the seller to the applicable trust from time to time during any pre-funding period.

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
REPRESENTATION AND WARRANTIES OF THE SELLER; REPURCHASE OBLIGATION

    If the seller breaches the representations and warranties relating to the auto loans and the financed vehicles in a manner that materially and adversely affects any auto loan or the interests of the securityholders or the interests of the trustee, the seller, or at the seller's election, the subservicer (or an originating affiliate of the subservicer) will be obligated, unless the breach is cured, to repurchase the auto loans from the trust. The seller, or at the seller's election, the subservicer or its affiliate, as applicable, will be obligated to repurchase the auto loans if its breach is not cured by the last day of the second calendar month following the discovery by or notice to the seller of the breach.

    The representations and warranties made by the seller under the trust documents state that each auto loan:

    - was originated directly by the subservicer, an affiliate of the subservicer or by a properly licensed dealer in the ordinary course of such dealer's business;

    - if originated by a dealer, the dealer had all necessary licenses and permits to originate auto contracts in the sate where the dealer was located;

    - contains customary and enforceable terms;

    - is fully amortizing with level monthly payments;

    - if originated by a dealer, was originated and sold to the subservicer without fraud or material misrepresentation on the part of the dealer or the borrower;

    - was originated in material compliance with all applicable laws and regulations relating to the auto loans and all applicable laws and regulations were complied with in writing any insurance policies with respect thereto, and the auto loans and any insurance policies continue to be in compliance with applicable laws and regulations;

    - was originated in the United States and complied at the time of purchase with the subservicer's then current underwriting and funding policies;

    - is a valid, legal and binding obligation of the borrower, enforceable in accordance with its terms subject to exceptions for bankruptcy, insolvency or the Soldiers' & Sailors' Civil Relief Act of 1940;

    - is not due from any governmental body;

    - meets the statistical characteristics specified in the prospectus supplement;

    - has had no funds advanced by any party to maintain the auto loan as current and no term has been modified or waived;

    - as to which the information on the schedule of auto loans provided to the trustee is true and correct in all material respects;

    - as to which the subservicer's and the servicer's records reflect the successive assignments or pledge from the subservicer (or an originating affiliate of the subservicer) to the seller, from the seller to the trust and by the trust to the trustee;

    - will be accurately reflected in any list of auto loans provided by the subservicer;

    - constitutes chattel paper under the UCC;

    - is documented by only one original executed contract;

    - as to which the loan file contains the executed original auto loan contract, evidence of physical damage insurance coverage, the original lien certificate naming the subservicer or any

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
      predecessor or affiliate as first lienholder or an application for such a lien certificate, and an original credit application;

    - has not been satisfied, subordinated or rescinded and the financed vehicle has not been released from the lien;

    - was not originated in, or subject to laws of a jurisdiction, the laws of which make it unlawful, void or voidable to sell, transfer or assign the auto loans and the auto loans is not subject to any agreement restricting or conditioning the assignment;

    - has not been sold, transferred, assigned or pledged other than as described in this prospectus and no other person holds any right to receive any proceeds on the auto loans, any insurance policy or dealer agreement;

    - which creates a valid, binding and enforceable first priority security interest in favor of the subservicer or its affiliate, as applicable, in the financed vehicle; the security interest is prior to all other liens and security interests other than those for taxes, labor or material for a vehicle and as to which no prior liens exist;

    - as to which all filings required to give the trustee a first priority perfected lien on, or ownership interest in, the auto loans and the proceeds have been made;

    - as to which, the subservicer, or any predecessor or affiliate, has not conveyed any interest thereto to any person that would impair the rights of the trustee thereto;

    - is not assumable by any person in a way which would release the borrower from its obligations;

    - is not subject to recision, set off, counterclaim or defense and as to which no right has been asserted or threatened with respect thereto;

    - as to which no event has occurred permitting acceleration and no condition exists or event has occurred and is continuing that would with notice, lapse of time or both would constitute a default, breach, violation or event permitting acceleration (other than payment delinquencies of not more than 30 days), nor any waiver of a default, breach, violation or other event permitting acceleration, and as to which the financed vehicle has not been repossessed;

    - at the time of origination was covered by comprehensive, collision, loss and damage insurance naming the subservicer, its successors and assigns as loss payee;

    - as to which the lien certificate names, or will name, the subservicer or its predecessors or affiliates as the original secured party and all required filings and recordings required to name that entity as the original secured party have been made; and

    - as to which no selection procedures adverse to the securityholder were utilized.

    Any deviations from these representations and warranties will be described in the prospectus supplement.

    In addition to the warranty that it will maintain the perfected security interest in the financed vehicles, the servicer will represent and warrant in the trust documents that it:

    - will do nothing to impair the rights of the trust or securityholders in the auto loans, dealer agreements, the trust documents, any insurance policies or any other trust asset;

    - will not create or allow to exist any lien or restriction on transfer of the auto loans except for the lien in favor of the trustee, or sign or file under the UCC of any jurisdiction any financing statement or security agreement relating to the auto loans naming the subservicer, the servicer or any affiliate as debtor or authorizing any other filing;

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
    - will not extend or amend any auto loans other than as specified in the trust documents;

    - will service the auto loans in compliance with the trust documents and in material compliance with its standard and customary procedures for servicing; and

    - will notify the trustee of any change in its principal offices and will maintain the files relating to the auto loans in the United States.

PAYMENTS ON AUTO LOANS; DEPOSITS TO COLLECTION ACCOUNT

    The trustee will establish and maintain a collection account. The collection account will be a separate trust account for the benefit of the securityholders and the trust, and will be an eligible account. Except as otherwise described in this prospectus and subject to the investment provision described in the following paragraphs, within two business days following receipt by the servicer or the subservicer of amounts representing collected funds, the servicer will cause these amounts to be deposited in the collection account. Amounts deposited in the collection account may be invested in eligible investments maturing so that funds will be available for distribution no later than the close of business on the day prior to the payment date.

    However, for as long as Household Finance Corporation remains the servicer and either:

    - maintains a commercial paper rating specified by the rating agencies; or

    - provides security in the form of an irrevocable letter of credit, surety bond or either instrument satisfactory to the rating agencies, the servicer is not required to deposit collections into the collection account within two business days following receipt, but may use for its own benefit, all collections until the payment date.

    So long as these ratings are maintained, the subservicer will, on or prior to each payment date, make deposits equal to the required amount for the applicable collection period. Rating agencies will be defined in the prospectus supplement for each series.

    For any series of securities, funds in the collection account, any reserve account and other accounts collectively, the trust accounts, will be invested in eligible investments. Eligible investments will mean negotiable instruments or securities which evidence:

    (1) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

    (2) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of the depository institution or trust company shall be in the highest rating category of the rating agencies;

    (3) commercial paper having, at the time of the trust's investment or a contractual commitment to invest, a rating satisfactory to the rating agencies;

    (4) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the trust's investment in them, a rating satisfactory to the rating agencies;

    (5) bankers' acceptances issued by any depository institution or trust company described in (2) above;

    (6) money market funds having, at the time of the trust's investment in them, a rating satisfactory to the rating agencies;

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
    (7) time deposits, other than as referred to in (4) above, with an entity, having a credit rating satisfactory to the rating agencies;

    (8) demand notes of Household Finance Corporation for so long as it's commercial paper has, at the time of the trust's investment, a rating in the highest rating category of the rating agencies; and

    (9) any other investment acceptable to the rating agencies.

    The trust accounts will be maintained as eligible accounts. An ELIGIBLE ACCOUNT is an account that is either (1) a segregated account with a depository institution organized under the laws of the United States or any of the states which depository at the time of any deposit therein has a net worth in excess of $50,000,000 and long-term debt rating acceptable to the rating agencies or a short-term deposit obligation rating acceptable to the rating agencies, or (2) a segregated trust account with the corporate trust department of a depository organized under the laws of the United States or any one of the states, and acting as a trustee for funds deposited in the account, so long as any of the unsecured, unguaranteed senior debt securities of the depository shall have a long-term debt rating acceptable to the rating agencies.

    The servicer will have the revocable power to withdraw funds from the collection account and to instruct the trustee to make withdrawals and payments from the collection account for the purpose of carrying out its duties under the trust documents.

COLLECTION AND OTHER SERVICING PROCEDURES

    The servicer will make reasonable efforts to collect all payments called for under the auto loans and will, consistent with the trust documents, follow the collection procedures as it follows from time to time for motor vehicle retail installment sales contracts in its servicing portfolio which are comparable to the auto loans. The subservicer, will follow the servicer's collection procedures as they may be revised from time to time. Consistent with the above, the subservicer or the servicer may in their discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the auto loans.

    The subservicer or the servicer may arrange a schedule with a borrower for the payment of amounts due and unpaid for a period, provided that the arrangement is consistent with the servicer's policies for comparable auto loans held in its portfolio. The subservicer or the servicer may also arrange for the sale of the outstanding balance of an auto loan if the financed vehicle has been repossessed and sold, if such action is consistent with the servicer's policies for comparable auto loans held in its portfolio.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    As long as Household Finance Corporation is the servicer, it will receive, or be entitled to retain, a SERVICING FEE on behalf of itself and the subservicer, after making payments on the securities and making required deposits in the reserve account. The servicing fee will be paid monthly in arrears at the annual percentage described in the prospectus supplement on the pool balance as of the beginning of the prior collection period. If Household Finance Corporation is no longer the servicer, the servicing fee will be paid to the successor servicer prior to any distributions on the securities and making required deposits in the reserve account.

    The servicer will pay the ongoing expenses associated with the trust and the securities, and incurred by it in connection with its responsibilities under the trust documents, including payment of the fees and disbursements of the trustees. In addition, the servicer will be entitled to reimbursement for expenses incurred by it in connection with its servicing duties, this right of reimbursement being prior to the rights of securityholders to payments of principal and interest.

EVIDENCE AS TO COMPLIANCE

    The trust documents provide for the delivery of an annual statement signed by an officer of the servicer or of the subservicer to the effect that the servicer or the subservicer has fulfilled the material obligations of the servicer under the trust documents throughout the preceding calendar year, except as specified in the statement.

    Each year, the servicer will furnish a report prepared by a firm of independent certified public accountants to the effect that the accountants have examined documents and the records relating to servicing of the auto loans, and compared mathematical calculations for monthly servicing reports selected by the accountants with the servicer's computer reports, and the examination, has disclosed no items of noncompliance with the provision of the trust documents or variations in the results of the calculations which, in the opinion of the firm, are material, except for the items of non-compliance as shall be referred to in the report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE SELLER

    The trust documents provide that the servicer may not resign from its obligations and duties, except in connection with a permitted transfer of servicing, unless:

    - those duties and obligations are no longer permissible under applicable law or are in conflict by reason of applicable law with any other activities of a type and nature presently carried on by it; or

    - upon the satisfaction of the following conditions: (1) the servicer has delivered an executed assumption agreement in form satisfactory to the trustee, assigning its obligations and duties to an entity as to which the rating agencies have confirmed that the assumption will not result in a lowering of the then current ratings of the securities, and (2) the successor meets the eligibility requirements specified in the trust document that defines the servicer's obligations.

    No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties.

    The servicer may perform any of its duties and obligations through one or more subservicers or delegates, which may be affiliates of the servicer. Notwithstanding these arrangements, the servicer will remain liable and obligated to the trust, the trustee, and the securityholders for the servicer's duties and obligations, as if the servicer itself were performing the duties and obligations. It is expected that so long as Household Finance Corporation is the servicer, the subservicer will subservice the auto loans on behalf of it.

    Any corporation into which the servicer or the seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer or the seller shall be a party, or any corporation succeeding to the business of the servicer or the seller shall be the successor of the servicer or the seller under the sale and servicing agreement.

SERVICER TERMINATION EVENT

    A SERVICER TERMINATION event under the trust document defining its servicing obligations will consist of the occurrence and continuance of any of the following:

    - any failure by the servicer to deliver to the trustee for distribution to the securityholders any required payment, which failure continues unremedied for five days after written notice is received by the servicer from the trustee or after discovery of the failure by a responsible officer of the servicer;

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
    - any failure by the servicer duly to observe or perform the covenants and agreements in the trust documents which failure materially and adversely affects the rights of the security holders of a series and continues unremedied for 60 days after written notice of the failure is given;

    - events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings concerning the servicer or actions by the servicer indicating its insolvency, inability to pay its obligations or initiating a reorganization under bankruptcy laws; and

    - the material breach of the servicer's material representations or warranties and the servicer's failure to cure the breach within 60 days after notice.

    Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above, for five business days and in the second clause above, for a period of 60 days, shall not constitute a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any event the servicer shall provide the seller prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON SERVICER TERMINATION EVENT

    If a servicer termination event occurs and remains unremedied, the indenture trustee or credit enhancer, if any, may terminate all the rights and obligations of the servicer under the trust document, and the trustee or a successor servicer appointed by the trustee will succeed to all the responsibilities, duties, and liabilities of the servicer under that agreement. Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the duties of the servicer.

AMENDMENT

    If it will not materially adversely affect the securityholders, the trust documents may be amended, without the consent of the related securityholders, for the purpose of adding, changing or eliminating any provisions or of modifying in any manner the rights of the securityholders. The trust documents may also be amended by the seller, the servicer, the credit enhancer, if any, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities for the purpose of adding, changing in any manner, or eliminating any provisions of the trust documents, including provisions that would adversely affect the ratings of the securities; but no amendment may, without the consent of all securityholders,
(1) increase or reduce the amount or priority of, or accelerate or delay the timing of, collections on the related auto loans or distributions that are required to be made for the benefit of the securityholders or (2) reduce the percentage of securities which are required to consent to any amendment, without the consent of all securityholders.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    Any of the following will be an EVENT OF DEFAULT for a series of securities which are notes:

    - a default in the payment of any interest on any security that, when it becomes due and payable, continues for a period of five days;

    - a default in the payment of the outstanding principal balance of a class of notes of that series on the scheduled maturity date of the class, that continues for a period of five days;

    - the outstanding balance of the notes is greater than the outstanding pool balance of the auto loans;

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
    - default in the observance or performance of any covenant or agreement of the trust made in the trust documents for that series, or any representation or warranty of the trust made in the trust documents or in any certificate or other writing delivered under the trust documents proving to have been incorrect in any material respect as of the time when made which has a material adverse effect on note owners, and the default shall continue or not be cured, for a period of 60 days after notice is given to the trust by the trustee or to the trust and the trustee by the holders of at least 25% in principal amount of the notes of that series then outstanding, specifying the default or incorrect representation or warranty;

    - the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the trust or any substantial part of the trust assets in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or ordering the winding-up or liquidation of the trust's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

    - the commencement by the trust of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the trust to the entry of an order for relief in an involuntary case, or the consent by the trust to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the trust or for any substantial part of the trust assets, or the making by the trust of any general assignment for the benefit of creditors, or the failure by the trust generally to pay its debts as those debts become due, or the taking of any action by the trust in furtherance of any of the foregoing.

    If there is an event of default due to late payment or nonpayment of interest or principal on a note, interest will continue to accrue on the principal and the overdue interest at the applicable interest rate on the note until the overdue principal and interest is paid.

    If an event of default for a series occurs and continues, and the trustee may, and at the direction of noteholders of that series representing at least 66(2)/(3)% of the aggregate outstanding principal amount of the notes of that series shall, declare the principal of the notes to be immediately due and payable. The declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the then outstanding notes.

    If the notes are accelerated following an event of default in that series, the trustee may institute proceedings to collect amounts due or foreclose on property comprising trust assets or exercise remedies as a secured party. If the trustee determines that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets in that series, if it obtains the consent of holders of 66(2)/(3)% of the outstanding principal amount of the notes in that series. If the trustee has not made a determination that the auto loans will not provide sufficient funds for the payment of principal and interest on the notes as the payments would become due, the trustee may sell, liquidate or otherwise dispose of the trust assets only if all noteholders consent.

    If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the trust documents at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request. Subject to the provisions for indemnification and limitations contained in the trust documents, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the trust documents that cannot be modified without the waiver or consent of all the holders of the outstanding notes. No holder of a note of a series will have the right to institute any proceeding under the trust documents, unless:

    - the holder previously has given the trustee written notice of a continuing event of default;

    - the holders of not less than 25% of the aggregate principal balance of all outstanding notes of a series have made written request to the trustee to institute the proceeding in its own name as trustee;

    - the holder or holders have offered the trustee reasonable indemnity against costs, expenses and liabilities to be incurred in complying with the request;

    - the trustee has for 60 days failed to institute the proceeding; and

    - no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the aggregate principal balance of all outstanding notes of a series. In addition, the trustee and the note owners, by accepting a beneficial interest in the notes, will covenant that they will not at any time institute against the trust or the seller, or join in any institution against the trust or the seller of, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

CERTAIN COVENANTS OF EACH TRUST

    The trust documents provide that the trust may not consolidate with or merge into any other entity, unless:

    - the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

    - the entity expressly assumes the trust's obligation to make due and punctual payments upon the securities and the performance or observance of any agreement and covenant of the trust under the trust documents;

    - no event of default shall have occurred and be continuing immediately after the merger or consolidation;

    - the trust has been advised that the ratings of the securities then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

    - any action that is necessary to maintain the lien and security interest created by the indenture is taken; and

    - the trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any securityholder.

    The trust will not, among other things:

    - except as expressly permitted by the trust documents, sell, transfer, exchange or otherwise dispose of any of the assets of the trust,

    - claim any credit on or make any deduction from the principal and interest payable in respect of the securities other than amounts withheld under the Internal Revenue Code or applicable state law or assert any claim against any present or former holder of securities because of the payment of taxes levied or assessed upon the trust,

    - permit the validity or effectiveness of the trust documents to be impaired or permit any person to be released from any covenants or obligations with respect to the securities under the trust documents except as may be expressly permitted thereby, or

    - permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the trust or any part of the trust, or any interest therein or the proceeds of the trust.

    The trust may not engage in any activity other than as specified under the trust documents.

CERTAIN MATTERS REGARDING THE TRUSTEE AND THE TRUST

    Neither the trust, the trustee nor any director, officer or employee of the trust or the trustee will be under any liability to the trust or the securityholders for any action taken or for refraining from the taking of any action in good faith under the indenture or for errors in judgment. However, the trustee, the trust and any director, officer or employee will not be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the trust documents.

LIMITATION ON LIABILITY OF THE TRUSTEE

    The trustee will make no representations as to the validity or sufficiency of the trust documents, the securities or of the trust assets or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the trust documents. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it.

    The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, the trustee will not be personally liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the required percentage of the securityholders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The trustee may, upon written notice to the seller and the trust, resign at any time, in which event the servicer will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 60 days after giving notice of resignation, the resigning trustee or the trust may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time by the servicer. In addition, the trust may, and at the request of a majority of the securityholders of a series shall, remove the trustee under a series:

    - if the trustee ceases to be eligible to continue as trustee under the trust documents;

    - if the trustee becomes insolvent; or

    - the trustee's long-term debt ratings are below investment grade.

    Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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
                    MATERIAL LEGAL ASPECTS OF THE AUTO LOANS

    The following discussion contains summaries of the material legal aspects of the auto loans that are general in nature. These material legal aspects are governed in part by state laws, which may be different in the various states.

SECURITY INTEREST IN VEHICLES

    In all of the states in which the auto loans have been originated, the credit sales of automobiles, light duty trucks and vans to consumers are evidenced either by retail installment sale contracts or by promissory notes with a security interest in the vehicle. The retail auto installment loan contracts and loan agreements with a security interest are CHATTEL PAPER under the UCC.

    Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in a vehicle generally may be perfected only by amendment of that vehicle's certificate of title to note the security interest of the secured party. That notation of a secured party's security interest is generally effected in those states by depositing with the applicable state highway department, motor vehicles registrar, or similar authority along with any registration fees, the vehicle's certificate of title and an application containing the name and address of the secured party.

    The subservicer will assign its security interest in the financed vehicles securing the auto loans to the seller, and the seller will then assign the security interests to the trust. However, because of the administrative burden and expense involved, we will not amend any certificate of title to identify the related trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the subservicer, as agent for the servicer, may continue to hold the certificates of title in its possession.

    Even though the subservicer and seller are not amending the certificates of title, the assignment to the trust will, in most states, be an effective conveyance of a security interest. Under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related department of motor vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the subservicer to the seller and the seller to the trustee effectively conveys the security in the auto loans, and specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title.

    If there are any financed vehicles as to which a perfected security interest is not obtained, the trust's security interest will be subordinate to the rights of, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of the seller's and the servicer's warranties under the trust documents, and would create an obligation of the seller and the servicer to repurchase the auto loan unless the breach is cured. By not identifying the trust as the secured party on the certificate of title, the security interest of the trust in the financed vehicle could be defeated through fraud or negligence.

    In Texas, unless the borrower has notice of the sale of its auto loan, payment by the borrower to the owner of the auto loan last known to that borrower will be binding upon all subsequent owners of the auto loan. By not notifying the borrower of the sale of the auto loan to the trust, the trust would not have a claim against the borrower for payments made by the borrower to the owner last known to that borrower.

    In most states, the perfected security interest in a vehicle continues for four months after a vehicle leaves the state of its registration until re-registration in the new state. A majority of states generally require a surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a security interest on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security

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interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the new state. In other states that do not require a certificate of title for registration of a motor vehicle or in cases of fraud on the part of the borrower, re-registration could defeat perfection. In the ordinary course of servicing auto loans, the subservicer takes steps to re-perfect upon receipt of notice of re-registration or information from the borrower as to relocation. Similarly, when a borrower sells a vehicle, the subservicer must surrender possession of the certificate of title or will receive notice as a result of its security interest and will have an opportunity to require satisfaction of the related receivable before release of the security interest. The servicer will be obligated to take appropriate steps, at its expense, to maintain perfection of security interests in the financed vehicles.

    In most states, liens for repairs performed on, and for storage of, a motor vehicle, and liens for some types of unpaid taxes, take priority over a perfected security interest in a financed vehicle. The Internal Revenue Code also grants priority to some federal tax liens over the lien of a secured party. The laws of some states, and federal law permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the vehicle. The seller will represent each security interest in a financed vehicle is or will be prior to all other present liens, other than tax liens and liens that arise by operation of law, and security interests in that financed vehicle.

    However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of an auto loan. No notice will be given to the indenture trustee in the event such a lien arises or confiscation occurs.

REPOSSESSION

    In the event of a default by a borrower, the servicer will be entitled to exercise all the remedies of a secured party under the UCC of the state in which enforcement is to take place, except where specifically limited by other laws. In states other than Louisiana and Wisconsin, the UCC remedies of a secured party include:

    - right to repossession by self-help means, unless those means would constitute a breach of the peace;

    - unless a vehicle is voluntarily surrendered, self-help repossession is the method that will be employed by the subservicer in the majority of instances in which a default occurs and is accomplished by retaking possession of the financed vehicle; and

    - in cases where the borrower objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. In Louisiana and Wisconsin, unless the vehicle is voluntarily surrendered or abandoned, judicial means must be employed to seize the vehicle.

    In some states under certain circumstances after the vehicle has been repossessed, the borrower may reinstate the auto loan by paying the delinquent amounts due on the auto loan.

NOTICE OF SALE; REDEMPTION RIGHTS

    In the event of default by the borrower, some states require that the borrower be notified of the default and be given some time to cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The UCC and other state laws require the secured party to provide the borrower with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the vehicle may be held. In some states the borrower has the right to redeem the vehicle prior to actual sale by paying the secured party the unpaid principal balance of the auto loan plus reasonable expenses

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
for repossessing, holding, and preparing the vehicle for disposition and arranging for sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some other states, by payment of delinquent installments or the unpaid balance. Repossessed vehicles are generally resold by the subservicer through automobile auctions attended principally by automotive dealers.

DEFICIENCY JUDGMENTS

    The proceeds of resale of the repossessed vehicles generally will be applied to the outstanding balance and past due interest on the auto loan and the expense of resale and repossession as permitted by the applicable state law. While some states impose prohibitions or limitations on deficiency judgments, if the net proceeds from resale do not cover the full amount of the auto loan, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. Any deficiency judgment would be a personal judgment against the borrower for the shortfall, and a defaulting borrower can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    The UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable". Courts have held that when a sale is not "commercially reasonable" the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

    Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may relieve a borrower from some or all of the legal consequences of a default.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and accompanying regulations impose substantial requirements upon lenders and servicers involved in consumer lending. These laws include:

    - the Truth-in-Lending Act;

    - the Equal Credit Opportunity Act;

    - the Federal Trade Commission Act;

    - the Fair Credit Reporting Act;

    - the Fair Debt Collection Practices Act;

    - the Magnuson-Moss Warranty Act;

    - the Federal Reserve Board's Regulations B and Z;

    - state adaptations of the Uniform Consumer Credit Code;

    - state motor vehicle retail installment sale and loan acts;

    - state "lemon" laws; and

    - other similar laws.

    Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require disclosures in addition to those required under federal law. These requirements may impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of the servicer to enforce auto loans.

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
    The so-called HOLDER-IN-DUE-COURSE RULE of the Federal Trade Commission has the effect of subjecting the trust to all claims and defenses which the borrower could assert against the originator of the auto loan. The provisions of the holder-in due-course rule are generally duplicated by the Uniform Consumer Credit Code, state statutes or the common law in some states. Liability under the holder-in due-course rule is limited to the amounts paid by the borrower, and the trust may be unable to collect any remaining balance from the borrower.

    Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, the Federal Trade Commission's rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" explaining the warranty coverage for vehicles. Furthermore, federal law requires that all sellers of new and used vehicles furnish a signed written statement certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an odometer disclosure statement was not provided to the purchaser of the financed vehicle, the borrower may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

    The subservicer and the seller will represent and warrant that each auto loan was originated in compliance with all requirements of law in all material respects. Accordingly, if a borrower has a claim against the trust for violation of any law and that claim materially and adversely affects the trust's interest in the auto loan, that violation would constitute a breach and would oblige the seller to repurchase the auto loan unless the breach is cured.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940, which is referred to in this prospectus as the RELIEF ACT, members of all branches of the military on active duty, including draftees and reservists on active duty, are entitled to have interest rates reduced and capped at 6% annum on obligations, including the auto loans, incurred prior to the commencement of active duty and for the duration of active duty. Because the Relief Act applies to borrowers who enter military service after origination of the auto loan, no information can be provided as to the number of auto loans that may be effected by the Relief Act. The Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the auto loans. Any loss resulting from the application of the Relief Act or similar legislation or regulations would reduce the amounts available to be paid to the securityholders. In addition, the Relief Act limits the ability of the servicer to repossess a vehicle during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period. Thus, in the event that the Relief Act or similar legislation or regulations applies to any auto loan which goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the auto loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, other statutory provisions, including the United States Bankruptcy Code and similar state laws, may affect the ability of the trust and the servicer to collect payments, repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle. Furthermore, as part of the rehabilitation plan, a court may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the lender as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an auto loan contract or change the interest rate and time of repayment.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, including:

    - insurance companies;

    - tax-exempt organizations;

    - regulated investment companies;

    - financial institutions or broker dealers

    - taxpayers subject to the alternative minimum tax; and

    - holders that will hold the securities as other than capital assets, all of whom may be subject to special rules.

    Investors should consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the securities.

    The following discussion addresses in greater detail securities of four general types including special tax counsel's opinion regarding those types of securities:

        (1) GRANTOR TRUST SECURITIES, representing interests in a trust, a GRANTOR TRUST;

        (2) DEBT SECURITIES, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

        (3) PARTNERSHIP INTERESTS, representing interests in a trust, a PARTNERSHIP, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended, referred to as the CODE; and

        (4) FASIT SECURITIES, representing interests in a financial asset securitization investment trust, a FASIT, or portion thereof, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust and, if a FASIT election is to be made, will identify all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

    The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of securities that do not have a principal balance.

    Dewey Ballantine LLP, tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion shall be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

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
GRANTOR TRUST SECURITIES

    In the opinion of Dewey Ballantine LLP, each grantor trust qualifies as a grantor trust for federal income tax purposes and each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the auto loans included in the grantor trust.

    For purposes of the following discussion, a grantor trust security representing an undivided equitable ownership interest in the principal of the auto loans constituting the related grantor trust, together with interest thereon at a pass-through rate, will be referred to as a GRANTOR TRUST FRACTIONAL INTEREST SECURITY. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the auto loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust will be referred to as a GRANTOR TRUST STRIP SECURITY.

    TAXATION OF BENEFICIAL OWNERS OF GRANTOR TRUST SECURITIES. Beneficial owners of grantor trust fractional interest securities generally will be required to report on their federal income tax returns their respective shares of the income from the auto loans, including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to the limitations described below, will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner's miscellaneous itemized deductions exceeds 2% of a beneficial owner's adjusted gross income. Further, beneficial owners, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

    Beneficial owners of grantor trust strip securities generally will be required to treat the securities as "stripped coupons" under section 1286 of the Code. Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See "Discount and Premium" below.

    Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of a security, and perhaps all stated interest thereon, would be classified as original issue discount and includible in the beneficial owner's income as it accrues, regardless of the beneficial owner's method of accounting, as described below under "Discount and Premium."

    The coupon stripping rules will not apply, however, if:

    - the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying auto loans; and

    - the difference between the outstanding principal balance on the security and the amount paid for a security is less than 0.25% of the principal balance times the weighted average remaining maturity of the security.

    SALES OF GRANTOR TRUST SECURITIES. Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the originator, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and by any distributions of principal.

    GRANTOR TRUST REPORTING. The trustee will furnish to each beneficial owner of a grantor trust fractional interest security with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying the auto loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during the year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

DEBT SECURITIES

    In the opinion of Dewey Ballantine LLP, debt securities will be issued by a trust which, for federal income purposes, is treated either as a partnership or as a DISREGARDED ENTITY, which means that its separate existence is disregarded for federal income tax purposes, and will be treated as indebtedness for federal income tax purposes and will not be treated as ownership interests in the auto loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see "Discount and Premium" below.

    TAXATION OF BENEFICIAL OWNERS OF DEBT SECURITIES. If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner's basis in the debt security allocable thereto. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities to the extent required by law.

    SALES OF DEBT SECURITIES. If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

    In general, except as described in "Discount and Premium Market Discount," below, except for financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a debt security recognized by an investor who holds the security as a capital asset, within the meaning of section 1221 of the Code, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

    DEBT SECURITIES REPORTING. The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal on the underlying auto loans and to interest on it at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the servicer, the trustee will furnish to each beneficial owner during a year the customary factual information as the servicer deems necessary or desirable to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

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
PARTNERSHIP INTERESTS

    In the opinion of Dewey Ballantine LLP, each partnership interest will be issued by a trust which is treated as a partnership for federal income tax purposes and each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the auto loans.

    TAXATION OF BENEFICIAL OWNERS OF PARTNERSHIP INTERESTS. If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust. These partnership allocations are made in accordance with the Code, Treasury regulations, the trust documents and related documents.

    The trust's assets will be the assets of the partnership. The trust's income will consist primarily of interest and finance charges earned on the underlying the auto loans. The trust's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust's assets.

    In certain instances, the trust could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a partnership interest. See "Backup Withholding" and "Foreign Investors" below.

    Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

    Under section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if a termination occurs, the trust is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partners and remaining partners in proportion to their interests in liquidation of the terminated partnership.

    SALE OR EXCHANGE OF PARTNERSHIP INTERESTS. Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller's tax basis in the partnership interests sold. A beneficial owner's tax basis in a partnership interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner's share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interest, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interests for purposes of computing gain or loss on a sale of that partnership interest.

    Any gain on the sale of a partnership interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust files an election under section 754 of the Code.

PARTNERSHIP REPORTING.

    The trustee is required to:

    - keep complete and accurate books of the trust;

    - file a partnership information return with the IRS (IRS Form 1065) and with any state where required for each taxable year of the trust; and

    - report each beneficial owner's allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

    The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

    Under section 6031 of the Code, any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes:

    (a) the name, address and taxpayer identification number of the nominee; and

    (b) as to each beneficial owner (1) the name, address and identification number of the person, (2) whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and
(3) information on partnership interests that were held, bought or sold on behalf of the person throughout the year. In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest, and, under certain circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest's returns and adjustments of items not related to the income and losses of the trust.

FASIT SECURITIES

    If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT within the meaning of section 860L(a) of the Code. In the opinion of Dewey Ballantine LLP, the trust issuing FASIT securities will quality as a FASIT and the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. The trust will make the election at the direction of the lenders. Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A

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
trust for which a FASIT election is made will be referred to in this prospectus as a FASIT TRUST. The securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT trust except that one separate class will be designated as the "ownership interest" in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT REGULAR SECURITY, an ownership interest, or a FASIT OWNERSHIP SECURITY.

    TAXATION OF BENEFICIAL OWNERS OF FASIT REGULAR SECURITIES. A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments and avoid double taxation (income is not taxed at the corporate level but only to the investors). Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See "Discount and Premium" below.

    In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code:

    (1) the entity elects to be treated as a FASIT;

    (2) there is a single ownership interest held directly by an eligible corporation;

    (3) all other interests that are issued by the FASIT qualify as regular interests;

    (4) no later than three months after formation, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

    (5) the entity is not a regulated investment company (RIC) (such as a mutual fund).

    The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day", which for purposes of this discussion is the date of the initial issuance of the FASIT securities, and at all times thereafter, must consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department on February 7, 2000 (the "Proposed Regulations") the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code, sections 860H through 860L, also require the FASIT ownership interest and "high-yield regular interests," described below, to be held only by fully taxable domestic corporations.

    The FASIT provisions allow the Seller to add additional assets to a FASIT trust after the startup day. These assets would be limited to additional auto loans and credit enhancement support relating to the additional auto loans, such as cash, hedging agreements, and insurance policies. After the initial contribution of assets--including any assets subsequently purchased during the first ninety days after formation--the FASIT will not purchase additional assets. The FASIT provisions additionally permit the removal of assets from a FASIT trust.

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    The trust agreements will require that each FASIT Trust will be limited in its ability to acquire or dispose of its assets to the degree permitted by the more restrictive REMIC rules, as opposed to the FASIT rules.

    Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the seller had no knowledge or reason to know as of the date the asset was acquired by the FASIT that a default had occurred or would occur.

    In addition to the foregoing requirements, the various interests in a FASIT also must meet certain other requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or
(b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the STARTUP DAY with fixed terms, is designated as a regular interest, and

    (1) unconditionally entitles the holder to receive a specified principal amount, or other similar amount;

    (2) provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate;

    (3) has a stated maturity of not longer than 30 years;

    (4) has an issue price not greater than 125% of its stated principal amount; and

    (5) has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d).

    A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a "high-yield regular interest." A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

    If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. Proposed regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT, or to re-elect FASIT status, if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of indebtedness income may result.

    TAXES ON A FASIT TRUST. Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include:

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    (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete, liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or
(e) the retirement of a class of FASIT regular interests;

    (2) the receipt of income from nonpermitted assets;

    (3) the receipt of compensation for services; or

    (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors).

    It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

    The Proposed Regulations issued by the Treasury Department on February 7, 2000 include rules applicable to FASITs. These rules address administrative provisions, ownership issues, permitted assets, prohibited transactions, consequences of FASIT cessation, gain recognition on property transferred to a FASIT, and include a prohibition of foreign FASITs and a special anti-abuse rule. The Proposed Regulations are proposed to become effective on the date final regulations are filed with the Federal Register, except for the portions of the Proposed Regulations containing the anti-abuse rule and allowing the deferral of gain on assets held by a pre-effective date FASIT, which are proposed to become effective February 4, 2000. The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

    DUE TO THE COMPLEXITY OF THESE RULES AND THE PROPOSED FORM OF THE TREASURY REGULATIONS, POTENTIAL INVESTORS MAY WISH TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE FASIT REGULAR SECURITIES.

DISCOUNT AND PREMIUM

    A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all GRANTOR TRUST STRIP SECURITIESand certain GRANTOR TRUST FRACTIONAL INTEREST SECURITIES will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (1) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues, regardless of the beneficial owner's regular method of accounting, using a constant yield method; (2) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the security, or upon a sale of a security; and (3) if a beneficial owner so elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

    ORIGINAL ISSUE DISCOUNT. In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest

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payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

    Notwithstanding the general definition, original issue discount will be treated as zero if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (1) the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the auto loans prepay at the rate specified in the related prospectus supplement, the PREPAYMENT ASSUMPTION, by (2) a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

    Section 1272(a)(6) of the Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) a prepayment assumption as described below, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

    Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the auto loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

    Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one year either (1) beginning on a payment date, or, in the case of the first period, the Closing date, and ending on the day before the next payment date or
(2) beginning on the next day following a payment date and ending on the next payment date.

    Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of
(a) the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity, over (b)the adjusted issue price of the security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

    (1) the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

    (2) events, including actual prepayments, that have occurred prior to the end of the accrual period;

    (3) the prepayment assumption, and

    (4) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

    The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

    In the case of GRANTOR TRUST STRIP SECURITIES as described in the related prospectus supplement, and certain FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history to section 1272(a)(6) indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

    A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

    MARKET DISCOUNT. A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or
(2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available, as required by the IRS, to beneficial owners of securities information necessary to compute the accrual of market discount.

    Regardless of the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, gain equal to the discount allocated to the distribution will be recognized.

    PREMIUM. A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the security, a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium." If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner's income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security's yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all FULLY TAXABLE BONDS, the interest on which is not excludible from gross income, held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made, (1) a beneficial owner must include the full amount of each interest payment in income as it accrues, and (2) the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

    SPECIAL ELECTION. A beneficial owner may elect to include in gross income all "interest" that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Holders that are not exempt recipients must provide Forms W-9 or the equivalent to avoid having such amounts withheld. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

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
FOREIGN INVESTORS

    THE WITHHOLDING REGULATIONS. The withholding regulations would require, in the case of securities held by a foreign partnership, that:

    (1) the certification described above be provided by the partners rather than by the foreign partnership; and

    (2) the partnership provide information, including a United States taxpayer identification number. See "Backup Withholding" above.

    A look-through rule would apply in the case of tiered partnerships. In addition, the Withholding Regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

    GRANTOR TRUST SECURITIES, DEBT SECURITIES, AND FASIT REGULAR
SECURITIES. Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

    (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

    (b) the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

    (c) the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

    Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

    HIGH-YIELD FASIT REGULAR SECURITIES. High-yield FASIT regular securities may not be sold to or beneficially owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

    PARTNERSHIP INTERESTS. Depending upon the particular terms of the trust agreement, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for such purposes and the trust is treated as a partnership, the income

                                       57
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of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

                        STATE AND LOCAL TAX CONSEQUENCES

    In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

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                              ERISA CONSIDERATIONS

GENERAL

    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

    - whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

    - whether the investment satisfies the applicable diversification requirements;

    - whether the investment is in accordance with the documents and instruments governing the plan; and

    - whether the investment is prudent, considering the nature of the investment.

    Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, PLAN ASSETS.

    In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are PARTIES IN INTEREST under ERISA or DISQUALIFIED PERSONS under the Code. Such transactions are treated as PROHIBITED TRANSACTIONS under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

    Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Furthermore, any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE CERTIFICATES

PLAN ASSETS

    The Department of Labor has issued regulations defining what constitutes "plan assets" for purposes of ERISA and section 4975 of the Code. The PLAN ASSET REGULATIONS provide that if a plan makes an investment in an EQUITY INTEREST in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the

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management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

UNDERWRITER EXEMPTIONS

    The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

    - certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

    - property securing a permitted obligation;

    - undistributed cash, cash credited to a PRE-FUNDING ACCOUNT or a CAPITALIZED INTEREST ACCOUNT, and certain temporary investments made therewith; and

    - certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in the underwriter exemptions.

    The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

    Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

    - the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm's-length transaction with an unrelated party;

    - the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a DESIGNATED TRANSACTION;

    - at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor's Rating Services, Moody's Investors Service, Inc., or Fitch, Inc., each referred to herein as a RATING AGENCY;

    - the trustee must not be an affiliate of any other member of the RESTRICTED GROUP;

    - the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer's sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

    - the plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

    - in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

    For purposes of the underwriter exemptions, the term "designated transaction" includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

    The issuer must also meet the following requirements:

    - the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

    - securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan's acquisition of securities;

    - investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan's acquisition of securities.

    The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

    - in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

    - the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

    - the plan's investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

    - immediately after the plan acquires the securities, no more than twenty-five percent of the plan's assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

    The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer's sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer's assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA CONSIDERATIONS REGARDING SECURITIES WHICH ARE NOTES

    Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer's assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

    Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer's assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

    In the event that the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

    - PTCE 84-14, regarding transactions effected by QUALIFIED PROFESSIONAL ASSET MANAGERS;

    - PTCE 90-1, regarding transactions entered into by INSURANCE COMPANY POOLED SEPARATE ACCOUNTS;

    - PTCE 91-38, regarding transactions entered into by BANK COLLECTIVE INVESTMENT FUNDS;

    - PTCE 95-60, regarding transactions entered into by INSURANCE COMPANY GENERAL ACCOUNTS; and

    - PTCE 96-23, regarding transactions effected by IN-HOUSE ASSET MANAGERS.

    Each purchaser and each transferee of a note that is treated as debt for purposes of the plan assets regulation may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

CONSULTATION WITH COUNSEL

    The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

    - whether the trust's assets would be considered plan assets;

    - the possibility of exemptive relief from the prohibited transaction rules; and

    - other ERISA issues and their potential consequences.

    In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan's overall investment policy and the composition of the plan's investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

    In JOHN HANCOCK MUTUAL LIFE INSURANCE CO. V. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be plan assets for ERISA purposes under certain circumstances.

                            METHODS OF DISTRIBUTION

    The trusts will offer the securities in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the trust from the sale.

    The securities will be offered through the following methods from time to time. In addition, these offerings may be made concurrently through more than one of these methods or through a combination of two or more of these methods. The methods are as follows:

    - by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    - by placements by the seller with institutional investors through dealers or agents;

    - by direct placements by the seller with institutional investors; and

    - by competitive bid.

    The securities may be offered in whole or in part in exchange for the auto loans and other assets, if applicable that would comprise the trust property.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

    In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from the seller or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. The prospectus supplement will describe any compensation paid by the seller or its affiliates.

    It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis. In addition, it is expected that, in limited circumstances, each of the servicer, the subservicer or the seller will indemnify the several underwriters, dealers and agents and the underwriters, dealers and agents will indemnify the seller against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made.

    The prospectus supplement for any securities offered by placements through dealers or agents will contain information regarding the nature of the offering and any agreements to be entered into between the seller or its affiliates and purchasers of securities.

    Purchasers of securities, including dealers and agents, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of securities. You should consult with your legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

    Legal matters relating to these securities will be passed upon by legal officers of Household International, Inc., and by Dewey Ballantine LLP, New York, New York.

                           INCORPORATION BY REFERENCE

    Information relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements will be periodically filed with the Securities and Exchange Commission. This information will include the definitive legal documents used for each issuance, definitive prospectus supplements, term sheets (if any) and computational materials (if any), as well as periodic reports on Forms 8-K and 10-K. This information will be filed on behalf of each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, financial information relating to a credit enhancement provider, if not included in the related prospectus supplement, may also be incorporated by reference.

    All of this information will be INCORPORATED BY REFERENCE into the registration statement of which this prospectus is a part, which means, among other things, that those items are considered to be a part of this registration statement for purposes of the federal securities laws. This information will be publicly available through the Securities and Exchange Commission--see "Where You Can Find More Information" in the related prospectus supplement.

                                    ANNEX I
             CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

    Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

    Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR
PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC, SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PARTICIPANTS. When securities are to be transferred from the account of a DTC participant to the account of a Clearstream,

Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant's account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

    Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

    As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

    TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant's account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    - borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system's customary procedures;

    - borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

    - staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

    (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

    (2) the beneficial owner takes one of the steps described below to obtain an exemption or reduced tax rate.

    The summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the Withholding Regulations. Prospective investors are urged to consult their own tax advisors for specific advice regarding their holding and disposing of the securities.

    - EXEMPTION FOR NON-U.S. PERSONS. Beneficial owners of global securities that are non-U.S. Persons as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.

    - EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME. A non-U.S. Person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States.

    - EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES. A non-U.S. Person residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by the Certificate Owners or their authorized agents.

    - EXEMPTION FOR U.S. PERSONS-FORM W-9. U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9, Payer's Request for Taxpayer Identification Number and Certification.

    - U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a global security or his authorized agent files the appropriate form to the person through whom it holds, (the clearing agency, in the case of persons holding directly on the books of the clearing agency). A Form W-8BEN on which the beneficial owner of a Global Security provides a U.S. taxpayer identification number generally remains in effect until a change in circumstances causes any of the information on the form to be incorrect. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN on which a U.S. taxpayer identification number is not provided and a Form W-8ECI generally remain in effect for three calendar years, absent a change in circumstances causing any information on the form to be incorrect.

    - A U.S. Person is:

        (1) a citizen or resident of the United States;

        (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

        (3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

        (4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

    A "non-U.S. Person" means any person who is not a U.S. Person.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred by Household Auto Receivables Corporation (the "Registrant") in connection with the issuance and distribution of the Notes.

SEC Filing Fee..............................................  $          900,000*
Trustee's Fees and Expenses.................................              40,000+
Legal Fees and Expenses.....................................             250,000+
Accounting Fees and Expenses................................             200,000+
Printing and Engraving Expenses.............................             325,000+
Blue Sky Qualification and Legal Investment Fees and
  Expenses..................................................              40,000+
Rating Agency Fees..........................................           1,200,000+
Miscellaneous...............................................              45,000+
                                                              -------------------
Total.......................................................  $        3,000,000+

------------------------

*   Actual.

+   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    A. INDEMNIFICATION. The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    The General Corporation Law of Nevada (Section 78.751) permits Nevada corporations to indemnify their present and former directors and officers and those serving at the request of the corporation against expenses reasonably incurred in connection with: (1) an action other than one by or in the right of the corporation, and (2) an action by or in the right of the corporation if a court determines that such indemnification is proper; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy directors' and officers' liability insurance. Such indemnification: (1) must be authorized in the specific case upon a determination by the stockholders, disinterested directors, or independent counsel that it is proper, and (2) is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise, so long as the defendant's acts or conduct did not involve intentional misconduct, fraud or a knowing violation of the law.

    A bylaw adopted by Household Finance Corporation, a Delaware corporation ("HFC"), and the immediate parent of the Registrant states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise except that the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of HFC as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter therein, which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard) is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of HFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of HFC if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent acts or omissions to act. The bylaw is applicable to directors, officers, employees or agents of HFC and also to persons who are serving at the request of HFC as directors, officers, employees or agents of other corporations (including subsidiaries such as the Registrant).

    Article VII of Household International, Inc.'s Certificate of Incorporation, which is the parent of HFC, provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation of Delaware for directors, officers and employees of Household International, Inc., and also to persons who are serving at the request of Household International, Inc. as directors, officers or employees of other corporations (including subsidiaries such as the Registrant). Household International, Inc. has also purchased liability policies which indemnify the Registrant, officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

    Article Ninth and Tenth of the Registrant's charter also provides for indemnification as permitted by the Nevada Revised Statues.

    The forms of the Underwriting Agreement, filed or to be filed as Exhibits
1.1 and 1.2 to this Registration Statement, provide that the Registrant will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the Securities Act of 1933, as amended, or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreements provide that the underwriter(s) will similarly indemnify and reimburse the Registrant with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

    B. INSURANCE. As permitted under the laws which govern the organization of the Registrant, the Registrant's Certificate of Incorporation permits the board of directors to purchase and maintain insurance on behalf of the Registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not such Registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16. EXHIBITS.

(a) Exhibits

      EXHIBITS
---------------------
              1.1        -         Form of Underwriting Agreement-Notes (incorporated by
                                   reference to Exhibit 1.1 to File No. 333-84129).
              1.2        -         Form of Underwriting Agreement-Certificates (incorporated by reference to Exhibit 1.2 to File No. 333-84129).
              3.1        -         Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 to File No. 333-59837).
              3.2        -         By-Laws of Registrant (incorporated by reference to Exhibit
                                   3.2 to File No. 333-59837).
              3.3+       -         Form of Amendment to the Certificate of Incorporation of
                                   Registrant for a series of Preferred Stock to be issued in connection with the Notes or Certificates.
              4.1+       -         Form of Trust Agreement between a named Owner Trustee and
                                   the Registrant.
              4.2        -         Form of Indenture between the Trust (as issuer) and a named
                                   Indenture Trustee (incorporated by reference to Exhibit 4.2 to File No. 333-84129).
              4.3+       -         Form of Series Supplement to the Indenture, the Trust
                                   Agreement and the Master Sale and Servicing Agreement.
              4.4+       -         Form of Master Sale and Servicing Agreement among the
                                   Registrant (as seller), Household Finance Corporation (as
                                   servicer), the Trust (as issuer), and the named Indenture
                                   Trustee.
              4.5        -         Form of Master Receivables Purchase Agreement between
                                   Household Automotive Finance Corporation and the Registrant
                                   (incorporated by reference to Exhibit 4.5 to File No.
                                   333-84129).
              4.6+       -         Form of Master Receivables Purchase Agreement between a
                                   named seller and the Registrant.
              4.7        -         Form of Pooling and Servicing Agreement among the Registrant
                                   (as seller), Household Finance Corporation (as servicer) and the named Trustee (incorporated by reference to Exhibit 4.6 to File No. 333-84129).
              5.1+       -         Opinion of John W. Blenke, Esq., Vice President-Corporate
                                   Law and Assistant Secretary of Household International, Inc.
                                   (for Grantor Trust structure).
              5.2+       -         Opinion of John W. Blenke, Esq., Vice President-Corporate
                                   Law and Assistant Secretary of Household International, Inc.
                                   (for Owner Trust structure).
                8+       -         Opinion of Dewey Ballantine LLP with respect to tax matters.
             23.1+       -         Consents of John W. Blenke and Dewey Ballantine LLP are
                                   included in opinions filed as Exhibits 5.1, 5.2 and 8
                                   hereto, respectively.
               24        -         Powers of Attorney (included on Page II-5 hereof).

------------------------

+   To Be Filed By Amendment.

ITEM 17.  UNDERTAKINGS.

    A. UNDERTAKING IN RESPECT OF INDEMNIFICATION. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described above in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    B.   UNDERTAKING PURSUANT TO RULE 415.  The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant or the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    C.  UNDERTAKING PURSUANT TO RULE 430A.  The Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Household Auto Receivables Corporation (the "Registrant") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Prospect Heights, State of Illinois, on the 6th day of April 2001.

                                                       HOUSEHOLD AUTO RECEIVABLES CORPORATION

                                                       By:             /s/ STEVEN H. SMITH
                                                            -----------------------------------------
                                                                         Steven H. Smith
                                                                          VICE PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 6th day of April 2001.

                    NAME                                              TITLE
                    ----                                              -----
              /s/ JOHN A. VELLA
    ------------------------------------            President (Principal Executive Officer)
               (John A. Vella)

             /s/ EDGAR D. ANCONA                    Senior Vice President, Treasurer and
    ------------------------------------              Director
              (Edgar D. Ancona)                       (Principal Financial Officer)

             /s/ JOHN W. BLENKE
    ------------------------------------            Vice President, Secretary and Director
              (John W. Blenke)

             /s/ STEVEN H. SMITH                    Vice President, Assistant Treasurer and
    ------------------------------------              Director
              (Steven H. Smith)

           /s/ STEVEN L. MCDONALD                   Vice President and Controller
    ------------------------------------              (Principal Accounting Officer)
            (Steven L. McDonald)

    The Registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3, prior to the sale of such securities.